UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.          )

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MGIC Investment Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MGIC Investment Corporation

June 18, 2018

Dear Shareholder:

It is my pleasure to invite you to attend our Annual Meeting of Shareholders to be held at 2:00 p.m. on Wednesday, July 25, 2018, at the Corporation's headquarters in Milwaukee, Wisconsin.

At our meeting, we will ask shareholders to:

Notice of 2018 Annual Meeting and Proxy Statement
•    elect eleven directors,
•    conduct an advisory vote to approve MGIC’s executive compensation,
•    approve our Amended and Restated Rights Agreement, and
•    ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018.

We will also report on our business.

Your vote is important. Even if you plan to attend the meeting, we encourage you to vote as soon as possible. You may vote by telephone, online or by mail. Please read our Proxy Statement for more information about our meeting and the voting process.

2017 Annual Report to Shareholders	The Annual Report to Shareholders, which follows the Proxy Statement in this booklet, is a separate report and is not part of this Proxy Statement.

Patrick Sinks President and Chief Executive Officer

IMPORTANT VOTING INFORMATION

If you hold your shares in “street name,” meaning your shares are held in a stock brokerage account or by a bank or other nominee, you will have received a voting instruction form from that nominee containing instructions that you must follow in order for your shares to be voted. If you do not transmit your voting instructions before the Annual Meeting, your nominee can vote on your behalf only on the matter considered to be routine, which is the ratification of the appointment of our independent registered public accounting firm.

The following matters are NOT considered routine: election of directors, approval of our Amended and Restated Rights Agreement, and the advisory vote to approve our executive compensation. Your nominee is not permitted to vote on your behalf on such matters unless you provide specific instructions by following the instructions from your nominee about voting your shares and by completing and returning the voting instruction form. For your vote to be counted on such matters, you will need to communicate your voting decisions to your broker, bank or other nominee before the date of the Annual Meeting.

Your Participation in Voting the Shares You Own is Important

Voting your shares is important to ensure that you have a say in the governance of your company and to fulfill the objectives of the majority voting standard that we apply in the election of directors. Please review the proxy materials and follow the relevant instructions to vote your shares. We hope you will exercise your rights and fully participate as a shareholder in the future of MGIC Investment Corporation.

More Information is Available

If you have any questions about the proxy voting process, please contact the broker, bank or other nominee through which you hold your shares. The Securities and Exchange Commission (“SEC”) also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about voting at annual meetings. Additionally, you may contact our Investor Relations personnel at (414) 347-6480.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 25, 2018
Our Proxy Statement and 2017 Annual Report to Shareholders are available at http://mtg.mgic.com/financial-information/annual-reports. Your vote is very important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote your shares via a toll-free telephone number, online, or by completing, signing, dating and returning your proxy card or voting instruction form in the pre-addressed envelope provided. No postage is required if your proxy card or voting instruction form is mailed in the United States. If you attend the meeting and are a holder of record entitled to vote, you may vote in person, even if you have previously voted by telephone, online or by mailing your proxy card. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

MGIC INVESTMENT CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The Annual Meeting of Shareholders of MGIC Investment Corporation will be held at 270 East Kilbourn Avenue in Milwaukee, Wisconsin, on July 25, 2018, at 2:00 p.m., to vote on the following matters:

(1)	Election of the eleven directors named in the Proxy Statement, each for a term ending at the Annual Meeting in 2019;

(2)    An advisory vote to approve our executive compensation;

(3)	Approval of our Amended and Restated Rights Agreement;

(4)	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018; and

(5)    Any other matters that properly come before the meeting.

Only shareholders of record at the close of business on June 1, 2018, will be entitled to vote at the Annual Meeting and any postponement or adjournment of the meeting.

By Order of the Board of Directors

Jeffrey H. Lane, Secretary
June 18, 2018

YOUR VOTE IS IMPORTANT PLEASE PROMPTLY VOTE VIA TOLL-FREE TELEPHONE NUMBER, ONLINE OR BY COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY CARD OR VOTING INSTRUCTION FORM

PROXY SUMMARY

This summary highlights information contained elsewhere in our Proxy Statement and does not contain all of the information you should consider. Please review the Company’s complete Proxy Statement before voting. Please refer to our Glossary of Terms and Acronyms in Appendix A to this Proxy Statement for definitions of certain capitalized terms.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal	Voting Matter	More Information	Board Vote Recommendation
1	Election of Eleven Director Nominees	Page 21	FOR each Director Nominee
2	Advisory Vote on Executive Compensation	Page 24	FOR
3	Approval of our Amended and Restated Rights Agreement	Page 56	FOR
4	Ratification of Independent Registered Public Accounting Firm	Page 63	FOR

BUSINESS HIGHLIGHTS

Through our subsidiary, Mortgage Guaranty Insurance Corporation ("MGIC"), we are a leading provider of mortgage insurance to lenders throughout the United States and to Fannie Mae and Freddie Mac (the “GSEs”). In 2017, our total revenues were $1.1 billion and as of December 31, 2017, our primary insurance in force, an important driver of our future revenues, was $194.9 billion. In 2017, the Company continued to deliver outstanding results for its shareholders as shown by the financial metrics below. These metrics, among others, were considered when determining the 2017 bonuses of our NEOs.

Adjusted Net Operating Income
per Diluted Share(1)

New Insurance Written(2)

(1)
Adjusted Net Operating Income per Diluted Share is a non-GAAP measure of performance. For a description of how we calculate this measure and for a reconciliation of this measure to its nearest comparable GAAP measure, see Appendix B to this Proxy Statement.

(2)	New insurance written refers to direct new insurance written (before the effects of reinsurance).

MGIC Investment Corporation – 2018 Proxy Statement │ 1

PROXY SUMMARY

In 2017, the Company also achieved favorable results against various business objectives, including those listed below.

Business Objective		Results

Capital Position - Manage capital with consideration of compliance requirements, access to capital, levels of capital, mix of sources of capital, and financial flexibility.	»
•    Capital transactions contributed to the decrease in our long-term debt to shareholders' equity ratio, to 26.5% as of December 31, 2017, from 46.7% as of December 31, 2016.
•    Increased dividends from our principal subsidiary, MGIC, to our holding company, from $64 million in 2016 to $140 million in 2017.
•    Received upgraded ratings for MGIC from Moody's and Standard and Poor's.

Prudently Grow Insurance in Force - Manage the 2017 book of business by product, geography and customer to produce a desirable volume and mix.	»
•    Grew flow insurance in force by more than 8%.
•    Wrote $49.1 billion of NIW consistent with return goals and at levels of risk within risk appetite.
•    Increased market share from 17.8% in 2016 to 18.3% in 2017, despite significant pressure from tax-advantaged mortgage insurers.

2 │ MGIC Investment Corporation – 2018 Proxy Statement

PROXY SUMMARY

OUR BOARD NOMINEES

Name	Age(1)	Director Since	Primary Occupation	Independent	Committee Memberships
Daniel A. Arrigoni	67	2013	Former President and CEO of U.S. Bank Home Mortgage Corp.	✓	• Audit • Risk Management
Cassandra C. Carr	73	2013	Consultant; Former Global Vice Chair of Talent at Hill+Knowlton Strategies	✓	• MDNG * • Risk Management
C. Edward Chaplin	61	2014	Former President and CFO of MBIA Inc.	✓	• Risk Management • Securities Investment
Curt S. Culver	66	1999	Chairman of the Board Former CEO of MGIC Investment Corp.		• Executive
Timothy A. Holt ª	65	2012	Former SVP and Chief Investment Officer of Aetna, Inc.	✓	• Audit • Securities Investment (C)
Kenneth M. Jastrow, II	71	1994	Lead Independent Director Corporate Director and Private Investor; Former Chairman & CEO of Temple-Inland Inc.	✓	• Executive • MDNG * (C)
Michael E. Lehman ª	67	2001
Interim Vice Provost for Information Technology and Chief Information Officer (until August 1, 2018) and Special Advisor to the Chancellor of the University of Wisconsin; Former EVP and CFO of Sun Microsystems, Inc.
				✓	• Audit (C) • MDNG *
Melissa B. Lora ª	55	2018	President of Taco Bell International (retiring in Summer 2018)	✓	• Audit • Risk Management
Gary A. Poliner	65	2013	Former President of The Northwestern Mutual Life Insurance Company	✓	• Audit • Risk Management (C) • Securities Investment
Patrick Sinks	61	2014	CEO of MGIC Investment Corp.		• Executive (C)
Mark M. Zandi	59	2010	Chief Economist of Moody's Analytics, Inc.	✓	• Risk Management
ª =	Audit Committee Financial Expert
* =	Management Development, Nominating and Governance Committee
C =	Committee Chair
(1) As of June 1, 2018

MGIC Investment Corporation – 2018 Proxy Statement │ 3

PROXY SUMMARY

COMPENSATION HIGHLIGHTS

Pay Mix. A large percentage (84.5%) of our CEO's 2017 total direct compensation is at-risk, performance-based compensation.

CEO 2017 Pay Mix (% of TDC)
At-Risk Performance-Based Pay: 84.5%

Recent Changes. At our 2016 and 2017 Annual Meetings, 99% of the Say on Pay votes cast were in support of the compensation of our NEOs. Even though we obtained this high level of support, in 2017 and 2018, we made changes to our executive compensation program to further align it with the interests of shareholders:

•	We changed our 2017 equity awards to:
	°	Establish three-year cliff vesting for all equity awards to our CEO and Executive Vice Presidents,
	°	Reduce the number of underlying shares due to a sustained increase in our stock price, and
	°	Tie vesting of all of the equity awards to our CEO and Executive Vice Presidents to achievement of a performance goal relating to increased adjusted book value per share.
For more information about our 2017 equity awards, see "Components of our Executive Compensation Program — 2017 Long-Term Equity Awards" in our CD&A, page 39.
•	We increased our stock ownership guidelines. See "Other Aspects of our Executive Compensation Program — Stock Ownership Guidelines" in our CD&A, page 41.
•
In response to feedback from an advisor to certain of our shareholders, we reduced the number of metrics used to determine the 2018 bonuses of our NEOs to five from ten in 2017. For more information about this change, see "Key Takeaways" in the Executive Summary to our CD&A, page 26.

4 │ MGIC Investment Corporation – 2018 Proxy Statement

MGIC Investment Corporation P.O. Box 488 MGIC Plaza, 270 East Kilbourn Avenue Milwaukee, WI 53201

PROXY STATEMENT

Our Board of Directors is soliciting proxies for the Annual Meeting of Shareholders to be held at 2:00 p.m., Wednesday, July 25, 2018, at 270 East Kilbourn Avenue, Milwaukee, Wisconsin, and at any postponement or adjournment of the meeting. In this Proxy Statement we sometimes refer to MGIC Investment Corporation as “the Company,” “we” or “us.” This Proxy Statement and the enclosed form of proxy are being mailed to shareholders beginning on June 18, 2018. Our Annual Report to Shareholders for the year ended December 31, 2017, which follows the Proxy Statement in this booklet, is a separate report and is not part of this Proxy Statement. If you have any questions about attending our Annual Meeting, you can call our Investor Relations personnel at (414) 347-6480.

ABOUT THE MEETING AND PROXY MATERIALS

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will act on the matters outlined in our notice of meeting preceding the Table of Contents, including the election of the eleven directors named in the Proxy Statement, an advisory vote to approve our executive compensation, approval of our Amended and Restated Rights Agreement, and ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018. In addition, management will report on our performance during the last year and, after the meeting, respond to questions from shareholders.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on June 1, 2018, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. For each share of Common Stock for which you were shareholder of record on that date, you are entitled to one vote on each matter considered at the meeting. On the record date, 367,461,315 shares of Common Stock were entitled to vote.

What is a proxy?

A proxy is another person you legally designate to vote your shares. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

How do I vote my shares?

Please contact our Investor Relations personnel at (414) 347-6480 if you would like directions on attending the Annual Meeting and voting in person. At our meeting, you may be asked to show some form of identification (such as your driver's license).

MGIC Investment Corporation – 2018 Proxy Statement │ 5

ABOUT THE MEETING AND PROXY MATERIALS

Shareholders of Record: If you are a shareholder of record, meaning your shares are registered directly in your name with Equiniti Trust Company, our stock transfer agent, you may vote your shares in one of three ways:

•
By Telephone — Shareholders of record who live in the United States or Canada may submit proxies by telephone by calling 1-866-883-3382 and following the instructions. Shareholders of record must have the control number that appears on their proxy card available when voting.

•	Online — You may submit proxies online by following the instructions on the proxy card.

•	By Mail — Shareholders may submit proxies by completing, signing and dating their proxy card and mailing it in the accompanying pre-addressed envelope.
If you attend the meeting, you may withdraw your proxy and vote your shares in person.

“Street Name” Holders: If you hold your shares in “street name,” meaning your shares are held in a stock brokerage account or by a bank or other nominee, your broker, bank or nominee has enclosed or provided a voting instruction form for you to use to direct the broker, bank or nominee how to vote your shares. Certain of these institutions offer telephone and online voting.

Participants in our Profit Sharing and Savings Plan: If you hold shares as a participant in our Profit Sharing and Savings Plan, you may instruct the plan trustee how to vote those shares in any one of three ways:

•
By Telephone — If you live in the United States or Canada, you may submit a proxy by telephone by calling 1-866-883-3382 and following the instructions. You must have the control number that appears on your proxy card available when voting.

•	Online — You may submit a proxy online by following the instructions on the proxy card.

•	By Mail — You may submit a proxy by completing, signing and dating your proxy card and mailing it in the accompanying pre-addressed envelope.
The plan trustee will vote shares held in your account in accordance with your instructions and the plan terms. The plan trustee may or may not vote the shares for you if your instructions are not received at least three business days before the Annual Meeting date.

Can I change my vote after I return my proxy card?

Yes. If you are a shareholder of record, you can revoke your proxy by advising our corporate Secretary in a writing that is received by him at any time before your shares are voted, by granting a new proxy with a later date, or by voting in person at the meeting. If your shares are held in street name by a broker, bank or nominee, or in our Profit Sharing and Savings Plan, you must follow the instructions of the broker, bank, nominee or plan trustee on how to change your vote.

How are the votes counted?

A quorum is necessary to hold the meeting and will exist if a majority of the 367,461,315 shares of Common Stock entitled to vote as of the record date are represented, in person or by proxy, at the meeting. Votes cast by proxy or in person at the meeting will be counted by Equiniti Trust Company, which has been appointed by our Board to act as inspector of election for the meeting. All shares voted by proxy are counted as present for purposes of establishing a quorum, including those that abstain or as to which the proxies contain “broker non-votes” as to one or more items.

“Broker non-votes” occur when a broker or other nominee does not vote on a particular matter because the broker or other nominee does not have authority to vote without instructions from the beneficial owner of the shares and has not received such instructions. Broker non-votes will not be counted as votes for or against any matter. Brokers and other

6 │ MGIC Investment Corporation – 2018 Proxy Statement

ABOUT THE MEETING AND PROXY MATERIALS

nominees have discretionary authority to vote shares without instructions from the beneficial owner of the shares only for matters considered routine. For the 2018 Annual Meeting, nominees will only have discretionary authority to vote shares on the ratification of the appointment of the independent registered public accounting firm without instructions from the beneficial owner.

What are the Board’s recommendations?

Our Board of Directors recommends a vote FOR all of the nominees for director (Item 1), FOR approval of our executive compensation (Item 2), FOR approval of our Amended and Restated Rights Agreement (Item 3), and FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018 (Item 4).

If you sign and return a proxy card or voting instruction form without specifying how you want your shares voted, the named proxies will vote your shares in accordance with the recommendations of the Board for all Items and in their best judgment on any other matters that properly come before the meeting.

Will any other items be acted upon at the Annual Meeting?

The Board does not know of any other business to be presented at the Annual Meeting. No shareholder proposals will be presented at this year’s Annual Meeting.

What are the deadlines for submission of shareholder proposals for the next Annual Meeting?

Shareholders may submit proposals on matters appropriate for shareholder action at future Annual Meetings by following the SEC’s rules. Proposals intended for inclusion in next year’s proxy materials must be received by our Secretary no later than February 18, 2019.

Under our Amended and Restated Bylaws (“Bylaws”), a shareholder who wants to bring business before the Annual Meeting that has not been included in the proxy materials for the meeting, or who wants to nominate directors at the meeting, must be eligible to vote at the meeting and give written notice of the proposal to our corporate Secretary in accordance with the procedures contained in our Bylaws. For the 2019 Annual Meeting, the notice must be received by the Secretary no later than May 4, 2019, and no earlier than April 9, 2019. For director nominations, the notice must comply with our Bylaws and provide the information required to be included in the Proxy Statement for individuals nominated by our Board. For any other proposals, the notice must describe the proposal and why it should be approved, identify any material interest of the shareholder in the matter, and include other information required by our Bylaws.

The dates given above under the SEC's rules and our Bylaws assume our 2019 Annual Meeting is held in July. If the date of the Annual Meeting is advanced, we will publicly announce the new Annual Meeting date (which may be done by a Current Report on Form 8-K filed with the SEC) and the new dates under the SEC's rules and our Bylaws.

Who pays to prepare, mail and solicit the proxies?

We will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, our employees may solicit proxies by telephone, email, facsimile or personal interview. We have also engaged D.F. King & Co., Inc. to provide proxy solicitation services for a fee of $14,000, plus expenses such as charges by brokers, banks and other nominees to forward proxy materials to the beneficial owners of our Common Stock.

MGIC Investment Corporation – 2018 Proxy Statement │ 7

STOCK OWNERSHIP

The following table shows the amount of our Common Stock held by persons who were beneficial owners of more than 5% of our shares as of December 31, 2017, based on information filed with the SEC. The "Percent of Class" reflects the percentage of our Common Stock outstanding as of June 1, 2018, represented by such shares.

Name	Shares Beneficially Owned	Percent of Class
The Vanguard Group, Inc.(1) 100 Vanguard Boulevard, Malvern, PA 19355	35,992,659	9.8%
Wellington Management Group LLP(2) 280 Congress Street, Boston, MA 02210	27,855,477	7.6%
BlackRock, Inc.(3) 55 East 52nd Street, New York, NY 10055	24,706,723	6.7%

(1)
The Vanguard Group, Inc. reported ownership as of December 31, 2017, on behalf of itself and certain subsidiaries. It reported that it had sole dispositive power for 35,576,264 shares and shared dispositive power for 416,395 shares. It further reported that it had sole voting power for 407,914 shares and shared voting power for 39,472 shares.

(2)
Wellington Management Group LLP reported ownership as of December 31, 2017, on behalf of itself and several subsidiaries. It reported that it had sole dispositive power for no shares and shared dispositive power for 27,855,477 shares. It further reported that it had sole voting power for no shares and shared voting power for 20,748,603 shares.

(3)
BlackRock, Inc. reported ownership as of December 31, 2017, on behalf of itself and several subsidiaries. It reported that it had sole dispositive power for 24,706,723 shares and shared dispositive power for no shares. It further reported that it had sole voting power for 23,926,557 shares and shared voting power for no shares.

8 │ MGIC Investment Corporation – 2018 Proxy Statement

STOCK OWNERSHIP

The following table shows the amount of our Common Stock beneficially owned by each of our directors and NEOs, and by all directors and executive officers as a group, as of June 1, 2018. Unless otherwise noted, the persons listed in the table have sole voting and investment power over their shares.

Name of Beneficial Owner	Common Stock Owned Directly(1)	Common Stock Owned Indirectly(2)	Restricted Stock and Common Stock Underlying RSUs(3)	Total Number of Shares Beneficially Owned	Director Deferred Stock Units / Additional Underlying Units	Total Shares Beneficially Owned Plus Underlying Units
Daniel A. Arrigoni	—	20,000	—	20,000	6,325(4)	26,325
Cassandra C. Carr	5,000	—	—	5,000	29,323(4)	34,323
C. Edward Chaplin	10,000	—	—	10,000	49,066(4)	59,066
Curt S. Culver	1,177,005	11,504	—	1,188,509	6,325(4)	1,194,834
Timothy A. Holt	20,000	—	—	20,000	64,672(4)	84,672
Kenneth M. Jastrow, II	1,146	—	31,552	32,698	36,461(4)	69,159
Michael E. Lehman	19,939	—	3,050	22,989	7,706(4)	30,695
Melissa B. Lora	—	—	—	—	6,325(4)	6,325
Gary A. Poliner	—	—	—	—	102,677(4)	102,677
Mark M. Zandi	—	—	—	—	47,833(4)	47,833
Patrick Sinks	1,103,080	10,610	—	1,113,690	732,574(5)	1,846,264
Timothy M. Mattke	250,170	865	—	251,035	251,168(5)	502,203
James J. Hughes	—	115,102		115,102	225,860(5)	340,962
Jeffrey H. Lane	640,878	—	—	640,878	251,168(5)	892,046
Stephen C. Mackey	56,617	—	10,000	66,617	251,168(5)	317,785
All Directors and Executive Officers as a Group (17 Persons)	3,532,930	160,475	44,602	3,738,007(6)	2,392,193	6,130,200

(1)	Includes shares for which investment power is shared as follows: Mr. Mackey — 56,617; and all directors and executive officers as a group — 199,847.

(2)
Includes shares held in our Profit Sharing and Savings Plan as follows: Mr. Sinks — 10,610; Mr. Mattke — 865; Mr. Hughes — 610; and all executive officers as a group — 14,479. Also includes shares held by a family trust affiliated with: Mr. Arrigoni — 20,000; Mr. Culver — 11,504; Mr. Hughes — 114,492; and all directors and executive officers as a group — 145,996.

(3)	Includes:

•
Shares underlying RSUs that were issued to our non-management directors pursuant to our former RSU award program (See “Compensation of Directors — Former RSU Award Program” in our 2015 Proxy Statement filed with the SEC on March 24, 2015 (“our 2015 Proxy Statement”)) and could be settled in shares of Common Stock within 60 days of the record date as follows: Mr. Jastrow — 3,050 and Mr. Lehman — 3,050. Directors have neither voting nor investment power over the shares underlying any of these units.

•
19,769 shares underlying RSUs that are held by Mr. Jastrow under the Deposit Share Program for Non-Employee Directors under our 2002 Stock Incentive Plan (See “Compensation of Directors — Former Deposit Share Program” in our 2015 Proxy Statement) and could be settled in shares of Common Stock within 60 days of the record date. Mr. Jastrow has neither voting nor investment power over the shares underlying any of these units.

•
6,733 shares of restricted stock that Mr. Jastrow held under the Deposit Share Program for Non-Employee Directors under our 1991 and 2002 Stock Incentive Plans. Mr. Jastrow has sole voting power and no investment power over these shares.

•
2,000 shares held by Mr. Jastrow under our 1993 Restricted Stock Plan for Non-Employee Directors. (See “Compensation of Directors — Former Restricted Stock Plan” in our 2015 Proxy Statement). Mr. Jastrow has sole voting power and no investment power over these shares.

(4)
Represents share equivalents held under our Deferred Compensation Plan for Non-Employee Directors (See “Compensation of Directors — Deferred Compensation Plan and Annual Grant of Share Units” below) over which the directors have neither voting nor investment power. For all directors and executive officers as a group — 356,713.

(5)	Represents shares underlying stock-settled RSUs that cannot be settled in Common Stock within 60 days of the record date. For all directors and executive officers as a group — 2,035,480.

(6)
As of June 1, 2018, no individual director or executive officer beneficially owned more than 1% of the Common Stock outstanding, and all directors and executive officers as a group beneficially owned 1.0% of the shares of Common Stock outstanding.

MGIC Investment Corporation – 2018 Proxy Statement │ 9

CORPORATE GOVERNANCE AND BOARD MATTERS

The Board of Directors oversees the management of the Company and our business. The Board selects our CEO and in conjunction with our CEO selects the rest of our senior management team, which is responsible for operating our business.

Corporate Governance Guidelines and Code of Business Conduct

The Board has adopted Corporate Governance Guidelines, which set forth a framework for our governance. The Guidelines cover the Board’s composition, leadership, meeting process, director independence, Board membership criteria, committee structure, succession planning and director compensation. Among other things, the Board meets in executive session outside the presence of any member of our management after at least two Board meetings at which directors are present in person and at any additional times determined by the Board or the Lead Director. Mr. Jastrow presides at these sessions and has served as the Board’s Lead Director since the position was created in October 2009. See “ — Board Leadership” for information about the Lead Director’s responsibilities and authority. The Corporate Governance Guidelines provide that a director shall not be nominated by the Board for re‑election if at the date of the Annual Meeting of Shareholders, the director is age 74 or more. The Corporate Governance Guidelines also provide that a director who retires from his principal employment or joins a new employer shall offer to resign from the Board. Unless the Board determines that a Chief Executive Officer who is Chairman of the Board should continue as Chairman of the Board after his or her tenure as Chief Executive Officer, a director who is an officer of the Company or a subsidiary and leaves the Company shall resign from the Board. In 2014, the Board determined that Mr. Culver should become non-executive Chairman of the Board upon retirement from his position as Chief Executive Officer in 2015.

We have a Code of Business Conduct emphasizing our commitment to conducting our business in accordance with legal requirements and high ethical standards. The Code applies to all employees, including our executive officers, and specified portions are applicable to our directors. Certain portions of the Code that apply to transactions with our executive officers, directors, and their immediate family members are described under “Other Matters – Related Person Transactions” below. These descriptions are subject to the actual terms of the Code.

Our Corporate Governance Guidelines and our Code of Business Conduct are available on our website (http://mtg.mgic.com) under the “Leadership & Governance; Documents” links. Written copies of these documents are available to any shareholder who submits a written request to our Secretary. We intend to disclose on our website any waivers from, or amendments to, our Code of Business Conduct that are subject to disclosure under applicable rules and regulations.

Director Independence

Our Corporate Governance Guidelines regarding director independence provide that a director is not independent if the director has any specified disqualifying relationship with us. The disqualifying relationships are equivalent to those of the independence rules of the New York Stock Exchange (“NYSE”), except that our disqualification for board interlocks is more stringent than under the NYSE rules. Also, for a director to be independent under the Guidelines, the director may not have any material relationship with us. For purposes of determining whether a disqualifying or material relationship exists, we consider relationships with MGIC Investment Corporation and its consolidated subsidiaries.

The Board has determined that all of our directors except for Mr. Culver, our former CEO, and Mr. Sinks, our current CEO, are independent under the Guidelines and the NYSE rules. The Board made its independence determinations by considering whether any disqualifying relationships existed during the periods specified under the Guidelines and the NYSE rules. To determine that there were no material relationships, the Board applied categorical standards that it had adopted and incorporated into our Corporate Governance Guidelines. All independent directors met these standards. Under these standards, a director is not independent if payments under transactions between us and a company of which the director is an executive officer or 10% or greater owner exceeded the greater of $1 million or 1% of the other company’s

10 │ MGIC Investment Corporation – 2018 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

gross revenues. Payments made to and payments made by us are considered separately, and this quantitative threshold is applied to transactions that occurred in the three most recent fiscal years of the other company. Also under these standards, a director is not independent if during our last three fiscal years the director:

•	was an executive officer of a charity to which we made contributions, or

•	was an executive officer or member of a law firm or investment banking firm providing services to us, or

•	received any direct compensation from us other than as a director, or if during such period a member of the director’s immediate family received compensation from us.

In making its independence determinations, the Board considered payments we made to Moody’s Analytics (of which Dr. Zandi is an executive officer) for research and subscription services for Moody’s Economy.com and related publications, and payments to Moody’s Investors Service for credit rating services. These transactions were below the quantitative threshold contained in our Corporate Governance Guidelines and were entered into in the ordinary course of business by us, Moody’s Analytics and Moody’s Investors Service.

Board Leadership

Mr. Culver serves as non-executive Chairman of the Board and Mr. Jastrow serves as Lead Director. Under this structure, the Chairman chairs Board meetings, where the Board discussion includes strategic and business issues. The Board believes that this approach makes sense at this time because Mr. Culver, as our former CEO, is very familiar with our business and strategic plans as reviewed by the Board. Mr. Culver has been with us since 1985, and served as Chief Executive Officer from 2000 until his retirement in 2015, when he became our non-executive Chairman of the Board.

Because the Board also believes that strong, independent Board leadership is a critical aspect of effective corporate governance, the Board maintains the position of Lead Director. The Lead Director is an independent director selected by the independent directors. Mr. Jastrow has served as the Lead Director since the position was established in 2009. The Lead Director’s responsibilities and authority include:

•	presiding at all meetings of the Board at which the Chairman is not present;

•
having the authority to call and lead executive sessions of directors without the presence of any director who is an officer (or if determined by the Board, a former officer) (the Board meets in executive session after at least two Board meetings each year);

•	serving as a conduit between the CEO and the independent directors to the extent requested by the independent directors;

•	serving as a conduit for the Board’s informational needs, including proposing topics for Board meeting agendas; and

•	being available, if requested by major shareholders, for consultation and communication.

The Board believes that a leader intimately familiar with our business and strategic plans serving as Chairman, together with an experienced and engaged Lead Director, is the most appropriate leadership structure for the Board at this time. The Board reviews periodically the structure of the Board and the Board’s leadership.

Communicating with the Board

Shareholders and other interested persons can communicate with members of the Board, non-management members of the Board as a group or the Lead Director, by sending a written communication to our Secretary, addressed to: MGIC Investment Corporation, Secretary, P.O. Box 488, Milwaukee, WI 53201. The Secretary will pass along any such communication, other than a solicitation for a product or service, to the Lead Director.

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COMMITTEE MEMBERSHIP AND MEETINGS

The Board of Directors held five meetings during 2017. Each director serving in 2017 attended at least 75% of the meetings of the Board and committees of the Board on which he or she served. The Annual Meeting of Shareholders is scheduled in conjunction with a Board meeting and, as a result, directors are expected to attend the Annual Meeting. All of our directors serving in 2017 attended the 2017 Annual Meeting of Shareholders.

The Board has five standing committees: Audit; Management Development, Nominating and Governance; Risk Management; Securities Investment; and Executive. Information regarding these committees is provided below. Each of the Audit; Management Development, Nominating and Governance; Risk Management and Securities Investment Committees consists entirely of independent directors and the charters for those committees are available on our website (http://mtg.mgic.com) under the “Leadership & Governance; Documents” links. Written copies of these charters are available to any shareholder who submits a written request to our Secretary. The functions of the Executive Committee are established under our Bylaws and are described below.

Current committee membership and the number of 2017 committee meetings are set forth below.

	Audit	Executive	Management Development, Nominating and Governance	Risk Management	Securities Investment
Daniel A. Arrigoni	●			●
Cassandra C. Carr			●	●
C. Edward Chaplin				●	●
Curt S. Culver		●
Timothy A. Holt	●				C
Kenneth M. Jastrow, II		●	C
Michael E. Lehman	C		●
Melissa B. Lora	●			●
Gary A. Poliner	●			C	●
Patrick Sinks		C
Mark M. Zandi				●
2017 Meetings	15	0	7	5	6
C = Committee Chair

Audit Committee

The Audit Committee assists the oversight by the Board of Directors of the integrity of MGIC Investment Corporation’s financial statements; the effectiveness of its system of internal controls; the qualifications, independence and performance of its independent accountants; the performance of its internal audit function; and its compliance with legal, regulatory and non-financial GSE requirements. The Committee supports the Board’s role in overseeing the risks facing the Company, as described in more detail below under “Board Oversight of Risk.”

All members of the Audit Committee meet the heightened independence criteria that apply to Audit Committee members under SEC and NYSE rules. The Board has determined that Messrs. Holt and Lehman and Ms. Lora are “audit committee financial experts” as defined in SEC rules.

Management Development, Nominating and Governance Committee

The Management Development, Nominating and Governance Committee is responsible for overseeing our executive compensation program, including approving corporate goals relating to compensation for our CEO, determining our CEO’s annual compensation and approving compensation for our other senior executives. The Committee prepares the

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COMMITTEE MEMBERSHIP AND MEETINGS

Compensation Committee Report and reviews the Compensation Discussion and Analysis included in our Proxy Statement. The Committee also makes recommendations to the Board regarding the compensation of directors. The Committee may delegate its responsibilities to subcommittees of the Committee.

The Committee receives information that includes: detailed breakdowns of the compensation of the NEOs, the amount, if any, that our NEOs realized in at least the previous five years pursuant to sales of shares awarded under equity grants; the total amount of stock and RSUs held by each NEO (RSUs are sometimes referred to in this Proxy Statement as “restricted equity”); and the other compensation information disclosed in this Proxy Statement under the SEC’s rules. The Committee supports the Board’s role in overseeing the risks facing the Company, as described in more detail below under “Board Oversight of Risk.”

The Committee has retained Frederic W. Cook & Co. (the “Compensation Consultant”), a nationally recognized executive compensation consulting firm, to advise it. The Committee retains the Compensation Consultant to, among other things, help it evaluate and oversee our executive compensation program and review the compensation of our directors. The scope of the Compensation Consultant’s services during 2017 is described under “Role of the Compensation Consultant” in our Compensation Discussion and Analysis below. In providing its services to the Committee, the Compensation Consultant regularly interacts with our senior management. The Compensation Consultant does not provide any services to us. The Committee has assessed the independence of the Compensation Consultant pursuant to SEC and NYSE rules and concluded that its work for the Committee does not raise any conflict of interest.

The Committee also evaluates the annual performance of the CEO, oversees the CEO succession planning process, and makes recommendations to the Board to fill open director and committee member positions. In addition, the Committee reviews our Corporate Governance Guidelines and oversees the Board’s self-evaluation process. Finally, the Committee identifies new director candidates through recommendations from Committee members, other Board members and our executive officers, and will consider candidates who are recommended by shareholders.

Shareholders may recommend a director candidate for consideration by the Committee by submitting background information about the candidate, a description of his or her qualifications and the candidate’s consent to being recommended as a candidate. If the candidate is to be considered for nomination at the next annual shareholders meeting, the submission must be received by our corporate Secretary in writing no later than December 1 of the year preceding the meeting. Information on shareholder nominations is provided under “About the Meeting and Proxy Materials” in response to the question “What are the deadlines for submission of shareholder proposals for the next Annual Meeting?”

The Committee evaluates new director candidates under the criteria described under “Director Selection” as well as other factors the Committee deems relevant, through background reviews, input from other members of the Board and our executive officers, and personal interviews with the candidates attended by at least the Committee Chair. The Committee will evaluate any director candidates recommended by shareholders using the same process and criteria that apply to candidates from other sources.

All members of the Management Development, Nominating and Governance Committee meet the heightened independence criteria that apply to compensation committee members under SEC and NYSE rules.

Risk Management Committee

The Risk Management Committee assists the Board in overseeing the Company's enterprise risk management framework, including the Company's risk appetite on an enterprise-wide basis, and in overseeing certain key risks, including mortgage credit risk. In connection with its oversight of mortgage credit risk, the Committee monitors the performance of the Company's insured books of business and the principal factors affecting their performance; it discusses the Company's products, including premium rates, returns, underwriting guidelines and quality controls, and external reinsurance programs; and it reviews the insurance operating environment, including the state of local and regional housing markets, competitive forces affecting the Company, the Company’s relationships with residential mortgage lenders and mortgage investors, regulatory and GSE capital requirements, and lender, GSE and government programs. The Risk Management

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COMMITTEE MEMBERSHIP AND MEETINGS

Committee supports the Board’s role in overseeing other risks facing the Company, as described in more detail below under “Board Oversight of Risk.”

Securities Investment Committee

The Securities Investment Committee oversees management of our investment portfolio and the investment portfolios of the Company’s employee benefit plans by those persons (employees of the Company or external asset managers) who are managing such assets on a day-to-day basis. The Committee also makes recommendations to the Board with respect to our retirement benefit plans that are available to employees generally, capital management (other than external reinsurance), including repurchase of common stock and debt, and external funding. Finally, the Committee supports the Board’s role in overseeing the risks facing the Company, as described in more detail below under “Board Oversight of Risk.”

Executive Committee

The Executive Committee provides an alternative to convening a meeting of the entire Board should a matter arise between Board meetings that requires Board authorization. The Committee is established under our Bylaws and has all authority that the Board may exercise with the exception of certain matters that under the Wisconsin Business Corporation Law are reserved to the Board itself.

Board Oversight of Risk

Our senior management is charged with identifying and managing the risks facing our business and operations. The Board of Directors is responsible for oversight of how our senior management addresses these risks to the extent they are material. In this regard, the Board seeks to understand the material risks we face and to allocate, among the full Board and its committees, responsibilities for overseeing how management addresses the risks, including the risk management systems and processes that management uses for this purpose. Overseeing risk is an ongoing process. Accordingly, the Board periodically considers risk throughout the year and also with respect to specific proposed actions.

The Board implements its risk oversight function both as a whole and through delegation to various committees. These committees meet regularly and report back to the full Board. The following four committees play significant roles in carrying out the risk oversight function.

•
The Management Development, Nominating and Governance Committee evaluates the incentives and risks associated with our compensation philosophy and programs, and oversees operational risks related to human resources.

•
The Risk Management Committee assists the Board in overseeing the Company's enterprise risk management framework, including the Company's risk appetite on an enterprise-wide basis, and in overseeing the following key Company risks: Mortgage Credit; Capital Risk related to the required amount of capital; non-Investment Portfolio Counterparty Risk; Model Risk; Operational Risks related to Underwriting, Servicing, Claims, Risk and Sales; and Macroeconomic Business Risk.

•
The Securities Investment Committee oversees risks related to our investment portfolio and capital management, which includes Market Risk; Investment Portfolio Counterparty Risk; Capital Risk related to our capital structure, access to capital and credit rating; and Liquidity Risk.

•
The Audit Committee oversees our processes for assessing risks (other than risks overseen by other committees) and the effectiveness of our system of internal controls. In performing this function, the Audit Committee considers information from our independent registered public accounting firm and internal auditors and discusses relevant issues with management, the Internal Audit Director and the independent registered public accounting firm. The

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COMMITTEE MEMBERSHIP AND MEETINGS

Audit Committee assists the Board in overseeing Compliance Risk; Cybersecurity Risk; and Operational Risks related to Information Systems, Finance and Legal matters. In addition, the Audit Committee meets with the Chief Risk Officer and the Chairman of the Risk Management Committee to discuss and review in a general manner the Risk Management Committee's oversight of the Company's enterprise risk management framework.

We believe that our leadership structure, discussed in “Board Leadership” above, supports the risk oversight function of the Board. Our former CEO serves as Chairman of the Board and has a wealth of experience with the risks of our Company and industry. Our current CEO is a director who keeps the Board informed about the risks we face. In addition, independent directors chair the various committees involved with risk oversight and there is open communication between senior management and directors.

Director Selection

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience, and diversity of backgrounds necessary to oversee our business. In addition, the Board believes there are certain attributes every director should possess, as reflected in the Board’s membership criteria. Accordingly, the Board and the Management Development, Nominating and Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and our current and future needs.

The Management Development, Nominating and Governance Committee is responsible for developing Board membership criteria and recommending these criteria to the Board. The criteria, which are set forth in our Corporate Governance Guidelines, include an inquiring and independent mind, sound and considered judgment, high standards of ethical conduct and integrity, well-respected experience at senior levels of business, academia, government or other fields, ability to commit sufficient time and attention to Board activities, anticipated tenure on the Board, and whether an individual will enable the Board to continue to have a substantial majority of independent directors. In addition, the Management Development, Nominating and Governance Committee in conjunction with the Board periodically evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future. The Management Development, Nominating and Governance Committee seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and enable the Board to have access to a diverse body of talent and expertise relevant to our activities. The Committee’s and the Board’s evaluation of the Board’s composition enables the Board to consider the skills and experience it seeks in the Board as a whole, and in individual directors, as our needs evolve and change over time and to assess the effectiveness of the Board’s efforts at pursuing diversity. In identifying director candidates from time to time, the Management Development, Nominating and Governance Committee may establish specific skills and experience that it believes we should seek in order to constitute a balanced and effective board.

We have significantly refreshed our Board over the last five years as five new independent directors joined our Board and six directors left, through retirement and a need to reduce their outside time commitments.

MGIC Investment Corporation – 2018 Proxy Statement │ 15

NOMINEES FOR DIRECTOR
For Term Ending at the Annual Meeting in 2019

Each nominee listed below is a director of the Company who, with the exception of Ms. Lora, was previously elected by the shareholders. Historically, the Board has consisted of 11 directors. In October 2016, an independent director left the Board to reduce his outside time commitments, which reduced the number of directors to 10. Ms. Lora was brought to the attention of the Board by an independent director. In addition to her qualifications discussed in her biography below, she further enhances the Board's gender diversity. In evaluating incumbent directors for renomination to the Board, the Management Development, Nominating and Governance Committee has considered a variety of factors. These include the Board membership criteria described under “Director Selection” above and past performance on the Board based on any feedback from other Board members.

Information about our directors, all of whom are standing for election, appears below. The biographical information is as of June 1, 2018, and for each director includes a discussion about the skills and qualifications that the Board views as supporting the director’s continued service on the Board.

DANIEL A. ARRIGONI Director Since: 2013 Age: 67	Committees: Audit Committee; Risk Management Committee

Daniel A. Arrigoni was President and Chief Executive Officer of U.S. Bank Home Mortgage Corp., one of the largest originators and servicers of home loans in the U.S., until his retirement in 2013. Prior to his retirement, Mr. Arrigoni also served as an Executive Vice President of U.S. Bank, N.A. Mr. Arrigoni led the mortgage company for U.S. Bank and its predecessor companies since 1996. Mr. Arrigoni has over 40 years of experience in the home mortgage and banking industries.

Mr. Arrigoni brings to the Board a broad understanding of the mortgage business and its regulatory environment, skill in assessing and managing credit risk, and significant finance experience, each gained from his many years of executive management in the home mortgage and banking industries.

CASSANDRA C. CARR Director Since: 2013 Age: 73	Committees: Management, Development, Nominating & Governance Committee; Risk Management Committee

Cassandra C. Carr is a consultant. She was Global Vice Chair of Talent at Hill+Knowlton Strategies before leaving in 2012, and spent nine years as a Senior Advisor for Public Strategies, Inc., both of which firms provide public relations services. Prior to joining Public Strategies, Ms. Carr held various senior-level positions, including Senior Executive Vice President – External Affairs, Senior Vice President – Human Resources, and Senior Vice President – Finance and Treasurer, with SBC Communications, Inc., which during her tenure became one of the world’s largest telecommunications companies.

Ms. Carr brings to the Board significant strategic planning, regulatory and public relations consulting and executive management experience, as well as financial management experience with a public company.

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NOMINEES FOR DIRECTOR

C. EDWARD CHAPLIN Director Since: 2014 Age: 61	Committees: Risk Management Committee; Securities Investment Committee

C. Edward Chaplin was President and Chief Financial Officer at MBIA Inc., a provider of financial guarantee insurance and the largest municipal bond-only insurer, from 2008 until 2016, and remained with MBIA as Executive Vice President until his January 1, 2017 retirement. He served as a member of MBIA’s Board of Directors from 2003 until 2006, when he left to become Chief Financial Officer of that company. Prior to joining MBIA, Mr. Chaplin was Senior Vice President and Treasurer of Prudential Financial Inc., a firm he joined in 1983 and for which he held various senior management positions, including Regional Vice President of Prudential Mortgage Capital Company. Mr. Chaplin also serves on the Board of Brighthouse Financial, Inc., a provider of life insurance and annuity products in the U.S.

Mr. Chaplin brings to the Board a deep understanding of the insurance and real estate industries, management and leadership skills, and financial expertise.

CURT S. CULVER Chairman of the Board Director Since: 1999 Age: 66	Committees: Executive Committee

Curt S. Culver was our Chairman of the Board from 2005 until his retirement as our Chief Executive Officer in 2015. He is currently our non-executive Chairman of the Board. He was our Chief Executive Officer from 2000 and was the Chief Executive Officer of Mortgage Guaranty Insurance Corporation (“MGIC”) from 1999, in both cases until his retirement, and he held senior executive positions with us and MGIC for more than five years before he became Chief Executive Officer. He is also a director of Wisconsin Energy Corporation and its subsidiary Wisconsin Electric Power Company.

Mr. Culver brings to the Board extensive knowledge of our business and operations and a long-term perspective on our strategy.

MGIC Investment Corporation – 2018 Proxy Statement │ 17

NOMINEES FOR DIRECTOR

TIMOTHY A. HOLT Director Since: 2012 Age: 65	Committees: Audit Committee; Securities Investment Committee (Chair)

Timothy A. Holt was an executive committee member and Senior Vice President and Chief Investment Officer of Aetna, Inc., a diversified health care benefits company, when he retired in 2008 after 30 years of service. From 2004 through 2007, he also served as Chief Enterprise Risk Officer of Aetna. Prior to being named Chief Investment Officer in 1997, Mr. Holt held various senior management positions with Aetna, including Chief Financial Officer of Aetna Retirement Services and Vice President, Finance and Treasurer of Aetna. Mr. Holt also serves as a director of Virtus Investment Partners, Inc. From January 2014 to February 2017, he served as a director of StanCorp Financial Group, Inc., which was a publicly-traded insurance products company until it was acquired in March 2016.

Mr. Holt brings to the Board investment expertise, skill in assessing and managing investment and credit risk, broad-based experience in a number of areas relevant to our business, including insurance, and senior executive experience gained at a major public insurance company.

KENNETH M. JASTROW, II Lead Director Director Since: 1994 Age: 71	Committees: Management Development, Nominating & Governance Committee (Chair); Executive Committee

Kenneth M. Jastrow, II serves as our Lead Director. He is a corporate director and private investor. During 2007-2015, he served as a non-executive Chairman of the Board of Forestar Group Inc., which engaged in various real estate and natural resource businesses. During 2000-2007, Mr. Jastrow served as Chairman and Chief Executive Officer of Temple-Inland Inc., a paper and forest products company, which during Mr. Jastrow’s tenure also had interests in real estate and financial services. Mr. Jastrow is also a director of KB Home and Genesis Energy, LLC, the general partner of Genesis Energy, LP, a publicly-traded master limited partnership.

Mr. Jastrow brings to the Board senior executive and leadership experience gained through his service as chairman and chief executive officer at a public company with diversified business operations in sectors relevant to our operations; experience in the real estate, mortgage banking and financial services industries; and knowledge of corporate governance matters gained through his service as a non-executive chairman and on public company boards.

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NOMINEES FOR DIRECTOR

MICHAEL E. LEHMAN Director Since: 2001 Age: 67	Committees: Audit Committee (Chair); Management, Development, Nominating and Governance Committee

Michael E. Lehman has served the University of Wisconsin in various capacities since March 2016, currently as Interim Vice Provost for Information Technology and Chief Information Officer (in both cases, until August 1, 2018) and Special Advisor to the Chancellor, and previously as Interim Vice Chancellor for Finance and Administration. He was the Interim Chief Financial Officer at Ciber Inc., a global information technology company (2013-2014); Chief Financial Officer of Arista Networks, a cloud networking firm (2012-2013); and Chief Financial Officer of Palo Alto Networks, a network security firm (2010-2012). Earlier in his career, he was the Executive Vice President and Chief Financial Officer of Sun Microsystems, Inc., a provider of computer systems and professional support services. During the past five years, Mr. Lehman also served as a director of Solera Holdings, Inc., until it was acquired by a private company.

Mr. Lehman brings to the Board financial and accounting knowledge gained through his service as chief financial officer of a large, multinational public company; skills in addressing the range of financial issues facing a large company with complex operations; senior executive and operational experience; and leadership skills.

MELISSA B. LORA Director Since: 2018 Age: 55	Committees: Audit Committee; Risk Management Committee

Melissa B. Lora, since 2013, has been President of Taco Bell International, a segment of Taco Bell Corp., which is a subsidiary of Yum! Brands, Inc., one of the world’s largest restaurant companies. Ms. Lora will be retiring from Taco Bell Corp. in the summer of 2018. Ms. Lora served in various roles at Taco Bell Corp., including Global Chief Financial and Development Officer (2012-2013), Chief Financial and Development Officer (2006-2012) and Chief Financial Officer (2001-2006). Ms. Lora also serves as Lead Independent Director for KB Home.

Ms. Lora brings to the Board substantial executive management experience, including in financial and marketing matters.

MGIC Investment Corporation – 2018 Proxy Statement │ 19

NOMINEES FOR DIRECTOR

GARY A. POLINER Director Since: 2013 Age: 65	Committees: Risk Management Committee (Chair); Audit Committee; Securities Investment Committee

Gary A. Poliner was President of The Northwestern Mutual Life Insurance Company (“Northwestern Mutual”), the nation’s largest direct provider of individual life insurance, and a member of its Board of Trustees, until his retirement from that company in June 2013, after more than 35 years of service. He was named President of Northwestern Mutual in 2010. Mr. Poliner also held various other senior-level positions at Northwestern Mutual, including Chief Financial Officer (2001-2008) and Chief Risk Officer (2009-2012). During a portion of 2016, Mr. Poliner served as a consultant for the Janus Funds, and since June 2016 he has served as an Independent Trustee of the Janus Funds (58 funds).

Mr. Poliner brings to the Board a breadth of executive management experience in the insurance business, including risk management, and financial and insurance regulatory expertise.

PATRICK SINKS Director Since: 2014 Age: 61	Committees: Executive Committee (Chair)

Patrick Sinks has been our Chief Executive Officer since 2015. He has served as our President and Chief Operating Officer since 2006 and held senior executive positions with MGIC for more than five years before then.

Mr. Sinks brings to the Board extensive knowledge of our industry, business and operations; a long-term perspective on our strategy; and the ability to lead our Company as the mortgage finance system and the mortgage insurance industry evolve.

MARK M. ZANDI Director Since: 2010 Age: 59	Committees: Risk Management Committee

Mark M. Zandi, since 2007, has been Chief Economist of Moody’s Analytics, Inc., where he directs economic research. Moody’s Analytics is a leading provider of economic research, data and analytical tools. It is a subsidiary of Moody’s Corporation that is separately managed from Moody’s Investors Service, the rating agency subsidiary of Moody’s Corporation. Dr. Zandi is a trusted adviser to policymakers and an influential source of economic analysis for businesses, journalists and the public, and he frequently testifies before Congress on economic matters.

Dr. Zandi, with his economics and residential real estate industry expertise, brings to the Board a deep understanding of the economic factors that shape our industry. In addition, Dr. Zandi has expertise in the legislative and regulatory processes relevant to our business.

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ITEM 1 – ELECTION OF DIRECTORS

Item 1 consists of the election of directors. The Board, upon the recommendation of the Management Development, Nominating and Governance Committee, has nominated Daniel A. Arrigoni, Cassandra C. Carr, C. Edward Chaplin, Curt S. Culver, Timothy A. Holt, Kenneth M. Jastrow, II, Michael E. Lehman, Melissa B. Lora, Gary A. Poliner, Patrick Sinks and Mark M. Zandi for re-election to the Board to serve until our 2019 Annual Meeting of Shareholders. If any nominee is not available for election, proxies will be voted for another person nominated by the Board or the size of the Board will be reduced.

Shareholder Vote Required

Our Articles of Incorporation contain a majority vote standard for the election of directors in uncontested elections. Under this standard, each of the eleven nominees must receive a “majority vote” at the meeting to be elected a director. A “majority vote” means that when there is a quorum present, more than 50% of the votes cast in the election of the director are cast “for” the director, with votes cast being equal to the total of the votes “for” the election of the director plus the votes “withheld” from the election of the director. Therefore, under our Articles of Incorporation, a “withheld” vote is effectively a vote “against” a nominee. Broker non-votes will be disregarded in the calculation of a “majority vote.” Any incumbent director who does not receive a majority vote (but whose term as a director nevertheless would continue under Wisconsin law until his successor is elected) is required to send our Board a resignation. The effectiveness of any such resignation is contingent upon Board acceptance. The Board will accept or reject a resignation in its discretion after receiving a recommendation made by our Management Development, Nominating and Governance Committee and will promptly publicly disclose its decision regarding the director’s resignation (including the reason(s) for rejecting the resignation, if applicable).

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE ELEVEN NOMINEES. SIGNED PROXY CARDS AND VOTING INSTRUCTION FORMS WILL BE VOTED FOR THE NOMINEES UNLESS A SHAREHOLDER GIVES OTHER INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION FORM.

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COMPENSATION OF DIRECTORS

Non-Employee Director Compensation Program

Under our Corporate Governance Guidelines, compensation of non-employee directors is reviewed periodically by the Management Development, Nominating and Governance Committee. Mr. Sinks is our CEO and receives no additional compensation for service as a director, and he is not eligible to participate in any of the following programs or plans.

The following table describes the components of the non-employee director compensation program in effect during 2017.

Compensation Component	Compensation
Annual Retainer – Chairman of the Board	$250,000, which may be elected to be deferred and either converted into cash-settled share units or credited to a bookkeeping account to which interest is credited.
Annual Retainer – Non-Chairman Directors	$125,000, which may be elected to be deferred and either converted into cash-settled share units or credited to a bookkeeping account to which interest is credited.
Annual Retainer – Equity	$100,000 in cash-settled RSUs that vest immediately but are not settled for approximately one year. Such settlement may be deferred at the option of the director.
Annual Retainer – Lead Director	$25,000
Annual Retainer – Committee Chair	$25,000 for the Audit Committee $25,000 for the Management Development, Nominating and Governance Committee $15,000 for other committees(1)
Annual Retainer – Committee Member	$15,000 for Audit Committee $5,000 for other committees(1)
Meeting Fees (after 5th meeting)(2)	$3,000 for Board meetings $2,000 for Committee meetings
Stock Ownership Guidelines
Ownership of 25,000 shares of Common Stock, including deferred share units that have vested or are scheduled to vest within one year. Directors are expected to meet the guideline within five years of joining the Board.(3)

Expense Reimbursement
Subject to certain limits, we reimburse directors, and for meetings not held on our premises, their spouses, for travel, lodging and related expenses incurred in connection with attending Board and Committee meetings.

Directors & Officers Insurance	We pay premiums for D&O liability insurance under which the directors are insureds.

(1)	Excludes the Executive Committee. Other than the Executive Committee, directors who are members of management do not serve on any committees but may attend committee meetings.

(2)
After the fifth Board meeting attended, or the fifth committee meeting attended for a particular committee, our non-management directors receive $3,000 for each Board meeting attended, and the committee members receive $2,000 for all committee meetings attended, in each case, on any one day. Meetings of the Board of MGIC (or Committees of its Board) that are not held in conjunction with meetings of the Board of the Company (or Committees of its Board) are counted to determine meeting fees.

(3)	Each of our non-employee directors satisfies this guideline.

Effective January 1, 2018, the annual cash retainer for non-chairman directors was increased by $25,000, Board meeting fees were increased by $2,000 and Committee meeting fees were increased by $1,000.

Deferred Compensation Plan and Annual Grant of Share Units: Under the Deferred Compensation Plan for Non-Employee Directors (the “Deferred Compensation Plan”), our non-employee directors can elect to defer payment of all or part of

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COMPENSATION OF DIRECTORS

their retainers and meeting fees until the director’s death, disability, termination of service as a director or to another date specified by the director. A director who elects to defer payments may have his or her deferred compensation bookkeeping account credited quarterly with interest accrued at an annual rate equal to the six-month U.S. Treasury Bill rate determined at the closest preceding January 1 and July 1 of each year, or may elect to have the payments deferred during a quarter translated into share units. Each share unit is equal in value to one share of our Common Stock and is ultimately paid only in cash. Such payment will be based on the stock’s closing price over a relatively brief period in advance of the payment date(s). If a director defers payments into share units, dividend equivalents in the form of additional share units are credited to the director’s account as of the date of payment of cash dividends on our Common Stock. We have not paid dividends since 2008.

Under the Deferred Compensation Plan, we also provide to each director an annual equity retainer, which is a grant of cash-settled share units. In January 2017, each of our non-management directors was granted share units valued at $100,000, which vested immediately and were settled on February 15, 2018, unless the director elected a later settlement date. The directors could elect to receive payment for vested units in up to ten annual installments beginning shortly after departure from the Board, or on another date specified by the director that was after February 15, 2018. In all cases, the payment was or will be based on the stock’s closing price over a relatively brief period in advance of the payment date(s). Dividend equivalents in the form of additional share units are credited to the director’s account as of the date of payment of cash dividends on our Common Stock.

2017 Director Compensation

The following table shows the compensation paid to each of our non-management directors in 2017. Mr. Sinks, our CEO, was also a director in 2017 but received no compensation for service as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Total Stock Awards ($)(2)	Total ($)
Daniel A. Arrigoni	165,000	100,000	265,000
Cassandra C. Carr	141,000	100,000	241,000
C. Edward Chaplin	139,000	100,000	239,000
Curt S. Culver	250,000	100,000	350,000
Timothy A. Holt	179,000	100,000	279,000
Kenneth M. Jastrow, II	179,000	100,000	279,000
Michael E. Lehman	181,000	100,000	281,000
Gary A. Poliner	186,000	100,000	286,000
Mark M. Zandi	130,000	100,000	230,000

(1)
The following directors elected to defer certain fees shown in this column into share units as described under " — Non-Employee Director Compensation Plan — Deferred Compensation Plan and Annual Grant of Share Units" above: Mr. Chaplin deferred $136,500 of the fees and received 11,467 share units; and Mr. Poliner deferred $26,000 of the fees and received 2,098 share units.

(2)
The amount shown in this column for each director represents the grant date fair value of the annual share unit award granted to non-employee directors in 2017 under our Deferred Compensation Plan, computed in accordance with FASB Accounting Standard Codification (“ASC”) Topic 718. The value of each share unit is equal to the value of our Common Stock on the grant date. See “— Non-Employee Director Compensation Plan — Deferred Compensation Plan and Annual Grant of Share Units” above for more information about these grants.

Mr. Jastrow had 2,000 unvested stock awards outstanding as of December 31, 2017, which represents shares held under our 1993 Restricted Stock Plan for Non-Employee Directors
The aggregate number of vested and unvested stock awards outstanding as of June 1, 2018, for each director, is described under “Stock Ownership” above.

MGIC Investment Corporation – 2018 Proxy Statement │ 23

ITEM 2 – ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION

At our 2017 Annual Meeting, we held a non-binding, advisory shareholder vote on the frequency of future advisory shareholder votes on the compensation of our NEOs. Our shareholders expressed a preference that advisory shareholder votes on the compensation of our NEOs be held on an annual basis and, as previously disclosed, the Company continued the policy to hold such votes annually. Accordingly, as required by Section 14A of the Securities Exchange Act of 1934, we are asking shareholders to approve, on an advisory basis, the compensation of our NEOs as disclosed under the compensation disclosure rules of the SEC, including the CD&A, the compensation tables and any related material contained in this Proxy Statement.

We strongly believe you should approve our compensation in light of the factors discussed in the Executive Summary to the CD&A.

While this vote is advisory and is not binding, the Board and the Committee will review and consider the voting results when making future decisions regarding compensation of our NEOs. See “Investor Outreach and Consideration of Last Year’s ‘Say on Pay’ Vote” in the Executive Summary to our CD&A.

Shareholder Vote Required

Approval of the compensation of our NEOs requires the affirmative vote of a majority of the votes cast on this matter. Abstentions and broker non-votes will not be counted as votes cast.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
APPROVAL OF THE COMPENSATION OF OUR NEOs. SIGNED
PROXY CARDS AND VOTING INSTRUCTION FORMS WILL BE VOTED FOR THE
APPROVAL OF THE EXECUTIVE COMPENSATION UNLESS A SHAREHOLDER GIVES
OTHER INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION FORM.

24 │ MGIC Investment Corporation – 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In this CD&A, we describe the objectives and components of our executive compensation program for our NEOs, and how we make compensation decisions. Please refer to our Glossary of Terms and Acronyms in Appendix A to this Proxy Statement for definitions of certain capitalized terms.

EXECUTIVE SUMMARY

Key Takeaways

Our 2017 financial and business performance was outstanding

•	Adjusted net operating income per diluted share for 2017 was $1.36, up 37% from 2016 ($0.99), with adjusted net operating income of $517.7 million, up 31% from 2016 ($396.3 million).(1)
•	Aided in part by our new insurance written, our book of flow insurance in force, the principal source of our future revenue, grew by more than 8% in 2017.

Adjusted Net Operating Income
per Diluted Share(1)

New Insurance Written(2)

(1)    Adjusted net operating income and adjusted net operating income per diluted share are non-GAAP measures of performance. For a description of how we calculate these measures and for a reconciliation of these measures to their nearest comparable GAAP measures, see Appendix B.

(2) New insurance written refers to direct new insurance written (before the effects of reinsurance).

•	Capital transactions contributed to the decrease in our long-term debt to shareholders' equity ratio, to 26.5% as of December 31, 2017, from 46.7% as of December 31, 2016.

MGIC Investment Corporation – 2018 Proxy Statement │ 25

Executive Summary — COMPENSATION DISCUSSION & ANALYSIS

The 2017 incentive compensation we awarded is aligned with the interests of shareholders

•	Our NEOs' 2017 bonuses depended on performance against ten performance metrics, with over 40% dependent on the extent to which we achieved EPS and ROE goals.
°
As noted above, our 2017 adjusted net operating income per diluted share was 37% more than 2016 ($1.36 vs. $0.99). The Tax Act resulted in a $133 million charge to earnings in 2017 due to our remeasuring our deferred tax assets to reflect the lower rates. Adjusted net operating income excludes the effect of the remeasurement, as do the EPS and ROE metrics for our bonus plan. We present comparisons on an adjusted net operating income per diluted share basis to highlight the increase in our core financial performance.

°
Our 2017 ROE of 12.5%, as calculated by Bloomberg, was at the 81st percentile of our Benchmarking Peer Group. (Bloomberg calculates ROE by dividing GAAP net income by average equity outstanding). Our 2017 ROE, calculated using our definition of adjusted net operating income for us and each company in our Benchmarking Peer Group, was at the 92nd percentile.

•
Full vesting for all of the long-term equity awards granted to our CEO and EVPs in 2017 requires 13.5% compound annual growth in adjusted book value per share. Adjusted book value per share will be computed as if the Tax Act had not reduced the corporate tax rate from 35% to 21%. Adjusted book value per share is a non-GAAP financial measure. For a description of how we calculate this measure and for a reconciliation of this measure to its nearest comparable GAAP measure, see Appendix B to this Proxy Statement.

•	Incentive compensation for our CEO was 84.5% of his TDC in 2017 and averaged 79.3% for all NEOs.

In 2017 and 2018, we further aligned compensation with the interests of shareholders

•	Our 2017 equity awards to our CEO and EVPs were changed to:
	°	Establish three-year cliff vesting,
	°	Reduce by 12% the number of underlying shares due to a sustained increase in our stock price, and
	°	Tie vesting solely to achievement of a performance goal relating to increased book value per share.

For more information about these changes, see "— Components of our Executive Compensation Program — 2017 Long-Term Equity Awards," page 39. These vesting features were unchanged for our 2018 awards, which also had the same number of underlying shares as in 2017.

•	We increased our stock ownership guidelines in 2017. See "— Other Aspects of our Executive Compensation Program — Stock Ownership Guidelines," page 41.
•
We reduced the number of metrics to determine the 2018 bonuses, to five from the ten used in 2017. Feedback from an advisor to several of our shareholders suggested that ten metrics was a relatively large number that added complexity to the program and had the possibility of insulating pay from poor performance in any single metric.

26 │ MGIC Investment Corporation – 2018 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS — Shareholder Outreach

Shareholder Outreach and Consideration of Last Year’s “Say on Pay” Vote

During late 2017 / early 2018, we continued our shareholder outreach efforts, as shown in the chart below. Important topics of the 2017 / 2018 shareholder outreach meetings were our executive compensation program, our shareholder rights agreement and governance matters. Important topics of our 2016 / 2017 shareholder outreach meetings were our executive compensation program and governance matters. Nearly all of the changes made to our executive compensation program in 2017 and 2018 and described immediately above, were in response to feedback received from our investors and their advisors. We value the views of our shareholders and intend to continue to engage and solicit their feedback.

At the 2016 and 2017 Annual Meetings, 99% of the Say on Pay votes cast were in support of the compensation of our NEOs. The Committee views this voting result as confirmation of overwhelming shareholder support of our executive compensation program.

Compensation-Related Corporate Governance Policies and Best Practices

We have many compensation-related governance policies and best practices that we believe align our executive compensation with shareholder interests:

Stock Ownership. In early 2017, the Committee changed the stock ownership guidelines for NEOs to be stock valued at six times base salary for our CEO and three times base salary for the other NEOs. At the time the Committee changed our stock ownership guidelines, our Benchmarking Peers had guidelines for their CEOs ranging from five to seven times base salary.

Equity Holding Post-Vesting. Our NEOs and other executive officers are required to hold, for one year after vesting, the lower of 25% of shares that vest under equity awards and 50% of the shares that were received by the officer after taking account of shares withheld to cover taxes. Apart from what is required, we have had a culture of stock retention by senior executives. Excluding shares withheld from equity awards for income tax withholding, the last time any of our current or past NEOs sold our stock while an NEO was more than 12 years ago.

No Hedging, Pledging or 10b5-1 Plans. Our policies prohibit directors, NEOs and other executive officers from entering into hedging transactions referencing the Company’s equity securities, holding Company securities in a margin account, or pledging Company securities as collateral for a loan. They also prohibit the use by those individuals of plans created pursuant to Rule 10b5-1 of the Securities Exchange Act which, for example, may otherwise have allowed such persons to sell our stock while in possession of material undisclosed unfavorable information about us.

High Percentage of Performance-Based Compensation. 85% of our CEO’s 2017 TDC is tied to achievement of pre‑set performance goals.

MGIC Investment Corporation – 2018 Proxy Statement │ 27

Governance Policies and Best Practices — COMPENSATION DISCUSSION & ANALYSIS

Limited Perquisites. Our NEO perks are very modest, ranging between approximately $800 and $4,800 in 2017.

Effective Use of Equity Compensation with Low Burn Rate and Dilution. The total equity awards granted to all participants under our 2015 Omnibus Incentive Plan in each of January 2017 and January 2018 were less than 0.5% of our outstanding shares at the prior December 31. In October 2017, the Compensation Consultant provided a report indicating that the Company had the lowest dilution from outstanding awards among all companies in the Benchmarking Peer Group (calculated as average of 2014-2016 shares granted as a percentage of weighted average total shares outstanding). Based on a “burn rate” methodology that uses the average of the total awards granted (adjusted depending on the volatility of the price of the underlying stock, which for us increases the calculated "burn rate") and the weighted average number of shares outstanding during each of the last three completed years, our three-year average annual “burn rate” for 2015-2017 would be approximately 1.2%.

Limited Change in Control Benefits:

•	“Double trigger” is required for any benefits to be paid — equity awards will not vest upon a change in control if the Committee determines that the awards will be assumed or replaced;

•	Cash severance does not exceed 2 times base salary plus bonus plus retirement plan accrual; and

•	There is no excise tax gross-up provision.

Employment Agreements. None; only the limited provisions referred to above that are effective after a change in control.

“Clawback” Policy. Our “clawback” policy applies to cash incentive compensation as well as equity award compensation received by our NEOs and other executive officers.

Compensation Consultant Performs No Services for Us. The Compensation Consultant is retained by the Committee and performs no services for the Company.

Compensation Risk Evaluation. Annually, the Committee reviews an executive compensation risk evaluation by management designed to ensure that our compensation programs do not motivate excessive risk-taking and are not reasonably likely to have a material adverse effect on the Company.

Omnibus Incentive Plan. Our 2015 Omnibus Incentive Plan, approved by shareholders, contains the following provisions:

•	No granting of stock options with an exercise price less than the fair market value of the Company’s common stock on the date of grant;

•	No re-pricing (reduction in exercise price) of stock options;

•	No cash buy-outs of underwater stock options;

•	No inclusion of reload provisions in any stock option grant;

•	No payment of dividends on performance shares before they are vested;

•	No single trigger vesting of awards upon a change in control in which the awards are assumed or replaced;

•	No recycling of shares withheld for tax purposes upon vesting;

•	No granting of more than 5% of the awards under the plan with a vesting period of less than one year; and

•	No Committee discretion to accelerate vesting of awards, except under certain limited instances like death, disability and retirement.

28 │ MGIC Investment Corporation – 2018 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS — Objectives of our Compensation Program

OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAM

In setting compensation, the Committee focuses on TDC. The objectives of our executive compensation program are to:

•	Attract and retain high-quality executives. We want a competitive pay opportunity in the sense that:

◦	our base salaries are on average around the median of our Benchmarking Peers over a several year time horizon, and

◦	our bonus and long-term equity awards, when performance is strong, move TDC above the market median to reflect that strong performance.

•	Align executive compensation with long-term shareholder interests. We aim to achieve a close alignment between compensation and long-term shareholder interests by:

◦	linking compensation to Company and executive performance; and

◦	paying a substantial portion of TDC in:

▪	bonuses based on specific goals that align payouts with Company performance, and

▪	long-term equity awards whose vesting is based on three-year goals that align payouts with Company performance and whose value directly reflects our stock price.

•	Limit perquisites. We provide only minimal perks for our executive officers.

HOW WE MAKE COMPENSATION DECISIONS

Role of the Management Development, Nominating and Governance Committee

The Committee, which consists solely of independent directors, is responsible for overseeing the development and administration of our executive compensation program. The Committee approves the compensation of our CEO and our other senior executives, and performs other tasks including:

•	Review and approval of bonus and equity compensation goals and objectives;

•	Evaluation of performance in light of these goals and objectives; and

•	Evaluation of the competitiveness of the CEO’s total compensation package.

The Committee also supports the Board’s role in overseeing the risks facing the Company, as described in more detail above under “Committee Membership and Meetings — Board Oversight of Risk.”

The Committee is supported in its work by our Chief Executive Officer, our Chief Human Resources Officer, our General Counsel and the Committee’s Compensation Consultant, as described below. Our Chairman of the Board, who was previously our CEO but now is not a member of our management, regularly participates in meetings of the Committee.

Role of the Compensation Consultant

The Committee has retained Frederic W. Cook & Co., a nationally recognized executive compensation consulting firm, to advise it. While our Chief Human Resources Officer coordinates its assignments, the Compensation Consultant reports directly to the Committee; the Committee retains authority to approve the compensation of the Compensation Consultant, determine the nature and scope of its services and evaluate its performance. The Compensation Consultant provides

MGIC Investment Corporation – 2018 Proxy Statement │ 29

How We Make Compensation Decisions — COMPENSATION DISCUSSION & ANALYSIS

no services to the Company. The Committee may replace the Compensation Consultant or hire additional consultants at any time. A representative of the Compensation Consultant attends meetings of the Committee, as requested.

The Committee retains the Compensation Consultant to help it evaluate and oversee our executive compensation program and to periodically review the compensation of our directors. In connection with our executive compensation program, the Compensation Consultant provides various services to the Committee, including advising the Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program, including its relationship to performance.

The Compensation Consultant's work for the Committee during 2017 and early 2018 included:

•	Providing an evaluation of NEO compensation compared to Benchmarking Peers;

•	Providing advice about the annual bonus plan, including the goals and target performance incorporated into the formula that is used to determine payouts;

•	Providing advice about the long-term equity incentive program, including the level of awards granted under the program and the vesting provisions;

•	Providing advice regarding “best practice” compensation practices, such as stock retention guidelines;

•	Reviewing the benchmarking peer group we used to evaluate our 2016 executive compensation and providing advice regarding the addition of four peers to the group in 2017;

•	Performing simulations of the concern level output of the quantitative pay-for-performance model of a leading proxy governance firm using our CEO’s compensation and our TSR as inputs;

•	Reviewing drafts and commenting on the CD&A and related compensation tables for the Proxy Statement; and

•	Providing an evaluation of compensation for the non-employee directors compared to market, and providing advice about possible revisions to the director compensation program.

The Committee has assessed the independence of the Compensation Consultant pursuant to SEC and New York Stock Exchange rules and concluded that its work for the Committee does not raise any conflict of interest.

Role of Officers

While the Committee is ultimately responsible for making all compensation decisions affecting our NEOs, our CEO participates in the process because the Committee views his input as necessary given his close day-to-day association with the other NEOs and his knowledge of our operations. Among other things, our CEO makes recommendations on the components of compensation for the NEOs, other than himself. Our CEO does not participate in the portions of Committee meetings regarding the review of his own performance or the determination of the amounts of his compensation or when the Committee members meet among themselves.

Our Chief Human Resources Officer and our General Counsel also participate in the Committee’s compensation process. Our Chief Human Resources Officer is responsible for coordinating the work of the Compensation Consultant for the Committee and the annual preparation of an executive compensation risk evaluation. He maintains knowledge of executive compensation trends, practices, rules and regulations and works with our General Counsel on related legal and tax compliance matters as well as on other matters related to executive compensation. The Committee receives information from management that includes: detailed breakdowns of the compensation of the NEOs; the amount, if any, that our NEOs realized during the period they were NEOs from sales of stock received upon vesting of equity awards; the total amount of stock and RSUs held by each NEO; and the other compensation information disclosed in this Proxy Statement.

30 │ MGIC Investment Corporation – 2018 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS — Benchmarking

BENCHMARKING

To provide the Committee with a framework for evaluating compensation levels for our NEOs against market practices, the Compensation Consultant periodically prepares reports analyzing compensation data for our Benchmarking Peers. In addition, each year we provide the Committee with information regarding market trends and expected executive base salary changes for the coming year. The compensation surveys that we reviewed and, with the concurrence of the Compensation Consultant, summarized in the aggregate for the Committee in connection with establishing base salaries for 2017 were published by AON Hewitt, Mercer Consulting, Willis Towers Watson and World at Work.

We added companies to our Peer Group in 2017

The U.S. mortgage insurance industry has only six public companies. Therefore, the Committee has found it necessary to include companies from outside the mortgage insurance industry when constructing our group of Benchmarking Peers. Historically, surety and title insurers have been included because, like mortgage insurers, they have significant exposure to the residential real estate market.

While shareholders have not expressed concern with our Benchmarking Peer Group during our engagements, the Committee periodically reviews the composition of the group. In March 2017, the Committee added four companies to the group for several reasons, including the following:

•
Size of the Group. Due to the limited number of public companies in the mortgage, surety and title insurance industries, our 2016 peer group of ten companies has been smaller than the peer groups of most other companies. In addition, the number was expected to decrease as one of the Benchmarking Peers had agreed to be acquired by a non-public company (that transaction remains pending as of June 1, 2018), and two of the other Benchmarking Peers have significantly decreased in size since 2008 as a result of the financial crisis. Because of the relatively small peer group size and the prospect of it becoming smaller, the Committee chose to increase the size of our peer group.

•
Composition of the Group. As noted above, our 2016 peer group was composed of companies in the mortgage, surety and title insurance industries. However, recent talent acquisition has been from outside those industries; one of our NEOs and several of the officers we have most recently hired joined us from banking and mortgage finance companies. Therefore, the Committee determined that those industries should be represented in our peer group. In determining the companies to be added to our peer group, the Committee also considered which companies chose us as a peer; three of the four companies added chose us as a peer.

Why the selected peers are appropriate for benchmarking purposes

Our Benchmarking Peer Group, including an identification of the companies added for 2017, is shown below. We believe these companies are appropriate for benchmarking our executive compensation for the reasons shown in the table below.

MGIC Investment Corporation – 2018 Proxy Statement │ 31

Benchmarking — COMPENSATION DISCUSSION & ANALYSIS

	Mortgage Insurer - Direct Competitor(1)	Direct Exposure to Residential Real Estate Market	Industry in which we Compete for Talent	Chose us as a Peer	Business
MGIC 2017 Peer Group
MGIC 2016 Peer Group
Ambac Financial Group, Inc.		X	X	X	Financial Guaranty Insurer
Arch Capital Group Ltd.	X	X	X		Includes Mortgage Insurer
Assured Guaranty Ltd.		X	X	X	Financial Guaranty Insurer
Essent Group Ltd.	X	X	X	X	Mortgage Insurer
Fidelity National Financial Inc.		X	X		Title Ins & Other R.E. Services
First American Fin'l Corp.		X	X		Title Ins & Other R.E. Services
Genworth Financial Inc.	X	X	X	X	Includes Mortgage Insurer
MBIA Inc.		X	X	X	Financial Guaranty Insurer
NMI Holdings Inc.	X	X	X	X	Mortgage Insurer
Radian Group Inc.	X	X	X	X	Mortgage Insurer
Flagstar Bancorp Inc.		X	X		Mortgage Orig & Svg; Banking
Ocwen Financial Corp.		X	X	X	Mortgage Svg & Lending
PennyMac Fin'l Services Inc.		X	X	X	Mortgage Svg & Lending
PHH Corporation		X	X	X	Mortgage Svg & Lending

(1)	Parent companies of direct competitors whose overall results are principally or significantly impacted by these competitors.

As shown in the table below, we are reasonably comparable in terms of revenues, market capitalization and CEO compensation to the companies in our Benchmarking Peer Group.

MGIC Percentile Rank Versus Peer Group
2017 Revenue	41st
12/31/17 Market Capitalization	80th
2017 CEO TDC	44th
1-Year TSR (Period ended 12/31/17)	76th
3-Year TSR (Period ended 12/31/17)	61st
5-Year TSR (Period ended 12/31/17)	100th

32 │ MGIC Investment Corporation – 2018 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS — Components

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

Each of the components of our executive compensation is discussed below. To meet our objective of aligning compensation and shareholder interests, our executive compensation program includes an annual bonus program that is tied to Company performance, and long-term equity awards whose vesting is based on Company performance and whose ultimate value reflects our stock price. As shown in the chart below, a large percentage (84.5%) of our CEO's TDC is at-risk through the annual bonus and long-term equity awards.

CEO 2017 Pay Mix (% of TDC)
At-Risk Performance-Based Pay: 84.5%

Base Salary

Our general philosophy is to target base salary range midpoints for our executive officers near the median levels of their Benchmarking Peer Group counterparts. In addition to reviewing market competitiveness, in considering any change to our CEO’s compensation, including base salary, the Committee takes into account its evaluation of his performance, based in part on a CEO evaluation survey completed by each non-management director. Subjects covered by the evaluation include financial results, leadership, strategic planning, succession planning, external relationships and communications and relations with the Board. Base salary changes for our other NEOs are recommended to the Committee by the CEO based on his evaluation of each NEO’s performance and the base salary surveys referred to under “Benchmarking” above. The Committee approves changes in salaries for NEOs after taking into account the CEO’s recommendations and the Committee's independent judgment regarding the officer gained through the Committee’s general contact with them, including contact through Board meetings.

In early April 2017, each NEO received a merit salary increase of approximately 3%. (The portion of Mr. Lane's base salary attributable to a 2010 retention arrangement is not considered in determining his increase.)

Annual Bonus

Background Considerations. In each of 2017 and 2016, we experienced large one-time expenses, including an additional $133 million tax provision in 2017 as a result of the enactment of the Tax Act. Because of the non-recurring nature of these items, we believe a benchmark of adjusted net operating income (including per diluted share) should be used to analyze our 2017 and 2016 actual results. Adjusted net operating income excludes this additional tax provision and other items that are generally viewed by securities analysts that follow us as not relevant to their analysis of our performance. Our adjusted net operating income per diluted share was $1.36 in 2017, compared to $0.99 in 2016, a 37% increase; our adjusted net operating income was $517.7 million in 2017, compared to $396.3 million in 2016, a 31% increase. Adjusted net operating income (including per diluted share) is a non-GAAP measure of performance. For a reconciliation of this measure to its nearest comparable GAAP measure, see Appendix B to this Proxy Statement.

MGIC Investment Corporation – 2018 Proxy Statement │ 33

Components — Annual Bonus — COMPENSATION DISCUSSION & ANALYSIS

The structure of our current bonus program, which has financial goals and business objectives, was initially adopted for our 2015 fiscal year and was in effect for 2016 and 2017.

Maximum Bonus Opportunity. Unchanged from 2016, the NEOs’ maximum bonus opportunities for 2017 are 3 times base salary for the CEO and 2.25 times base salary for the other NEOs. (The portion of Mr. Lane's base salary attributable to a 2010 retention arrangement is not considered as part of his base salary for these purposes.) Bonus opportunity represents a multiple of the base salary amount approved by the Committee in January that becomes effective in March or April of the year for which the bonuses are awarded. Such base salary amounts will not be the same as the base salary amounts disclosed in the SCT due to the effects of the March or April pay increases and variability in the number of pay periods in each calendar year. Based on our periodic assessment of our Benchmarking Peer Group, we have determined that these maximum bonus opportunities are appropriate to meet our objective that, when performance is strong, our bonus and long-term equity awards should move TDC above the market median to reflect that higher performance. In addition, in determining the TDC opportunity, the Committee has weighted bonus potentials more heavily than base salaries because bonuses are more directly linked to Company performance.

Our CEO's maximum bonus opportunity is in line with our Benchmarking Peers' practices. In January 2018, the Compensation Consultant provided a report including the following comparative data showing how our CEO’s 2016 maximum bonus opportunity, as a percentage of base salary, compares to those of the CEOs in our Benchmarking Peer Group. Comparisons for 2016 are shown because this compensation data was the latest available when the report was provided by the Compensation Consultant.

MGIC Percentile Rank Among Benchmarking Peer Group
CEO Disclosed Maximum Bonus Opportunity for 2016 as a Percent of Base Salary

		2016 Peer Group
	MGIC	25th percentile	Median	75th percentile
Bonus Opportunity(1) (% of Base Salary)	300%	240%	306%	438%

(1)
Of the fourteen peer companies, twelve disclose a maximum bonus opportunity. For the two companies that do not disclose a maximum bonus opportunity, we used the highest percentage paid for 2014, 2015 or 2016 as the maximum opportunity.

Determination of 2017 Bonus. Payment of bonuses for NEOs is conditioned on meeting one or more of the goals listed in our shareholder-approved 2015 Omnibus Incentive Plan. Prior to the Tax Act, compensation paid under a bonus plan of this type was intended to qualify as deductible compensation, as discussed in more detail under “Other Aspects of Our Executive Compensation Program – Tax Deductibility Limit” in this CD&A. Under the 2017 bonus plan, if the Combined Ratio is less than 40%, then the maximum bonus may be paid, unless the bonus formula described below results in a lower amount. For 2017, our Combined Ratio was 20.5%, which is the sum of our Expense Ratio of 16.0% and our Loss Ratio of 4.5%. For more information about these metrics, see the table titled "Calculation of 2017 Preliminary Bonus Percentage" below.

As shown in the table below, the bonus formula for 2017 had five financial performance goals (with a total weight of 75%) and five business objectives (with a total weight of 25%). Threshold, target and maximum performance levels were established for each financial performance goal. Actual performance at such levels would result in 0%, 50% and 100% achievement, respectively, for that goal, with actual achievement between these levels calculated by interpolation. The percentages determined by the Company’s actual 2017 performance for each financial performance goal were multiplied by assigned weights to determine a weighted score for that goal. For each business objective, the Committee reviewed management’s written report of the Company’s activities with respect to each objective and the related score, which was accepted by the Committee.

34 │ MGIC Investment Corporation – 2018 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS — Components — Annual Bonus

Calculation of 2017 Preliminary Bonus Percentage					Maximum
					Possible
	2017 Performance Levels			Actual	Score		Weighted
	Threshold	Target	Maximum	2017	(Weight)	Score	Score
Financial Performance Goals:
Diluted EPS, before effects of tax law changes	$0.43	$0.86	$1.08	$1.28	30%	30.0
Return on Equity, before effects of tax law changes	6.0%	12.4%	15.0%	19.2%	25	25.0
Flow New Insurance Written (billions)	$40.0	$48.0	$56.0	$49.1	15	8.5
Expense Ratio	20.4%	17.4%	15.0%	16.0%	15	11.9
Loss Ratio	6.2%	3.1%	2.1%	4.5%	15	4.1
Total					100%	79.5
Times: Total Weight of Financial Performance Goals						X 75%	59.6%

Business Objectives:
Capital Position		For a discussion of performance against these business objectives, see "Performance Against Business Objectives" below			20%	20.0
Grow Insurance in Force					20	20.0
Manage Role of MI in Housing Policy					20	18.0
Pursue Business Opportunities					20	10.0
Develop Co-Workers					20	20.0
Total					100%	88.0
Times: Total Weight of Business Objectives						X 25%	22.0%
2017 Preliminary Bonus Percentage							81.6%

The aggregate weighted financial and business performance scores resulted in a preliminary bonus percentage of 81.6%. The Committee has discretion to adjust the preliminary bonus percentage down by as much as 20 percentage points or up by as much as 10 percentage points, but did not do so. The adjusted percentage was multiplied by the aggregate maximum bonuses of the NEOs to determine the amount of the total bonus pool, which the Committee is not required to allocate in full; it allocated the pool such that the CEO received 81% of his maximum bonus and the other NEOs received an average of 80.5% of their maximum bonuses. The CEO recommends to the Committee a bonus for each of the other NEOs, which takes account of the bonus formula and the CEO’s evaluation of the NEO’s performance. The Committee, which has regular contact with the NEOs through their interaction with the Board, accepted the CEO’s recommendation and approved bonuses for the other NEOs.

The following table shows the percentage of the maximum possible bonus received by our CEO for the past three years.

	2015	2016	2017
CEO Bonus Received as a Percentage of Maximum Possible Bonus	92%	89%	81%

Performance Against Business Objectives. As shown in the table below, in 2017, the Company achieved favorable results against the business objectives used to determine the 2017 bonuses of our NEOs.

MGIC Investment Corporation – 2018 Proxy Statement │ 35

Components — Annual Bonus — COMPENSATION DISCUSSION & ANALYSIS

Business Objective		Results

Capital Position - Manage capital with consideration of compliance requirements, access to capital, levels of capital, the mix of sources of capital, and financial flexibility.	»
•    Capital transactions contributed to the decrease in our long-term debt to shareholders' equity ratio, to 26.5% as of December 31, 2017, from 46.7% as of December 31, 2016.
•    Increased dividends from our principal subsidiary, MGIC, to our holding company, from $64 million in 2016 to $140 million in 2017.
•    Received upgraded ratings for MGIC from Moody's and Standard and Poor's.

Prudently Grow Insurance in Force - Manage the 2017 book of business by product, geography and customer to produce a desirable volume and mix.	»
•    Grew flow insurance in force by more than 8%.
•    Wrote $49.1 billion of NIW consistent with return goals and at levels of risk within risk appetite.
•    Increased market share from 17.8% in 2016 to 18.3% in 2017, despite significant pressure from tax-advantaged mortgage insurers.

Manage Role of Mortgage Insurance in Housing Policy - Manage the Company's business franchise through dealings with federal and state regulatory agencies, as well as the GSEs.	»
•    Held leadership positions in trade associations.
•    Continued to enhance the reputation of the Company and the mortgage insurance industry relative to changing housing policy and a broader role for private mortgage insurance.

Pursue Business Opportunities - Advance core business within and outside GSE framework. Seek new opportunities to utilize core strengths.	»
•    Positioned a credit insurance subsidiary to participate in future GSE credit risk transfer deals if acceptable returns can be achieved, considering strategic benefits. (In the first quarter of 2018, this subsidiary participated in two such deals.)

Develop Co-Workers - Develop and nurture a respected organization with a clear path of succession throughout using best practice talent management efforts.	»	• Continued to build a robust talent review and succession mechanism for all management and key contributor positions.

Rigor of Our Financial Performance Goals. The 2017 target performance levels (for 50% payout level) and maximum performance levels (for 100% payout) for each financial performance goal compared to actual performance in 2016 are presented below. These comparisons support our belief that our financial performance goals were set at suitably rigorous levels.

Diluted Earnings per Share Before Effects of Tax Law Changes

2016	2017 Performance Levels
Actual	Target	Maximum
$0.86	$0.86	$1.08

Our 2017 diluted EPS target performance level was set equal to our 2016 actual results, and the maximum performance level was set 26% higher than our 2016 actual results.

36 │ MGIC Investment Corporation – 2018 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS — Components — Annual Bonus

Return on Equity before Effects of Tax Law Changes

2016	2017 Performance Levels
Actual	Target	Maximum
15.3%	12.4%	15.0%

Our 2017 return on equity target performance level was set equal to our 2017 forecasted level. Our ROE calculation reflects GAAP net income, before effects of tax law changes, divided by beginning shareholders' equity. As shareholders' equity increases, all things equal, ROE will decrease. The decrease in the 2017 forecasted performance level compared to the 2016 actual ROE reflects, in part, the 14% increase in beginning shareholders' equity. Our target net income would have put us in the 52nd percentile of the Benchmark Peer Group’s ROEs for 2016 shown by Bloomberg and confirms our January 2017 view that our ROE target was set at a reasonably rigorous level.

New Insurance Written ("NIW") (billions)

2016	2017 Performance Levels
Actual	Target	Maximum
$47.9	$48.0	$56.0

Our 2017 NIW target performance level of $48.0 billion was set equal to our 2016 actual NIW (rounded up), while the maximum performance level required a 17% increase over our 2016 NIW. The target performance level reflected that we remained subject to significant challenges, including intense price and other competition within our industry, and continued strong competition from the Federal Housing Administration and the Veterans Administration. In addition, at the time the bonus metrics were established, the 2017 mortgage origination market was expected to decline from 2016 levels due to declines in refinancing originations more than offsetting a small increase in purchase originations. Our actual NIW in 2017 was at the highest level since 2007 and increased by $1.2 billion over 2016 (a 2.5% increase).

Expense Ratio

2016	2017 Performance Levels
Actual	Target	Maximum
15.3%	17.4%	15.0%

Our 2017 expense ratio target performance level was set equal to our 2017 forecasted level. Our expense ratio, while the lowest in the industry, was forecasted to increase in 2017 over our 2016 level due to an expected increase in expenses, largely due to the upgrading of our technology and our headquarters building (which had not undergone a major renovation since its completion in 1973), and an expected decrease in net premiums written, due to expected changes in NIW, our mix of business, our premium rates, and the percentage of our insurance in force being ceded to reinsurers. Our maximum performance goal would have required a 9% decrease in expenses from 2016, or an 8% increase in net premiums written from 2016 (or some combination of the two).

Loss Ratio(1)

2016	2017 Performance Levels
Actual	Target	Maximum
3.1%	3.1%	2.1%

(1)
Our 2015 Omnibus Incentive Plan provides for performance to be calculated by excluding items determined to be extraordinary, unusual or non-recurring, which for 2017 were losses incurred associated with hurricane activity in Florida, Puerto Rico and Texas.

A declining loss ratio indicates improving performance. Our 2017 loss ratio target performance level of 3.1% was set equal to the actual level in 2016, while the maximum performance level would have required a 32% improvement over 2016.

MGIC Investment Corporation – 2018 Proxy Statement │ 37

Components — Annual Bonus — COMPENSATION DISCUSSION & ANALYSIS

CEO Bonus Alignment. The following chart illustrates how our CEO bonuses have aligned with the Company’s year-end stock price and with our adjusted net operating income (loss) for the past five years. Adjusted net operating income (loss) is a non-GAAP financial measure. For a description of how we calculate this measure and for a reconciliation of this measure to its nearest comparable GAAP measure, see Appendix B to this Proxy Statement.

38 │ MGIC Investment Corporation – 2018 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS — Components — Long-Term Equity

Long-Term Equity Awards

Background Considerations. Consistent with our belief that there should be a strong link between compensation and performance, long-term equity awards provide one of our most significant TDC opportunities. We emphasize this component of our executive compensation program because it aligns executives’ interests with those of shareholders by linking compensation to both company performance and stock price, while fostering a long-term planning horizon and supporting the retention of our leadership team. Long-term equity awards at their grant date value represented 47% of the 2017 TDC of our CEO and averaged 38% of the 2017 TDC of our other NEOs.

Our CEO's long-term equity awards are in line with our Benchmarking Peers' practices. The following table shows how the Company's grant date value of long-term equity awards to our CEO compares to the awards to the CEOs of our Benchmarking Peer Group. MGIC's percentile rank in 2016 was low due to the low stock price on the grant date. (Awards are granted in January of each year.)

MGIC's CEO Long-Term Equity Awards - Percentile Rank Among our Benchmarking Peers

	Target # of Shares Granted	Grant Date Value	MGIC Grant Date Stock Price	MGIC Percentile Rank
2016 Long-Term Equity Awards	294,000	$1,664,040	$5.66	30th
2017 Long-Term Equity Awards	243,320	$2,532,961	$10.41	44th
2018 Long-Term Equity Awards (2017 awards for peers)	264,880	$4,187,753	$15.81	60th

Below is a discussion of our 2017 long-term equity awards and a discussion of our 2016 and 2015 long-term equity awards, which is provided for comparison purposes and because a portion of the long-term equity awards granted in 2016 and 2015 vested in 2017.

2017 Long-Term Equity Awards. To further align our long-term equity awards with the interests of shareholders, the 2017 long-term equity awards granted to our NEOs reflect the following changes compared to the 2016 awards.

Change		Explanation
100% Cliff Vesting	»
The 2016 Book Value (BV) Awards, discussed below, were subject to partial vesting each year, while the 2017 Book Value (BV) Awards only cliff vest after three years based on compound achievement of an adjusted book value per share growth goal.

100% BV Awards	»	While 2016 BV Awards represented 80% of the equity awards granted to our CEO and EVPs in 2016, BV Awards represent 100% of the equity awards to these officers in 2017.

Reduced Number of Units Awarded	»
We awarded approximately the same number of RSUs to our CEO and other NEOs each year during 2012-2016. The price of our stock was extremely volatile during this period; its closing price on the award dates in each of those years was $3.95, $2.75, $8.43, $8.98, and $5.66. Given the bounds of this price range, the Committee believed that reducing the number of shares when the price went up and increasing it when the price went down would not foster proper alignment with shareholders. Given the increase in our stock price from the 2016 grant date, a general sustained increase in its price since mid-2012, and our return to sustained profitability, the Committee reduced the number of shares awarded in 2017 by 12% compared to the number granted in 2016.

100% of the long-term equity awards granted to the NEOs in 2017 were BV Awards. These awards cliff vest after three years based on cumulative achievement of a three-year cumulative adjusted book value ("ABV") per share growth goal that represents a 13.5% compound annual growth in ABV. Book value growth was chosen as the vesting goal in part because of its simplicity and relevance to management and investors. Book value growth measures cumulative build-up of equity in the Company; we believe its use as a metric aligns executive compensation with the financial strength of the Company.

MGIC Investment Corporation – 2018 Proxy Statement │ 39

Components — Long-Term Equity — COMPENSATION DISCUSSION & ANALYSIS

ABV per share is a non-GAAP financial measure. For a description of how we calculate this measure and for a reconciliation of this measure to its nearest comparable GAAP measure, see Appendix B to this Proxy Statement. For the 2017 BV Awards, one adjustment to book value is the elimination of the effects of the Tax Act. Therefore, the 2017 ABV is increased by adding back the additional tax expense related to the remeasurement of our net deferred tax assets to reflect the lower corporate income tax rate under the Tax Act. In 2018 and 2019, ABV will be decreased by reflecting income taxes at a 35% tax rate, instead of the 21% tax rate provided for under the Tax Act.

The table below shows:

•	the three-year cumulative goal for vesting of the 2017 BV Awards, and

•	the 2017 growth in ABV per share as calculated for the awards; no shares will vest until the end of the three-year performance period

Growth in Adjusted Book Value per Share for 2017 Equity Awards

3-year Cumulative Goal	2017 Actual Growth
$3.56	$1.34

2016 and 2015 Performance-Based Long-Term Equity Awards – BV (Book Value) Awards. BV Awards represented 80% of the long-term equity awards granted in each of January 2016 and 2015 to the CEO and NEOs who were Executive Vice Presidents ("EVPs"), and 60% of the awards to NEOs who were Senior Vice Presidents ("SVPs"). Vesting for these awards will occur over a three-year period, based on achievement of a three-year cumulative goal for growth in ABV per share. Partial vesting may occur annually (up to a maximum of 1/3 for the first year and 2/3 for the first and second years combined) based on progress against the three-year cumulative goal. ABV per share is a non-GAAP financial measure. For a description of how we calculate this measure and for a reconciliation of this measure to its nearest comparable GAAP measure, see Appendix B to this Proxy Statement.

The tables below show:

•	the three-year cumulative goal for vesting of the 2016 and 2015 BV Awards,

•	the 2017, 2016 and 2015 growth in adjusted book value per share as calculated for each of the awards, and

•	the resulting vesting percentages.

The three-year cumulative goal for 2016 and 2015 equity awards represented a compound annual growth in ABV of 14.9% and 26.5%, respectively.

Growth in Adjusted Book Value per Share for 2016 Equity Awards

3-year Cumulative Goal	2016 Actual Growth	2016 Vesting %	2017 Actual Growth	2017 Vesting %
$3.49	$0.94	26.9%	$1.44	39.8%

Growth in Adjusted Book Value per Share for 2015 Equity Awards

3-year Cumulative Goal	2015 Actual Growth	2015 Vesting %	2016 Actual Growth	2016 Vesting %	2017 Actual Growth	2017 Vesting %
$3.39	$1.21	33.3%	$1.40	33.4%	$2.05	33.3%

2016 and 2015 Other Long-Term Equity Awards - CR (Combined Ratio) Awards. The remaining 20% of the long-term equity awards granted in January 2016 and January 2015 to the CEO and NEOs who were EVPs, and 40% of the awards to NEOs who were SVPs, vest through continued service during a three-year performance period, if the Combined Ratio is less than 40%. The Committee adopted a performance goal for these awards to further align the interests of our NEOs with shareholders and to qualify the awards for the performance-based compensation exception under Section 162(m)

40 │ MGIC Investment Corporation – 2018 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS — Components — Long-Term Equity

of the Internal Revenue Code. See “Other Aspects of Our Executive Compensation Program – Tax Deductibility Limit” in this CD&A. One-third of the CR Awards are scheduled to vest in each of the three years after they are granted. If the performance goal is not met for a particular year, the awards that were scheduled to vest that year will be forfeited.

For 2017, the Combined Ratio was 20.5% (Expense Ratio of 16.0% and Loss Ratio of 4.5%). As a result, the portions of the 2016 and 2015 awards that were scheduled to vest in February 2017 did vest.

With respect to all of these awards, dividends are not paid currently, but when awards vest, a payment is made equal to the dividends that would have been paid had those vested awards been entitled to receive current dividends. We have not paid dividends since 2008 and do not anticipate paying dividends in the foreseeable future.

Pension Plan

Our executive compensation program includes a qualified pension plan and a supplemental executive retirement plan. We believe retirement plans are an important element of a competitive compensation program. These plans compute retirement benefits based only on current cash compensation (salary and annual bonus) and therefore do not include longer-term incentives that can result in substantial increases in pension value. We also offer a broad-based 401(k) plan to which we make contributions in cash. A description of our pension plan can be found following the table titled “Pension Benefits at 2017 Fiscal Year-End” in “Compensation and Related Tables” below.

Perquisites

To avoid an entitlement mentality, the perks we provide to our NEOs are minimal, ranging from $800 to $4,800. The 2017 perks included club dues and expenses, a parking space at our headquarters and spouse travel in connection with conferences attended by our CEO.

OTHER ASPECTS OF OUR EXECUTIVE COMPENSATION PROGRAM

No Employment Agreements

Our CEO and other NEOs do not have employment agreements other than those discussed below that become effective upon a change in control.

Stock Ownership by Named Executive Officers

Stock Ownership Guidelines. We have stock ownership guidelines for our executive officers to encourage them to maintain an ownership interest in the Company and to mitigate potential risks from incentive arrangements. Stock considered owned consists of shares owned outright by the executive (including shares in the executive's account in our 401(k) plan), and unvested restricted stock and RSUs scheduled to vest within one year (assuming ratable vesting over the performance period).

As noted above, in January 2017, the Committee changed the stock ownership guidelines to be stock valued at six times base salary for our CEO and stock valued at three times base salary for the other NEOs. Until the guideline is met, an NEO must not dispose of the portion of shares received upon vesting of equity awards equal to the lower of 25% of the shares that vested and 50% of the shares that were received by the NEO after taking account of shares withheld to cover taxes.

MGIC Investment Corporation – 2018 Proxy Statement │ 41

Other Aspects — COMPENSATION DISCUSSION & ANALYSIS

Each of our NEOs is in compliance with our stock ownership policy. The table below shows the revised guidelines, shares considered owned as of December 31, 2017 for purposes of the revised guidelines, and the multiple of base salary represented by that ownership for our CEO and all other NEOs.

	Guideline (value of shares)	Actual Ownership (value at 12/31/17)	Actual Ownership as a Multiple of Base Salary
CEO	$5,100,000	$17,125,632	20.1 x
Total Other NEOs	$6,650,700	$16,511,889	7.4 x

Equity Holding Post-Vesting Requirement. A portion of equity awards granted to our NEOs and other executive officers must not be sold for one year after vesting. The number of shares that must not be sold is the lower of 25% of the shares that vested and 50% of the shares that were received by the officer after taking account of shares withheld to cover taxes. The holding period may end before one year if the officer is no longer required to report their equity transactions to the SEC. The holding period does not apply to involuntary transactions, such as would occur in a merger, and for certain other dispositions.

Excluding shares withheld from equity awards for income tax withholding, the last time any of our current or past NEOs sold our stock while an NEO was more than 12 years ago.

Hedging, Pledging and 10b5-1 Plan Prohibitions

Under our hedging policy, our directors, NEOs and other executive officers may not enter into hedging transactions referencing the Company’s equity securities, which for these purposes include, but are not limited to, vested and unvested RSUs and company stock held directly or indirectly. Under our pledging policy, those same individuals may not hold Company securities in a margin account or pledge Company securities as collateral for a loan. Our insider trading policy prohibits the use by those individuals of plans created pursuant to Rule 10b5-1 of the Securities Exchange Act which, for example, may otherwise have allowed such persons to sell our stock while in possession of material undisclosed unfavorable information about us.

“Clawback” Policy

Under our “clawback” policy, the Company will seek to recover from any NEO or other executive officer, to the extent the Committee deems appropriate, amounts associated with cash incentive compensation that was earned and equity awards that vested based on achievement of a performance goal if a subsequent financial restatement shows that such compensation should not have been paid.

Change in Control Provisions

Each of our NEOs is a party to a Key Executive Employment and Severance Agreement with us (a “KEESA”), as described in the section titled “Potential Payments Upon Termination or Change-in-Control – Change in Control Agreements” below. No executive officer has an employment or severance agreement, other than a KEESA. The period for which our KEESAs provide employment protection ends on the third anniversary of the date of a change in control. Our KEESAs provide for a cash termination payment in two lump sums (or one lump sum if neither the Company nor any affiliate’s stock is publicly traded) only after both a change in control and a specified employment termination (a “double trigger”). Our KEESAs provide for "double trigger" vesting of equity awards: there must be a change in control and an employment termination.
The agreements for our outstanding equity awards provide that the equity will not vest upon a change in control if the Committee reasonably determines in good faith prior to the occurrence of the change in control that the awards will be assumed or replaced by the employee’s employer immediately following the change in control with an alternative award meeting specified requirements.

42 │ MGIC Investment Corporation – 2018 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS — Other Aspects

Our KEESAs do not contain a gross-up by the Company for any excise tax payments resulting from payments upon a change in control. For participants with KEESAs effective on or after October 23, 2014, and/or who have reached age 62, payments under the KEESAs, or under any other agreement with or plan of the Company, are capped by reducing such payments to an amount that will not trigger payment of federal excise taxes on such payment. For participants with KEESAs effective before October 23, 2014, and who are younger than age 62, payments under the KEESAs, or under any other agreement with or plan of the Company, are similarly reduced only if the resulting after-tax value to the participant of the total payments upon a change in control is greater than the after-tax value to the participant if the cash payments were not so reduced with the participant responsible for the excise taxes.

For additional information about our KEESAs, see “Compensation and Related Tables – Potential Payments Upon Termination or Change-in-Control – Change in Control Agreements” below.

No Stock Option Repricing

Our 2011 Omnibus Incentive Plan and our 2015 Omnibus Incentive Plan both prohibit the repricing of stock options, either by amending existing options to lower the exercise price, by granting new options having a lower exercise price in exchange for outstanding options having a higher exercise price or replacing underwater options with cash or other securities, unless such re-pricing is approved by shareholders.

Tax Deductibility Limit

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid during a year to certain covered executives. For 2017, our covered executives were Messrs. Sinks, Hughes, Lane and Mackey. For 2017, Section 162(m) generally exempted qualifying performance-based compensation from the $1 million annual deduction limit. The Committee considered the impact of this Internal Revenue Code rule in developing, implementing and administering our compensation program for 2017. Although the rules allowing this exemption are complex, we believe all of our compensation for 2017 qualifies as tax-deductible, with the exception of approximately 13% of our NEOs' 2017 bonuses. However, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and related regulations, and the fact that such regulations and interpretations may change from time to time (with potentially retroactive effect), there is no certainty that compensation intended by the Committee to satisfy the requirements for deductibility under Section 162(m) will be deductible.

Beginning in 2018, as a result of the changes made to Code Section 162(m) by the Tax Act, our number of covered executives will increase to include the four executives listed above, plus any executive who serves as our Chief Executive Officer or Chief Financial Officer at any time on or after January 1, 2018, or who is among our three most highly compensated officers other than the Chief Executive Officer and Chief Financial Officer for any year beginning with 2018. Also beginning in 2018, only qualifying performance-based compensation that is paid pursuant to a binding contract in effect on November 2, 2017 will be exempt from the deduction limit. Accordingly, any compensation paid in the future pursuant to new compensation arrangements entered into after November 2, 2017, even if performance-based, will count toward the $1 million deduction limit if paid to a covered executive. The Committee will continue to consider the deductibility of compensation in light of the revisions to Code Section 162(m) by the Tax Act; however, the primary goals of the executive compensation program are to attract and retain high-quality executives and to align compensation with long-term shareholder interests. As a result of the changes to Code Section 162(m), we expect the portion of 2018 compensation exceeding $1 million for income tax purposes that we provide to our executive officers subject to such Section 162(m) will not be deductible.

In making decisions about executive compensation, we also consider the impact of other regulatory provisions, including the provisions of Section 409A of the Internal Revenue Code regarding non-qualified deferred compensation and the change in control provisions of Section 280G of the Internal Revenue Code.

MGIC Investment Corporation – 2018 Proxy Statement │ 43

Other Aspects — COMPENSATION DISCUSSION & ANALYSIS

Process for Approving Compensation Components

The Committee's practice for many years has been to make equity awards and approve new salaries and bonuses at its meeting in late January, which normally follows our announcement of earnings for the prior year. The Committee also may approve changes in compensation at other times throughout the year.

The Committee has not adjusted executive officers' future compensation based upon amounts realized or forfeited pursuant to previous equity awards.

COMPENSATION COMMITTEE REPORT

Among its other duties, the Committee assists the oversight by the Board of Directors of MGIC Investment Corporation’s executive compensation program, including approving corporate goals relating to compensation for the CEO and senior officers, evaluating the performance of the CEO and determining the CEO’s annual compensation and approving compensation for MGIC Investment Corporation’s other senior executives.

The Committee reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based upon this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in MGIC Investment Corporation’s Proxy Statement for its 2018 Annual Meeting of Shareholders.

Members of the Management Development, Nominating and Governance Committee:
Kenneth M. Jastrow, II, Chair
Cassandra C. Carr
Michael E. Lehman

44 │ MGIC Investment Corporation – 2018 Proxy Statement

COMPENSATION AND RELATED TABLES

Summary Compensation Table

The following provides certain information about the compensation of our NEOs in 2015 through 2017. Other tables that follow provide more detail about the specific types of compensation.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Patrick Sinks(5)	2017	843,000	2,532,961	2,065,500	1,577,483	14,850	7,033,794
President and Chief	2016	818,462	1,664,040	2,200,000	1,100,922	14,850	5,798,274
Executive Officer	2015	769,331	3,143,000	2,200,000	455,612	14,600	6,582,543
Timothy Mattke	2017	526,327	868,444	966,800	396,358	14,850	2,772,779
Executive Vice	2016	511,539	570,528	1,093,900	246,002	14,850	2,436,819
President and	2015	464,231	1,077,600	1,096,900	101,070	14,600	2,754,401
Chief Financial Officer
James Hughes(6)	2017	365,081	868,444	729,000	469,507	14,850	2,446,882
Executive Vice	2016	268,477	219,155	460,000	289,428	16,128	1,253,188
President - Sales &	2015	257,381	395,120	448,700	88,843	46,139	1,236,183
Bus. Development
Jeffrey Lane	2017	831,085	868,444	997,800	731,088	14,850	3,443,267
Executive Vice	2016	815,385	570,528	1,128,000	455,896	14,850	2,984,659
President and	2015	797,600	1,077,600	1,129,800	238,920	14,600	3,258,520
General Counsel
Stephen Mackey(6)	2017	447,373	868,444	801,500	52,884	24,050	2,194,251
Executive Vice	2016	434,846	570,528	837,000	30,094	10,600	1,883,068
President and Chief
Risk Officer

(1)
Our stock awards are granted under programs described in "Components of our Executive Compensation Program — 2017 Long-Term Equity Awards” in our CD&A. The amounts shown in this column represent the grant date fair value of the restricted equity awards granted to named executive officers in the years shown, computed in accordance with FASB ASC Topic 718. The fair value of restricted equity is based on the closing price of our Common Stock on the New York Stock Exchange on the date of grant. The vesting of all of the awards represented in this column is subject to our meeting certain performance conditions. In accordance with the rules of the SEC, all of the figures in this column represent the value at the grant date based upon the probable outcome of the applicable performance conditions as of the grant date. If the full value of the applicable awards for 2017, 2016 and 2015 were shown, assuming the highest levels of the applicable performance conditions were achieved, rather than an amount based upon the probable outcome of the applicable performance conditions, then the amounts shown would have been:

Name	2017	2016	2015
Patrick Sinks	$3,206,280	$1,981,000	$3,143,000
Timothy Mattke	1,099,296	679,200	1,077,600
James Hughes	1,099,296	249,040	395,120
Jeffrey Lane	1,099,296	679,200	1,077,600
Stephen Mackey	1,099,296	679,200	See Note(6)

MGIC Investment Corporation – 2018 Proxy Statement │ 45

Summary Compensation Table — COMPENSATION AND RELATED TABLES

(2)
Our 2017 bonus program is described in "Components of our Executive Compensation Program — Annual Bonus” in our CD&A. The percentage of the maximum bonuses paid was calculated based on a formula which compares actual performance to threshold, target and maximum performance achievement levels for five different financial performance goals (each with specific weights and in total weighted 75%) and a subjective assessment of performance against five different business objectives (each with the same weight and in total weighted 25%). Our 2015 and 2016 bonus programs were structurally similar to the 2017 bonus program. All goals for the 2015-2017 bonus programs were considered and approved by the Management Development, Nominating and Governance Committee.

(3)
The Company does not maintain a nonqualified deferred compensation plan for its employees. The amounts shown in this column reflect, if positive, the sum of (a) the aggregate change in present value of accumulated pension benefits during the year pursuant to our Pension Plan and our Supplemental Executive Retirement Plan (“SERP”) when retirement benefits are also provided under the SERP, and (b) in-service distributions the named executive officer received from our SERP during the year.

The aggregate change in present value of accumulated pension benefits represents:

•
For other than Mr. Mackey, the difference between (a) the present value of the annual pension payments that the named executive officer would be entitled to receive beginning at age 62, or current age if older than 62, and continuing for his life expectancy determined at the end of the year shown and by assuming that the officer’s employment with us ended on the last day of the year shown, and (b) the same calculation done as if the officer’s employment had ended one year earlier.

•
For Mr. Mackey, the difference between (a) the present value as of year-end of the accumulated benefit under the "Cash Component" (described following the table titled “Pension Benefits at 2017 Fiscal Year-End") of our Pension Plan, and (b) the same calculation as of the prior year-end.

The amounts shown assume each executive is 100% vested in his pension benefits; however, Mr. Mackey is 0% vested.

For all years shown, the change in the present value of accumulated pension benefits between years represents the net result of (a) the officer being one year closer to the receipt of the pension payments, which generally means the present value is higher, and the annual pension payment (for Mr. Mackey, his accumulated benefit) is higher due to the additional benefit earned because of one more year of employment; (b) a change in actuarial assumptions used to calculate the benefit, primarily changes in the discount rate used to calculate the present value at the end of each of those years; (c) a decrease for the effect of distributions that the NEOs received from our SERP; and (d) an increase for in-service distributions the named executive officer received from our SERP to pay their portion of social security taxes and related income tax from such distributions. For each NEO, the change for 2017, 2016 and 2015 consists of:

	2017		2016		2015
Name	Change in Actuarial Assumptions	Change Due to Other Factors	Change in Actuarial Assumptions	Change Due to Other Factors	Change in Actuarial Assumptions	Change Due to Other Factors
Patrick Sinks	$570,271	$1,007,212	$176,166	$924,756	$(200,769)	$656,381
Timothy Mattke	173,042	223,316	56,713	189,289	(47,985)	149,055
James Hughes	222,500	247,007	76,065	213,363	(96,255)	185,098
Jeffrey Lane	418,569	312,519	96,390	359,506	(138,269)	377,189
Stephen Mackey	6,401	46,483	(426)	30,520	See Note(6)	See Note(6)

See Note 11 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ending December 31, 2017 for additional information regarding the assumptions made in arriving at these amounts.

See information following the table titled “Pension Benefits at 2017 Fiscal Year-End” below for a summary of our Pension Plan and our SERP.

(4)	Amounts in this column for 2017 consist of matching 401(k) contributions and discretionary retirement plan contributions.

(5)
Mr. Sinks assumed the position of Chief Executive Officer on March 1, 2015. His 2015 compensation generally represents a full year of compensation as CEO, with the exception of his January and February 2015 base salary, which he earned at a lower rate while President and Chief Operating Officer.

(6)	No compensation data is provided for the year prior to Mr. Mackey becoming an NEO. Mr. Hughes was an NEO in each of 2015 and 2017.

46 │ MGIC Investment Corporation – 2018 Proxy Statement

COMPENSATION AND RELATED TABLES — Grants of Plan-Based Awards

2017 Grants of Plan-Based Awards

The following table shows the grants of plan-based awards to our NEOs in 2017.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Grant Date Fair Value of Stock Option Awards (3) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Patrick Sinks	1/23/2017	0	1,275,000	2,550,000	0	243,320	308,000	2,532,961
Timothy Mattke	1/23/2017	0	596,813	1,193,625	0	83,424	105,600	868,444
James Hughes	1/23/2017	0	450,000	900,000	0	83,424	105,600	868,444
Jeffrey Lane	1/23/2017	0	615,938	1,231,875	0	83,424	105,600	868,444
Stephen Mackey	1/23/2017	0	507,263	1,014,525	0	83,424	105,600	868,444

(1)	Our Non-Equity Incentive Awards are described in "Components of our Executive Compensation Program — Annual Bonus” in our CD&A.

(2)	For Equity Incentive Plan Awards, these are the Cliff BV Awards described in “Components of our Executive Compensation Program — 2017 Long-Term Equity Awards” in our CD&A.

(3)
All of the figures in this column represent the value of stock unit awards at the grant date based upon the probable outcome of the applicable performance conditions as of the grant date. The grant date fair value is based on the New York Stock Exchange closing price on the day the award was granted.

MGIC Investment Corporation – 2018 Proxy Statement │ 47

Outstanding Equity Awards — COMPENSATION AND RELATED TABLES

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table shows our NEOs’ equity awards outstanding on December 31, 2017.

	Equity Incentive Plan Awards
Name	Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Patrick Sinks	675,921	9,537,245
Timothy Mattke	231,744	3,269,908
James Hughes	151,293	2,134,744
Jeffrey Lane	231,744	3,269,908
Stephen Mackey	201,776	2,847,059

(1)	Consists of:

(a)
Performance-based restricted equity granted January 23, 2017 that will cliff vest in March 2020 based on achievement of a three-year cumulative goal for growth in adjusted book value per share. For more information, see "Components of our Executive Compensation Program - 2017 Long Term Equity Awards" in our CD&A.

(b)
Performance-based restricted equity granted January 26, 2015 (other than to Mr. Mackey); and January 25, 2016 that will vest in February or March in each of the first three years following the grant dates if we meet certain performance targets (with the vesting amounts, if any, dependent upon our performance).

Vesting for the awards granted in 2015 and 2016 will occur based on achievement of a three-year cumulative goal for growth in adjusted book value per share. For more information, see “Components of our Executive Compensation Program — 2016 and 2015 Performance-Based Long-Term Equity Awards – BV (Book Value) Awards” in our CD&A.

(c)
Other restricted equity granted January 26, 2015 (other than to Mr. Mackey); and January 25, 2016; in each case, one-third of the units awarded will vest in February in each of the first three years following the grant dates if we meet certain performance targets.

(d)	Other restricted equity granted July 22, 2015 to Mr. Mackey, one-third of which will vest in July in each of the first three years following the grant date if we meet certain performance targets.

The number of units that are included in this column is a representative number of units that would vest based on performance for the last completed year (2017), or if the payout is based on performance to occur over more than one year, the last completed fiscal years over which performance is measured.

(2)	Based on the closing price of the Common Stock on the New York Stock Exchange at 2017 year-end, which was $14.11.

48 │ MGIC Investment Corporation – 2018 Proxy Statement

COMPENSATION AND RELATED TABLES — Option Exercises and Stock Vested

2017 Option Exercises and Stock Vested

The following table shows the vesting of grants of plan based stock awards to our NEOs in 2017. There were no options exercised in 2017.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Patrick Sinks	282,094	3,040,242
Timothy Mattke	110,208	1,187,777
James Hughes	30,894	337,393
Jeffrey Lane	110,208	1,187,777
Stephen Mackey	43,824	483,984

(1)
Value realized is the market value at the close of business on the vesting date. None of our named executive officers sold any shares in 2017 though some shares that vested were withheld to pay taxes due as a result of the vesting of the shares.

MGIC Investment Corporation – 2018 Proxy Statement │ 49

Pension Benefits — COMPENSATION AND RELATED TABLES

Pension Benefits at 2017 Fiscal Year-End

The following table shows the present value of accrued pension plan benefits for our NEOs as of December 31, 2017.

Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year(3) ($)
Patrick Sinks	Qualified Pension Plan	39.4	3,181,979	—
	Supplemental Executive Retirement Plan	39.4	3,371,413	26,392
Timothy Mattke	Qualified Pension Plan	11.6	808,705	—
	Supplemental Executive Retirement Plan	11.6	198,102	—
Jay Hughes	Qualified Pension Plan	30.3	1,918,509	—
	Supplemental Executive Retirement Plan	30.3	135,109	—
Jeffrey Lane(4)	Qualified Pension Plan	21.3	2,743,986	—
	Supplemental Executive Retirement Plan	21.3	2,341,094	14,703
Stephen Mackey	Qualified Pension Plan	2.5	52,063	—
	Supplemental Executive Retirement Plan	2.5	38,118	—

(1)	See below for a summary of these plans.

(2)
The amount shown in this column, for other than Mr. Mackey, is the present value of the annual pension payments that the named executive officer would be entitled to receive beginning at age 62 (which is the earliest age that unreduced benefits under the Qualified Pension Plan and SERP may be received), or current age if older than 62, and continuing for his life expectancy determined at the end of 2017 and by assuming that the officer’s employment with us ended on the last day of that year. See Note 11 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ending December 31, 2017 for the discount rate used to calculate the present value of benefits under these plans. The amount shown in this column for Mr. Mackey is the present value as of December 31, 2017 of the accumulated benefit under the "Cash Component" (described below) of our Pension Plan, assuming retirement at age 65 (the earliest age at which unreduced benefits may be received under the Cash Component of the Pension Plan). The amounts shown assume that each executive is 100% vested in his pension benefit; however, Mr. Mackey is 0% vested.

(3)
For Messrs. Sinks and Lane, the amounts shown in this column represent distribution amounts received from the MGIC SERP during the fiscal year ended December 31, 2017, to pay the employee portion of the Social Security tax attributable to benefits earned under the plan during fiscal year 2017, as well as amounts distributed to cover the income tax thereon.

(4)	Includes an annual benefit of $34,000 credited to Mr. Lane as part of his initial employment. This amount represents $429,570 of the present value of Mr. Lane’s benefits.

The Pension Plan has been redesigned, effective January 1, 2014. As described below, under the redesigned Pension Plan and SERP, employees hired after December 31, 2013 accrue retirement benefits under a cash balance formula (the “Cash Balance Component”). Employees hired prior to January 1, 2014 continue to accrue benefits under the current Pension Plan design through December 31, 2018 (the “Prior Plan Component”). Effective January 1, 2019, all participants will accrue benefits under the Cash Balance Component.

Named Executive Officers Hired Prior to January 1, 2014

During 2017, the NEOs (other than Mr. Mackey, who was hired in 2015) continued to accrue benefits under the Prior Plan Component. Under the Pension Plan and the SERP taken together within the Prior Plan Component, those executive officers each earn an annual pension credit for each year of employment equal to 2% of the officer’s eligible compensation for that year. Eligible compensation is limited to salaries, wages, cash bonuses (which for this purpose also includes payments listed in the Non-Equity Incentive Compensation Plan column in the Summary Compensation Table), and the portion of cash bonuses deferred and converted to restricted equity bonuses (applicable for bonuses for 1999 through 2006 performance). At retirement, the annual pension credits are added together to determine the employee’s accrued pension benefit. However, the annual pension credits for service prior to 1998 for each employee with at least five years of vested service on January 1, 1998 will generally be equal to 2% of the employee’s average eligible compensation for the five years ended December 31, 1997. Eligible employees with credited service for employment prior to October 31,

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COMPENSATION AND RELATED TABLES — Pension Benefits

1985 also receive a past service benefit, which is generally equal to the difference between the amount of pension the employee would have been entitled to receive for service prior to October 31, 1985 under the terms of a prior plan had such plan continued, and the amount the employee is actually entitled to receive under an annuity contract purchased when the prior plan was terminated. Retirement benefits vest on the basis of a graduated schedule over a seven-year period of service. Full pension benefits are payable in monthly installments or a lump-sum upon retirement at or after age 65 with at least five years of service (age 62 if the employee has completed at least seven years of service). Any supplemental executive retirement benefits are payable in a lump sum six months after service with the company ends. In addition, reduced benefits are payable beginning at any age following termination. Mr. Lane is eligible for his full retirement benefits.

If the employment of our active NEOs (other than Mr. Mackey) terminated effective December 31, 2017, the annual amounts payable to them at age 62 (or current age if older than 62) under the Pension Plan and the SERP would have been Mr. Sinks – $215,000; Mr. Mattke – $110,316; Mr. Hughes – $157,752; and Mr. Lane – $215,000 and the lump-sum payment for supplemental executive retirement benefits would have been: Mr. Sinks – $3,413,423; Mr. Mattke – $404,924; Mr. Hughes – $166,469; and Mr. Lane – $2,295,086. As of December 31, 2017, Mr. Lane was eligible to receive this level of benefit because he was over the age of 62 and had more than seven years’ tenure. As of December 31, 2017, Messrs. Sinks, Mattke and Hughes were each eligible to receive reduced benefits under these plans upon termination of employment. If their employment had been terminated effective December 31, 2017, the annual amounts payable under these plans had each one elected to begin receiving annual payments immediately would have been: Mr. Sinks – $203,175; Mr. Mattke – $14,784; and Mr. Hughes – $98,592; and the lump-sum payment for supplemental executive retirement benefits would have been: Mr. Sinks – $3,293,692; Mr. Mattke – $121,917; and Mr. Hughes ‑ $99,773. The discount rate and post-retirement mortality assumptions used to calculate the lump-sum payments differ from the factors used in our financial statements.

Named Executive Officers Hired on or after January 2, 2014

Mr. Mackey's accumulated benefit in the Cash Balance Component of the Pension Plan is based on an annual credit of 4% of his plan eligible compensation (described above) and an annual interest credit based on the yield of the 30-year Treasury securities. Similar to the Prior Plan Component of the Pension Plan, benefits in excess of the qualified plan are eligible for accrual in the SERP. Benefits in the Cash Balance Component fully vest upon the earlier of three years of service or attainment of normal retirement age, therefore, if Mr. Mackey's employment terminated effective December 31, 2017, no benefit would be payable to him.

MGIC Investment Corporation – 2018 Proxy Statement │ 51

Payments Upon Termination or Change in Control — COMPENSATION AND RELATED TABLES

Potential Payments Upon Termination or Change in Control

The following table summarizes the estimated value of payments to each of the NEOs assuming the triggering event or events indicated occurred on December 31, 2017.

Name	Termination Scenario	Total ($)	Cash Payment(1) ($)	Value of Restricted Equity and Stock Options that will Vest on an Accelerated Basis(2) ($)	Value of Restricted Equity and Stock Options Eligible for Continued Vesting(2) ($)	Value of Other Benefits(3) ($)
Patrick Sinks	Change in control with qualifying termination	15,369,790	5,675,439	9,537,245	—	157,106
	Change in control without qualifying termination	—	—	—	—	—
	Death	9,537,245	—	9,537,245	—	—
Timothy Mattke	Change in control with qualifying termination	6,364,803	2,945,476	3,269,908	—	149,419
	Change in control without qualifying termination	—	—	—	—	—
	Death	3,269,908	—	3,269,908	—	—
James Hughes	Change in control with qualifying termination	1,948,711	—	1,948,704	—	7
	Change in control without qualifying termination	—	—	—	—	—
	Death	2,134,744	—	2,134,744	—	—
Jeffrey Lane	Change in control with qualifying termination	6,595,240	3,170,012	3,269,908	—	155,320
	Change in control without qualifying termination	—	—	—	—	—
	Retirement	1,779,892	—	—	1,779,892	—
	Death	3,269,908	—	3,269,908	—	—
Stephen Mackey	Change in control in qualifying termination	1,977,727	—	1,977,714	—	13
	Change in control without qualifying termination	—	—	—	—	—
	Death	2,847,059	—	2,847,059	—	—

(1)
As described further in “Change in Control Agreements and Severance Pay” below, each of our current NEOs is a party to a KEESA that may provide for payments after a change in control. A qualifying termination is a termination within three years after the change in control by the Company other than for cause, death or disability or by the executive for good reason. Amounts are payable in one or two lump sums, depending on limits on amounts that may be paid within six months under applicable tax rules and regulations. The first lump sum is payable within 10 business days after the termination date and the second lump sum, if required by applicable tax rules and regulations, is payable six months thereafter.

For KEESA participants who have reached age 62 or whose KEESAs are dated after October 22, 2014, payments under the KEESAs were capped by reducing such payments to an amount that will not trigger payment of federal excise taxes on such payment. For KEESA participants who are younger than age 62 and whose KEESAs are dated on or before October 22, 2014, payments under the KEESAs are similarly reduced only if the resulting after-tax value to the participant of the total payments upon a change in control was greater than the after-tax value to the participant if the cash payments were not so reduced with the participant responsible for the excise taxes. Cash payments were reduced as follows: Mr. Hughes — $2,208,388; Mr. Lane — $1,428,309; and Mr. Mackey — $2,514,000. Other benefits were reduced as follows: Mr. Hughes — $136,363; and Mr. Mackey — $130,647. The value of equity that would vest on an accelerated basis was reduced as follows: Mr. Hughes — $186,040 (or 13,185 restricted stock units); and Mr. Mackey — $869,345 (or 61,612 restricted stock units). No reduction has been made for Mr. Sinks or Mr. Mattke. Upon a change in control with a qualifying termination, Mr. Mackey, because he is not fully vested in all accrued benefits under our defined contribution retirement plan, would be entitled to a lump sum payment in an amount equal to the difference between the fully vested amount of his account balance under such plan at the termination date and the vested amount of such balance at such time. A portion of that payment would be subject to the reduction described above.

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COMPENSATION AND RELATED TABLES — Payments Upon Termination or Change in Control

(2)
The value attributed to restricted stock that accelerates or is eligible for continued vesting is calculated using the closing price on the New York Stock Exchange on December 31, 2017 (which is a higher valuation than that specified by IRS regulations for tax purposes). The accelerated vesting occurs as a result of the terms of the restricted stock award, not under the KEESA.

(3)	In connection with a change in control, other benefits include three years of health and welfare benefits, outplacement costs, and an allowance for tax, legal and accounting fees.

For an estimate of the value of pension benefits for an NEO upon retirement, please see the Pension Benefits Table.

Change in Control Agreements and Severance Pay

Key Executive Employment and Severance Agreement: Each of our NEOs is a party to a KEESA. If a change in control occurs and the executive’s employment is terminated within three years after the change in control (this period is referred to as the employment period), other than for cause, death or disability, or if the executive terminates his employment for good reason, the executive is entitled to receive a termination payment of twice the sum of his annual base salary, his maximum bonus award and an amount for pension accruals and profit sharing and matching contributions to our tax‑qualified defined contribution plan, subject to reduction as described below. This termination payment is payable in one or two lump sums, depending on limits on amounts that may be paid within six months under applicable tax rules and regulations. The first lump sum is payable within 10 business days after the termination date and the second lump sum, if required by applicable tax rules and regulations, is payable six months thereafter.

If the employment termination occurs during the employment period but more than three months after the change in control, the termination payment is reduced by an amount corresponding to the portion of the employment period that has elapsed since the date of the change in control. The KEESAs require that, for a period of twelve months after a termination for which a payment is required, the executive not compete with us unless approved in advance in writing by our Board of Directors. The KEESAs also impose confidentiality obligations on our executives.

Under the KEESAs, a change in control generally would occur upon the acquisition by certain unrelated persons of 50% or more of our Common Stock; an exogenous change in the majority of our Board of Directors; certain mergers, consolidations or share exchanges or related share issuances; or our sale or disposition of all or substantially all of our assets. We would have “cause” to terminate an executive under a KEESA if the executive were intentionally to engage in certain bad faith conduct causing demonstrable and serious financial injury to us; to be convicted of certain felonies; or to willfully, unreasonably and continuously refuse to perform his or her existing duties or responsibilities. An executive would have “good reason” under his or her KEESA if we were to breach the terms of the KEESA or make certain changes to the executive’s position or working conditions.

While the executive is employed during the employment period, the executive is entitled to a base salary no less than the base salary in effect prior to the change in control and to a bonus opportunity of no less than 75% of the maximum bonus opportunity in effect prior to the change in control. The executive is also entitled to participate in medical and other specified benefit plans. Such benefits include life insurance benefits made available to salaried employees generally and other benefits provided to executives of comparable rank, including stock awards, supplemental retirement benefits and periodic physicals. The value of these benefits cannot be less than 75% of the value of comparable benefits prior to the change in control, except that if the new parent company does not provide stock‑based compensation to executives of its U.S. companies of comparable rank, this type of benefit need not be provided and the 75% minimum for other benefits is raised to 100%. If the executive experiences a qualified termination, he is entitled to continued life and health insurance for the remainder of the employment period or, if earlier, the time he obtains similar coverage from a new employer, outplacement services and up to a total of $10,000 to cover tax preparation, legal and accounting services relating to the KEESA termination payment.

Our KEESAs were modified in 2014 to remove the gross-up by the Company for excise tax payments resulting from payments upon a change in control. The form of KEESA is filed as an exhibit to our Form 10-K for the year ended December 31, 2014. The foregoing description is only a summary and is qualified by the actual terms of the KEESA.

MGIC Investment Corporation – 2018 Proxy Statement │ 53

Payments Upon Termination or Change in Control — COMPENSATION AND RELATED TABLES

Post-Termination Vesting of Certain Restricted Equity Awards: In general, our restricted equity awards are forfeited upon a termination of employment, other than as a result of the award recipient’s death (in which case the entire award vests). In general, if employment termination occurs after age 62 for a recipient who has been employed by us for at least seven years, awards granted at least one year prior to the date of the employment termination will continue to vest if the recipient enters into a non-competition agreement with us. One of our current NEOs is 62 or older.

Our equity awards granted in January 2015 provide for accelerated vesting only upon a double trigger event. Our equity awards granted after January 2015 provide that the equity will not vest upon a change in control if the Committee reasonably determines in good faith prior to the occurrence of the change in control that the awards will be assumed or replaced by the employee’s employer immediately following the change in control with an alternative award meeting specified requirements. For purposes of the table above, we assume that the awards will be so assumed or replaced.

Severance Pay: Although we do not have a written severance policy for terminations of employment unrelated to a change in control, we have historically negotiated severance arrangements with officers whose employment we terminate without cause. The amount that we have paid has varied based upon the officer’s tenure and position.

2017 CEO Pay Ratio

The following table provides the ratio of the median of the annual total compensation of all of our employees, except the CEO, to the annual total compensation of the CEO.

Median of the 2017 Annual Total Compensation of all of our Employees, except the CEO	2017 Annual Total Compensation of the CEO	Ratio of the Median of the 2017 Annual Total Compensation of all of our Employees, except the CEO, to the Annual 2017 Total Compensation of the CEO
$ 139,118	$ 7,052,026	1:51

Our median 2017 employee was determined by considering, for each employee employed by us as of December 31, 2017, the sum of “pension eligible compensation” and the "change in pension value" during 2017. “Pension eligible compensation” includes base wages, commission, overtime pay and bonuses paid in 2017. The "pension eligible compensation" is derived from our payroll records. The "change in pension value" is calculated in the same manner as it is for the SCT and is provided by our pension consultant.

Once the median employee was determined, his/her 2017 Annual Total Compensation, and the 2017 Annual Total Compensation of the CEO, were calculated in accordance with the rules applicable to the SCT, adjusted to include the value of tax-exempt health benefits provided by us.

OTHER MATTERS

Related Person Transactions

Among other things, our Code of Business Conduct prohibits us from entering into transactions in which our “Senior Financial Officers,” executive officers, or their respective immediate family members have a material personal financial interest (either directly or through a company with which the officer has a relationship) unless all of the following conditions are satisfied:

•	the terms of the contract or transaction are fair and equitable, at arm’s length and are not detrimental to our interests;

54 │ MGIC Investment Corporation – 2018 Proxy Statement

OTHER MATTERS

•	the existence and nature of the interests of the officer are fully disclosed to and approved by the Audit Committee; and

•	the interested officer has not participated on our behalf in the consideration, negotiation or approval of the contract or transaction.

The Code defines a material interest as one in which our officer is a director or officer of the counterparty to the transaction, or our officer or a member of our officer’s immediate family has a financial interest in such counterparty that has a value of at least 10% of the value of such counterparty. Our Audit Committee does not consider payments and benefits arising in the ordinary course of employment with us, or through services as a director, to be “transactions” subject to its approval.

In addition, the Code requires Audit Committee approval of all transactions with any director or a member of the director’s immediate family, other than transactions involving the provision of goods or services in the ordinary course of business of both parties. The Code contemplates that our non-management directors will disclose all transactions between us and parties related to the director, even if they are in the ordinary course of business.

We have used the law firm of Foley & Lardner LLP as our principal outside legal counsel since the founding of our predecessor company in 1957. Our General Counsel was formerly a partner of that law firm and his wife is currently a partner in that law firm. In 2017, Foley & Lardner was paid $299,773 by us and our consolidated subsidiaries for legal services and in the first three months of 2018, it was paid an additional $72,218. Our Audit Committee has been advised by our General Counsel that his wife does not have a material interest in Foley & Lardner.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors to file reports of their beneficial ownership of our stock and changes in stock ownership with the SEC. Based in part on statements by the directors and executive officers, we believe that all Section 16(a) forms were timely filed by our directors and executive officers in 2017.

MGIC Investment Corporation – 2018 Proxy Statement │ 55

ITEM 3 – APPROVAL OF OUR AMENDED AND RESTATED RIGHTS AGREEMENT

We have in effect an Amended and Restated Rights Agreement between the Company and Equiniti Trust Company (as successor Rights Agent), dated July 23, 2015 (the "2015 Rights Agreement"). The 2015 Rights Agreement was approved by shareholders in 2016 and expires August 1, 2018. On April 26, 2018, our Board of Directors approved amendments to the 2015 Rights Agreement, principally to extend the expiration date to no later than March 1, 2020, and restated the 2015 Rights Agreement to reflect these amendments (the "2018 Rights Agreement"). The amendments (and the 2018 Rights Agreement) become effective on August 1, 2018 only if approved by shareholders. At the Annual Meeting, we are asking shareholders to approve the 2018 Rights Agreement, which is attached to this Proxy Statement as Appendix C.
Until shareholders approve the 2018 Rights Agreement, the 2015 Rights Agreement will remain in place. If shareholders do not approve the 2018 Rights Agreement at the Annual Meeting, the 2015 Rights Agreement will expire by its terms on August 1, 2018.
The Company has had a shareholder rights agreement in place since 1999. Our Board of Directors approved the 2018 Rights Agreement to continue to protect shareholder value by diminishing the risk that the Company’s ability to use its net operating losses (“NOLs”) to reduce potential future federal income taxes will become substantially limited and by deterring certain abusive takeover practices.

Protection of Valuable NOL Carryforward Assets

From 2007 through 2013, we experienced operating losses for tax purposes. We have used a portion of these NOLs to offset taxable income in each of 2014 through 2017, but we still have a substantial amount of NOLs remaining. The amount of NOLs remaining at the end of 2017 was approximately $742.1 million. Our NOLs are a substantial benefit to us because we can generally carry them forward to offset post-2017 taxable income, thus reducing our federal income tax liability. Applicable tax law, however, limits our ability to carryforward these NOLs if we experience the “ownership change” discussed below.

The benefit of the NOLs to the Company will be limited, and the timing of the usage of the NOLs could be delayed, if we were to experience an "ownership change" as defined in Section 382 of the Internal Revenue Code ("Section 382"). If an "ownership change" were to occur, the amount of the Company's income in a subsequent year that could be offset by carryforwards of NOLs that arose before the "ownership change," or by losses that are recognized after the ownership change but that were economically accrued prior to the "ownership change," would be subject to limitation. In general, the annual limit is obtained by multiplying (i) the aggregate value of our outstanding equity immediately prior to the "ownership change" (reduced by certain capital contributions made during the immediately preceding two years and certain other items) by (ii) the federal long-term tax-exempt interest rate applicable to the month of the "ownership change." In applying this annual limit, numerous special rules and limitations apply. If we were to experience an "ownership change" at our current stock price levels, we believe we would be subject to an annual NOL limitation that would accelerate payment of federal income tax that would have otherwise been offset by the NOL and result in an impairment to any NOL assets the Company would have at that time. Because the aggregate value of our outstanding stock and the federal long-term tax-exempt interest rate fluctuate, it is impossible to predict with any accuracy the annual limitation upon the amount of our taxable income that could be offset by such NOL carryforwards were an "ownership change" to occur during the term of the 2018 Rights Agreement.

Section 382 Ownership Calculations

To determine whether an "ownership change" has occurred, the Company must compare the percentage of stock owned by each 5-percent shareholder immediately after any change in the ownership of its stock that affects the percentage

56 │ MGIC Investment Corporation – 2018 Proxy Statement

ITEM 3 — AMENDED AND RESTATED RIGHTS AGREEMENT

owned by a 5-percent shareholder (an "owner shift") to the lowest percentage of stock owned by each such 5-percent shareholder at any time during the testing period (which is generally a three-year rolling period ending on the day of the potential ownership change). The amount of the increase in the percentage of Company stock owned by each 5-percent shareholder whose stock ownership percentage has increased is added, and an ownership change occurs if the aggregate increase in percentage ownership by all such 5-percent shareholders exceeds 50 percent.

For example, if a single investor acquired 50.1 percent of our stock in a three-year period, an "ownership change" would occur. Similarly, if ten persons, none of whom previously owned our stock, each acquired slightly over 5 percent of our stock within a three-year period (so that such persons owned, in the aggregate, more than 50 percent), an "ownership change" would occur.
In determining whether an "ownership change" has occurred, the rules of Section 382 are very complex, and a complete discussion of them is beyond the scope of this summary discussion. Some of the factors that must be considered in making a Section 382 "ownership change" calculation include the following:

•
All holders who each own, directly or indirectly, less than 5 percent of a company's common stock are generally (but not always) treated as a single 5-percent shareholder. Transactions in the public markets among shareholders who are not 5-percent shareholders are generally (but not always) ignored in the calculation of the owner shift.

•
There are several other rules regarding the aggregation and segregation of shareholders who otherwise do not qualify as 5-percent shareholders, including a rule that treats a person who owns, directly or indirectly, less than 5 percent of our stock as a 5-percent shareholder under certain circumstances, and a rule that treats persons acting in concert in certain ways as a single shareholder.

•
Acquisitions by a person that cause that person to become a 5-percent shareholder generally result in a 5 percentage (or more) point change in ownership, regardless of the size of the final purchase that caused the 5 percent threshold to be exceeded.

•
Certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner of the stock, or to related individuals, are applied in determining the level of stock ownership of a particular shareholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an ownership change.

•
The redemption or buyback of shares by an issuer will increase the ownership of any 5-percent shareholders (including groups of shareholders who are not themselves 5-percent shareholders) and can contribute to an "ownership change." In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5 percent to become a 5-percent shareholder, resulting in a 5 percentage (or more) point change in ownership.

Currently, we do not believe we have experienced an "ownership change," but calculating whether an "ownership change" has occurred is subject to inherent uncertainty. This uncertainty results from the complexity and ambiguity of the Section 382 provisions, as well as limitations on the knowledge that any publicly traded company can have about the ownership of, and transactions in, its securities.

Protection Against Abusive Takeover Practices

In addition to protecting our NOLs, the 2018 Rights Agreement is intended to defend against abusive or otherwise unfair takeover tactics, such as:

•	taking control through open-market purchases without giving the shareholders a control premium for their shares or the protections of the federal tender offer rules;

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ITEM 3 — AMENDED AND RESTATED RIGHTS AGREEMENT

•	attempting to acquire the Company at a time when the Company's common stock is undervalued and at a price that is less than the stock's intrinsic value; and

•	attempting, through a partial tender offer, to acquire a majority interest in the Company and then forcing the remaining public shareholders to accept cash and/or securities of lesser value.

The 2018 Rights Agreement discourages such attempts by making an acquisition of the Company that is not approved by our Board of Directors prohibitively expensive for the acquiror by significantly diluting the acquiror's stock interest in the Company and, in some circumstances, significantly increasing the Company's market capitalization.

Reasons the Board of Directors Recommends Approval

The Board of Directors believes that the 2018 Rights Agreement is in the best interests of the Company's shareholders because:

•
It diminishes the risk that the Company's ability to use its NOLs to reduce potential future federal income taxes would become limited if the Company were to experience an "ownership change," with the result that its utilization of loss carryforwards would be deferred, and its payment of federal income tax would be accelerated.

•
It encourages anyone seeking to acquire control of the Company to negotiate in good faith with the Board and gives the Board significant negotiating power on behalf of the shareholders. This should enable the Board to negotiate a fair premium for shareholders that is consistent with the intrinsic value of the Company and to block any transaction by an acquiror who is unwilling to pay a fair price.

•
It does not prevent the making of unsolicited offers or the acquisition of the Company at a full and fair price since the existence of the 2018 Rights Agreement does not eliminate the Board's responsibility to consider acquisition proposals in a manner consistent with the directors' fiduciary duties to shareholders.

Description of 2018 Rights Agreement

On July 22, 1999, the Board declared a dividend of one common share purchase right (a "Right") for each outstanding share of common stock, $1.00 par value (the "Common Shares"), of the Company and adopted our initial shareholder rights agreement. The dividend was payable on August 9, 1999 to the shareholders of record on that date (the "Record Date"). On July 7, 2009, our Board amended this rights agreement and adopted an amended and restated rights agreement (the "2009 Rights Agreement") to protect shareholder value by diminishing the risk that the Company's ability to use its NOLs to reduce potential future federal income tax obligations may become substantially limited and by deterring certain abusive takeover practices. The 2009 Rights Agreement was subsequently amended, including by the adoption of the 2015 Rights Agreement. The only material amendment made to the 2015 Rights Agreement by the 2018 Rights Agreement was an extension of the expiration date from August 1, 2018 to March 1, 2020.

The Rights. The Rights will initially trade with, and will be inseparable from, the Common Shares. The Rights are evidenced only by certificates that represent Common Shares (or by notations in book entry accounts). New Rights will accompany any new Common Shares we issue until the Distribution Date described below or until the Rights are redeemed or the 2018 Rights Agreement expires.

Exercise Price. Each Right will allow its holder to purchase from our Company one-tenth of one Common Share for $45.00 per full Common Share (equivalent to $4.50 for each one-tenth of a Common Share), once the Rights become exercisable. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

58 │ MGIC Investment Corporation – 2018 Proxy Statement

ITEM 3 — AMENDED AND RESTATED RIGHTS AGREEMENT

Exercisability. The Rights will not be exercisable until the earlier of (1) 10 days after the public announcement, or the Board concluding, that a person or group has become an "Acquiring Person" by obtaining beneficial ownership of 5.0% or more of our outstanding Common Shares, subject to certain exceptions, or (2) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an "Acquiring Person."

An "Acquiring Person" will not include:

i.	the Company, its subsidiaries and certain benefit plans of the Company and its subsidiaries;

ii.	any of certain "grandfathered" persons ("Grandfathered Persons") that would have otherwise been Acquiring Persons as of the close of business on July 7, 2009;

iii.
an "Exempt Person," which is any person who delivers to the Company a letter that, as determined by the Company in its sole discretion, is substantially in the form as specified in the 2018 Rights Agreement or is an affiliate or associate of another person who delivers such a letter to the Company and whose beneficial ownership of 5.0% or more of the outstanding Common Shares would not, as determined either (1) prior to the person becoming the beneficial owner of 5.0% or more of the Common Shares or (2) if the Company determines that such Person (by itself or together with its affiliates and associates) had inadvertently become a beneficial owner of 5.0% or more of the Common Shares, then after the time such person becomes the beneficial owner of 5.0% or more of the Common Shares), by the Company in its sole discretion, jeopardize or endanger the availability to the Company of the net operating loss carryovers, other tax carryovers and tax benefits of the Company and its subsidiaries within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the "Tax Benefits"); provided that such person shall not qualify for this exception unless and until it, or its affiliate or associate who delivers the aforementioned letter, has received written notice of such determination by the Company; provided, further, that such person will lose this exemption from being an Acquiring Person from such time (if any) as (A) in respect of the aforementioned letter that such person, or its affiliate or associate, delivered, a representation or warranty of such person, or its affiliate or associate, in such letter was not true and correct when made, a representation or warranty of such person, or its affiliate or associate, in such letter that was to remain true and correct after the date of the letter as contemplated therein ceases to remain true and correct or such person, or its affiliate or associate, ceases to comply with a covenant contained in such letter or (B) such person becomes the beneficial owner of 10.0% or more of the Common Shares then outstanding;

iv.
any person who or which the Company determines, in its sole discretion, has inadvertently become a beneficial owner of 5.0% or more of the Common Shares then outstanding (or has inadvertently failed to continue to qualify as a Grandfathered Person or Exempt Person), provided such person promptly enters into, and delivers to the Company, an irrevocable commitment to divest or cause its affiliates and associates to divest promptly (A) if the Person delivers the required representation letter and requests a determination that it is an Exempt Person, then the time, if any, upon which the Company informs the Person of its adverse determination with respect to such a request (with no divestiture being required if the Person is determined to be an Exempt Person), or (B) if the Person does not both deliver the required representation letter and request a determination that it is an Exempt Person, then the time of such commitment, and thereafter such person or its affiliates and associates promptly divest to the extent and promptly after the time specified by clause (A) or (B) above (without exercising or retaining any power, including voting, with respect to such Common Stock), sufficient Common Shares so that the percentage stock ownership of such person and its affiliates and associates is less than 5.0% (or, in the case of any person who or which has inadvertently failed to continue to qualify as a Grandfathered Person or an Exempt Person, the Common Shares that caused such person to so fail to qualify as a Grandfathered Person or an Exempt Person, as the case may be); and

v.
any person who becomes a beneficial owner of 5.0% or more of the Common Shares then outstanding (or has failed to continue to qualify as a Grandfathered Person or an Exempt Person) as a result of one or more transactions that the Board determines, in its sole discretion and on such terms and conditions as the Board

MGIC Investment Corporation – 2018 Proxy Statement │ 59

ITEM 3 — AMENDED AND RESTATED RIGHTS AGREEMENT

may in its sole discretion prescribe, should have the consequences of exempting such person from becoming an Acquiring Person (an "Exempt Transaction Determination"); provided, however, that such a person will become an Acquiring Person at such time as the person no longer satisfies the terms or conditions, if any, that the Board prescribed in its Exempt Transaction Determination (unless the person no longer beneficially owns 5.0% or more of the Common Shares then outstanding or qualifies for another exception).

We refer to the date when the Rights become exercisable as the "Distribution Date." Until that date, the certificates (or book entries) for the Common Shares will also evidence the Rights, and any transfer of Common Shares will constitute a transfer of Rights. After that date, the Rights will separate from the Common Shares and be evidenced by book entry credits or by Rights certificates that we will mail to all eligible holders of Common Shares. Any Rights held by an Acquiring Person are void and may not be exercised.

Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $45.00, purchase Common Shares with a market value of $90.00, based on the market price of the Common Shares prior to such acquisition.

Expiration. If the 2018 Rights Agreement is approved by shareholders, the Rights will expire on the earliest to occur of (i) March 1, 2020 (the "Final Expiration Date"); (ii) the time at which the Rights are redeemed as provided in the 2018 Rights Agreement; (iii) the time at which the Rights are exchanged as provided in the 2018 Rights Agreement; (iv) the repeal of Section 382 if the Board determines that the 2018 Rights Agreement is no longer necessary for the preservation of the Tax Benefits that would have been affected by such section; and (v) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward.

If the 2018 Rights Agreement is not approved by shareholders, the Rights will expire on August 1, 2018, subject to earlier expiration of the Rights as provided in the 2015 Rights Agreement.

Redemption. Our Board may redeem the Rights for $0.001 per Right at any time before any person or group becomes an Acquiring Person. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our Common Shares.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding Common Shares, our Board may extinguish the Rights by exchanging one Common Share or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Fractional Shares. No fractional Common Shares will be issued in connection with the exercise or exchange of Rights. In lieu of issuing fractional Common Shares equal to one-half of a Common Share or less upon the exercise of Rights, the Company will pay cash with an equivalent value based on the market price of the Common Shares on the last trading day prior to the date of exercise. No Rights may be exercised that would entitle the holder thereof to any fractional Common Share greater than one-half of a Common Share unless concurrently therewith such holder purchases an additional fraction of a Common Share which when added to the number of Common Shares to be received upon such exercise, equals an integral number of Common Shares. In lieu of issuing fractional Common Shares upon the exchange of Rights, the Company will pay cash with an equivalent value based on the market price of the Common Shares on the last trading day prior to the date of exchange.

Anti-Dilution Provisions. The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then current market price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).

60 │ MGIC Investment Corporation – 2018 Proxy Statement

ITEM 3 — AMENDED AND RESTATED RIGHTS AGREEMENT

Amendments. Other than amendments that would change the Redemption Price or move to an earlier date the Final Expiration Date, the terms of the Rights generally may be amended by the Board without the consent of the holders of the Rights, but the Board may not extend the Final Expiration Date or make certain related amendments without the approval of a majority of the votes of our Common Shares cast on such matter at a meeting of shareholders. From and after the Distribution Date no such amendment may reduce the Redemption Price, move to an earlier date the Final Expiration Date or adversely affect the interests of the holders of the Rights.

The foregoing summary description of the 2018 Rights Agreement and the Rights does not purport to be complete and is qualified in its entirety by reference to the 2018 Rights Agreement, which is attached as Appendix C.

Certain Considerations Relating to the 2018 Rights Agreement

You should read and consider the factors below when deciding whether to vote for the approval of the 2018 Rights Agreement.

Future Use and Amount of the NOL carryforwards is Uncertain. Our use of our NOL carryforwards depends on our ability to generate taxable income in the future. Although we have earned taxable income in each of 2014 through 2017, and the first quarter of 2018, we cannot assure you that we will have taxable income in any applicable period or, if we do, whether such income or the NOL carryforwards at such time will exceed any potential Section 382 limitation.

Potential Challenge to the NOL Carryforwards. We have been audited by the Internal Revenue Service ("IRS") for 2009 through 2012. The amount of our NOL carryforward arising after 2012 has not been audited or otherwise validated by the IRS. The IRS could challenge the amount of the NOLs, which could result in an increase in our liability in the future for income taxes. In addition, determining whether an "ownership change" has occurred is subject to uncertainty, as discussed above under "Section 382 Ownership Calculations." Therefore, we cannot assure you that the IRS or other taxing authority will not claim that we experienced an "ownership change" and attempt to reduce the benefit of the NOL carryforwards even if the 2018 Rights Agreement is in place.

Continued Risk of Ownership Change. Although the 2018 Rights Agreement is intended to diminish the likelihood of an "ownership change," we cannot assure you that it will be effective. The amount by which our ownership may change in the future could, for example, be affected by purchases and sales of stock by 5-percent shareholders and the conversion of our outstanding convertible subordinated debentures and convertible notes, over which we have no control, and new issuances of stock by us, should we choose to do so.

Potential Effects on Shareholder Liquidity. The 2018 Rights Agreement is intended to deter persons or groups of persons from acquiring beneficial ownership of shares of our stock in excess of the specified limitations. A shareholder's ability to dispose of our stock may be limited if the 2018 Rights Agreement reduces the number of persons willing to acquire our stock or the amount they are willing to acquire.

Potential Impact on Value. The 2018 Rights Agreement could negatively impact the value of our stock by deterring persons or groups of persons from acquiring shares of our stock, including in acquisitions for which some shareholders might receive a premium above market value.

Anti-Takeover Effect. The 2018 Rights Agreement has an "anti-takeover effect" because it will deter a person or group of persons from acquiring beneficial ownership of 5% or more of our stock or, in the case of persons that already own 5% or more of our stock, from acquiring any additional shares of our stock, unless such person or group becomes an Exempt Person, in which case the beneficial ownership deterrence threshold will be 10%. The 2018 Rights Agreement could discourage or prevent a merger, tender offer, proxy contest or accumulations of substantial blocks of shares.

MGIC Investment Corporation – 2018 Proxy Statement │ 61

ITEM 3 — AMENDED AND RESTATED RIGHTS AGREEMENT

Shareholder Vote Required

The 2018 Rights Agreement will be approved by the affirmative vote of a majority of the votes cast on this matter. Abstentions and broker non-votes will not be counted as "votes cast."

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE
2018 RIGHTS AGREEMENT. SIGNED PROXY CARDS AND VOTING INSTRUCTION
FORMS WILL BE VOTED FOR APPROVAL UNLESS A SHAREHOLDER GIVES OTHER
INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION FORM.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the oversight by the Board of Directors of the integrity of MGIC Investment Corporation’s financial statements, the effectiveness of its system of internal controls, the qualifications, independence and performance of its independent accountants, the performance of its internal audit function, and its compliance with legal and regulatory requirements.

The Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP (“PwC”), MGIC Investment Corporation’s independent registered public accounting firm, its audited financial statements for the year ended December 31, 2017. The Audit Committee discussed with PwC the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee also received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding auditor-audit committee communications about independence and discussed with PwC their independence from MGIC Investment Corporation and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that MGIC Investment Corporation’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2017, which has been filed with the SEC. These are the same financial statements that appear in MGIC Investment Corporation’s Annual Report to Shareholders.

Members of the Audit Committee:
Michael E. Lehman, Chair
Daniel A. Arrigoni
Timothy A. Holt
Melissa B. Lora
Gary A. Poliner

62 │ MGIC Investment Corporation – 2018 Proxy Statement

ITEM 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed the accounting firm of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2018. As a matter of good corporate governance, the Board is seeking shareholder ratification of the appointment even though ratification is not legally required. If shareholders do not ratify this appointment, the Audit Committee will take this into consideration in its future selection of an independent registered public accounting firm. A representative of PwC is expected to attend the Annual Meeting and will be given an opportunity to make a statement and respond to appropriate questions.

Audit and Other Fees

For the years ended December 31, 2017 and 2016, PwC billed us fees for services of the following types:

	2017	2016
Audit Fees	2,200,000	2,135,000
Audit-Related Fees	—	149,838
Tax Fees	35,784	36,074
All Other Fees	104,945	89,970
Total Fees	2,340,729	2,410,882

Audit Fees include PwC’s review of our quarterly financial statements and audit of our year-end financial statements and internal controls over financial reporting. Audit-Related Fees for 2016 represent fees related to debt issuance procedures performed. Tax Fees include a review of our tax returns. All Other Fees for 2017 and 2016 include a SOC 2 report (SOC is an abbreviation for Service Organization Controls) and subscription fees for an online library of financial reporting and assurance literature.

The rules of the SEC regarding auditor independence provide that independence may be impaired if the auditor performs services without the pre-approval of the Audit Committee. The Committee’s policy regarding pre-approval of audit and allowable non-audit services to be provided by the independent auditor includes a list of services that are pre-approved as they become necessary and the Committee’s approving of a schedule of other services expected to be performed during the ensuing year prior to the start of the annual audit engagement. If we desire the auditor to provide a service that is not in either category, the service may be presented for pre-approval by the Committee at its next meeting or may be pre-approved by the Chairperson (or another Committee member designated by the Committee). The Committee member approving the service will be given detail regarding the service equivalent to the detail that would be given to the Committee, and the Committee will be notified of the approved service at its next regularly scheduled meeting. We periodically provide the Committee with information about fees paid for services that have been approved and pre-approved. The Audit Committee pre-approved all of the services that PwC provided in 2017.

MGIC Investment Corporation – 2018 Proxy Statement │ 63

ITEM 4 — RATIFICATION OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Shareholder Vote Required

The affirmative vote of a majority of the votes cast on this matter is required for the ratification of the appointment of PwC as our independent registered public accounting firm. Abstentions and broker non-votes, if any, will not be counted as votes cast.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
RATIFICATION OF THE APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM. PROXY CARDS AND VOTING INSTRUCTION FORMS WILL
BE VOTED FOR RATIFICATION UNLESS A SHAREHOLDER GIVES OTHER INSTRUCTIONS
ON THE PROXY CARD OR VOTING INSTRUCTION FORM.

HOUSEHOLDING

The broker, bank or other nominee for any shareholder who holds shares in “street name” and is not a shareholder of record may deliver only one copy of this Proxy Statement and the Annual Report to Shareholders to multiple shareholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and the Annual Report to Shareholders to a shareholder at a shared address to which a single copy of the document was delivered. A shareholder who wishes to receive a separate copy of the Proxy Statement and Annual Report to Shareholders, now or in the future, should submit a request to MGIC by telephone at (414) 347-6480 or by submitting a written request to Investor Relations, MGIC Investment Corporation, P.O. Box 488, MGIC Plaza, Milwaukee, WI 53201. Beneficial owners sharing an address who are receiving multiple copies of the Proxy Statement and Annual Report to Shareholders and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy be mailed to all shareholders at the shared address in the future.

64 │ MGIC Investment Corporation – 2018 Proxy Statement

APPENDIX A — GLOSSARY

GLOSSARY OF TERMS AND ACRONYMS

Term	Description
Benchmarking Peer Group / Benchmarking Peers	14-company peer group used by the Committee to benchmark 2017 executive compensation.
CD&A	Compensation Discussion & Analysis.
Combined Ratio	The sum of the Loss Ratio and Expense Ratio.
Committee	The Management Development, Nominating and Governance Committee of our Board.
Compensation Consultant	Frederic W. Cook & Co., the Committee’s independent compensation consultant.
DTA	Deferred tax assets.
EVP	Executive Vice President.
Expense Ratio	Combined insurance operations underwriting expenses divided by net premiums written for the year.
Loss Ratio
Direct (before reinsurance) incurred losses divided by direct earned premiums, in both cases for our MGIC subsidiary's primary new insurance written for the year; incurred losses exclude the effect of losses incurred on notices of default that have not yet been reported to us, which is commonly known as "IBNR."

MGIC	Our wholly-owned subsidiary, Mortgage Guaranty Insurance Corporation.
Named Executive Officers	Our chief executive officer, our chief financial officer and our three other most highly compensated executive officers. The NEOs are the officers listed in the SCT.
NEOs	Named Executive Officers.
ROE	Return on Equity. Unless otherwise indicated, ROE is calculated as GAAP after-tax net income divided by beginning of the year shareholders' equity.
RSUs	Restricted Stock Units.
SCT	Summary Compensation Table that appears on page 45.
Tax Act	The U.S. tax reform enacted on December 22, 2017 and commonly referred to as the "Tax Cuts and Jobs Act."
TDC	Total direct compensation, which consists of base salary, bonus (or non-equity incentive compensation) and equity awards (valued at their grant date value reported in the SCT).
TSR	Total shareholder return.

Appendix A - 1

APPENDIX B — RECONCILIATION OF NON-GAAP MEASURES

EXPLANATION AND RECONCILIATION OF NON-GAAP MEASURES

We believe that use of the Non-GAAP measures of adjusted net operating income and adjusted net operating income per diluted share facilitates the evaluation of the company's core financial performance thereby providing relevant information to investors. These measures are not recognized in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be viewed as alternatives to GAAP measures of performance.

Adjusted net operating income is defined as GAAP net income excluding the after-tax effects of net realized investment gains (losses), gain (loss) on debt extinguishment, net impairment losses recognized in income (loss), infrequent or unusual non-operating items, where applicable, and the effects of changes in our deferred tax valuation allowance. The amounts of adjustments to components of pre-tax operating income were tax effected using a federal statutory tax rate of 35%.

Adjusted net operating income per diluted share is calculated in a manner consistent with the accounting standard regarding earnings per share, by dividing (i) adjusted net operating income after making adjustments for interest expense on convertible debt, whenever the impact is dilutive, by (ii) diluted weighted average common shares outstanding, which reflects share dilution from unvested restricted stock units and from convertible debt when dilutive under the "if-converted" method.

Although adjusted net operating income excludes certain items that have occurred in the past and are expected to occur in the future, the excluded items represent items that are: (1) not viewed as part of the operating performance of our primary activities or (2) impacted by both discretionary and other economic factors and are not necessarily indicative of operating trends, or both. These adjustments, along with the reasons for their treatment, are described below. Trends in the profitability of our fundamental operating activities can be more clearly identified without the fluctuations of these adjustments. Other companies may calculate these measures differently. Therefore, their measures may not be comparable to those used by us.

(1)
Net realized investment gains (losses). The recognition of net realized investment gains or losses can vary significantly across periods as the timing of individual securities sales is highly discretionary and is influenced by such factors as market opportunities, our tax and capital profile, and overall market cycles.

(2)
Gains and losses on debt extinguishment. Gains and losses on debt extinguishment result from discretionary activities that are undertaken to enhance our capital position, improve our debt profile, and/or reduce potential dilution from our outstanding convertible debt.

(3)
Net impairment losses recognized in earnings. The recognition of net impairment losses on investments can vary significantly in both size and timing, depending on market credit cycles, individual issuer performance, and general economic conditions.

(4)
Infrequent or unusual non-operating items. Our income tax expense for 2017 reflects the remeasurement of our net deferred tax assets to reflect the lower corporate income tax rate under the Tax Act. Our income tax expense also includes amounts related to our IRS dispute and is related to past transactions which are non-recurring in nature and are not part of our primary operating activities.

Appendix B - 1

APPENDIX B — RECONCILIATION OF NON-GAAP MEASURES

Reconciliation of Income before tax / Net income to Adjusted pre-tax operating income / Adjusted net operating income

	Years Ended December 31,
	2017			2016			2015
(In thousands)	Pre-tax	Tax provision (benefit)	Net (after-tax)	Pre-tax	Tax provision (benefit)	Net (after-tax)	Pre-tax	Tax provision (benefit)	Net (after-tax)
Income before tax / Net income	$784,496	$428,735	$355,761	514,714	172,197	342,517	487,687	(684,313)	1,172,000
Adjustments:
Additional income tax provision related to the rate decrease included in the Tax Act	—	(132,999)	132,999	—	—	—	—	—	—
Additional income tax provision related to IRS litigation	—	(29,039)	29,039	—	(731)	731	—	(580)	580
Net realized investment gains	(249)	(87)	(162)	(8,932)	(3,126)	(5,806)	(28,361)	(9,926)	(18,435)
Loss on debt extinguishment	65	23	42	90,531	31,686	58,845	507	177	330
Effect of change in deferred tax asset valuation allowance	—	—	—	—	—	—	—	847,810	(847,810)
Adjusted pre-tax operating income /
Adjusted net operating income	$784,312	$266,633	$517,679	$596,313	$200,026	$396,287	$459,833	$153,168	$306,665

Reconciliation of Net income per diluted share to Adjusted net operating income per diluted share

	Years Ended December 31,
	2017			2,016			2015
Weighted average diluted shares outstanding			394,766			431,992			468,039
Net income per diluted share			$0.95			$0.86			$2.60
Additional income tax provision related to the rate decrease included in the Tax Act			0.34			—			—
Additional income tax provision related to IRS litigation			0.07			—			—
Net realized investment gains			—			(0.01)			(0.04)
Loss on debt extinguishment			—			0.14			—
Effect of change in deferred tax asset valuation allowance			—			—			(1.81)
Adjusted net operating income per diluted share			$1.36			$0.99			$0.75

Appendix B - 2

APPENDIX B — RECONCILIATION OF NON-GAAP MEASURES

Reconciliation of Book Value per Share to Adjusted Book Value ("ABV") per Share

The grant documents for each of the 2017, 2016 and 2015 equity awards provide for certain specific eliminations to be made in arriving at ABV per share. In addition, the Omnibus Incentive Plans under which the awards were made provide for various adjustments in addition to those specified above that are automatically taken into account in the determination of book value per share, unless the Committee provides within specified timeframes that one or more such adjustments are to be excluded. Following is the reconciliation of book value per share to ABV per share used in determining vesting of each of the 2017, 2016 and 2015 equity awards.

Reconciliation of Book Value per Share to Adjusted Book Value per Share for 2017 Equity Awards

(In thousands, except per share amounts)	2017	2016
Shareholders' Equity (Book Value)	$3,154,526	$2,548,842
Divided by Shares Outstanding	370,567	340,663
Book Value per Share	$8.51	$7.48

Adjusted Book Value for 2017 Equity Awards (from below)	$3,349,765	$2,623,942
Divided by Shares Outstanding	370,567	340,663
Adjusted Book Value per Share for 2017 Equity Awards	$9.04	$7.70

Shareholders' Equity (Book Value)	$3,154,526	$2,548,842
Impact of Conversion of 2020 Convertible Debt	42	—
Litigation Accruals	29,039
Accumulated Other Comprehensive Loss ("AOCL")	43,783	75,100
Effects of Tax Law and Change in Accounting Principle	122,375	—
Adjusted Book Value for 2017 Equity Awards	$3,349,765	$2,623,942

Reconciliation of Book Value per Share to Adjusted Book Value per Share for 2016 Equity Awards

(In thousands, except per share amounts)	2017	2016	2015
Shareholders' Equity (Book Value)	$3,154,526	$2,548,842	$2,236,140
Divided by Shares Outstanding	370,567	340,663	339,657
Book Value per Share	$8.51	$7.48	$6.58

Adjusted Book Value for 2016 Equity Awards (from below)	$3,120,776	$2,623,942	$2,297,020
Divided by Adjusted Shares Outstanding (from below)	341,444	340,663	339,657
Adjusted Book Value per Share for 2016 Equity Awards	$9.14	$7.70	$6.76

Shares Outstanding	370,567	340,663	339,657
Impact of Conversion of 2020 Convertible Debt	(29,123)	—	—
Adjusted Shares Outstanding	341,444	340,663	339,657

Shareholders' Equity (Book Value)	$3,154,526	$2,548,842	$2,236,140
Impact of Conversion of 2020 Convertible Debt	(199,908)	—	—
Accumulated Other Comprehensive Loss ("AOCL")	43,783	75,100	60,880
Effects of Tax Law and Change in Accounting Principle	122,375	—	—
Adjusted Book Value for 2016 Equity Awards	$3,120,776	$2,623,942	$2,297,020

Appendix B - 3

APPENDIX B — RECONCILIATION OF NON-GAAP MEASURES

Reconciliation of Book Value per Share to Adjusted Book Value per Share for 2015 Equity Awards

(In thousands, except per share amounts)	2017	2016	2015
Shareholders' Equity (Book Value)	$3,154,526	$2,548,842	$2,236,140
Divided by Shares Outstanding	370,567	340,663	339,657
Book Value per Share	$8.51	$7.48	$6.58

Adjusted Book Value for 2015 Equity Awards (from below)	$2,953,304	$2,016,287	$1,534,940
Divided by Shares Outstanding	370,567	340,663	339,657
Adjusted Book Value per Share for 2015 Equity Awards	$7.97	$5.92	$4.52

Shareholders' Equity (Book Value)	$3,154,526	$2,548,842	$2,236,140
Accumulated Other Comprehensive Loss ("AOCL")	43,783	75,100	60,880
Effects of Tax Law and Change in Accounting Principle	122,375	—	—
DTA	(367,380)	(607,655)	(762,080)
Adjusted Book Value for 2015 Equity Awards	$2,953,304	$2,016,287	$1,534,940

Appendix B - 4

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

MGIC INVESTMENT CORPORATION

and

EQUINITI TRUST COMPANY
Rights Agent
___________________
AMENDED AND RESTATED RIGHTS AGREEMENT
Dated as of April 26, 2018 and
Effective as of August 1, 2018

Appendix C - 1

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

AMENDED AND RESTATED RIGHTS AGREEMENT
THIS AMENDED AND RESTATED RIGHTS AGREEMENT (“Agreement”), is dated as of April 26, 2018 and effective as of August 1, 2018, between MGIC INVESTMENT CORPORATION, a Wisconsin corporation (the “Company”), and EQUINITI TRUST COMPANY, organized under New York law, as successor rights agent (the “Rights Agent”) to WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the "Original Rights Agent").
WHEREAS, the Board of Directors of the Company authorized a Rights Agreement, dated as of July 22, 1999 (the “Original Rights Agreement”), declared a dividend of one common share purchase right (a “Right”) for each Common Share (as hereinafter defined) outstanding upon the close of business on August 9, 1999 (the “Record Date”) payable on such date, and authorized the issuance of one Right for each Common Share issued between the Record Date and the earliest of certain dates specified in the Original Rights Agreement, each Right, as of March 4, 2013, representing the right to purchase one-tenth of one Common Share, upon the terms and subject to the conditions set forth in the Original Rights Agreement; and
WHEREAS, the Company and the Original Rights Agent amended and restated the Original Rights Agreement by entering into an Amended and Restated Rights Agreement dated as of July 7, 2009 (as subsequently amended, the “2009 Rights Agreement”); and
WHEREAS, the Company and the Original Rights Agent amended and restated the 2009 Rights Agreement by entering into an Amended and Restated Rights Agreement dated as of July 25, 2012 (as subsequently amended, the “2012 Rights Agreement”); and
WHEREAS, the Company and the Original Rights Agent amended and restated the 2012 Rights Agreement by entering into an Amended and Restated Rights Agreement dated as of July 23, 2015 (the “2015 Rights Agreement”); and
WHEREAS, if the Company experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), then its ability to use its Tax Benefits (as hereinafter defined) for U.S. federal income tax purposes could be substantially limited; and
WHEREAS, the Company views its Tax Benefits as valuable assets of the Company, which are likely to inure to the benefit of the Company and its shareholders, and the Company believes that is in the best interest of the Company and its shareholders that the Company provide for the protection of the Company’s Tax Benefits on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the Company and the Rights Agent hereby amend and restate the 2015 Rights Agreement effective as of August 1, 2018 to provide as follows:
Section 1.    Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:
(a)“2009 Amendment Effective Time” means the close of business on July 7, 2009.
(b)“2063 Debenture Adjustment Events” means each of (i) effective as of each date on which the interest so deferred would have been due and payable in the absence of such deferral, the Company deferring the payment of interest on the 2063 Debentures, (ii) effective as of each date on which such compounded interest accrues, the accrual of compounded interest on account of such a deferral, and (iii) an increase pursuant to the terms of the 2063 Debentures in the number of Common Shares that are deliverable on conversion of the 2063 Debentures. Changes in the average price per Common Share that affect the number of Common Shares deliverable on conversion of the 2063 Debentures shall be considered adjustments under the immediately preceding clause (iii).

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

(c)2063 Debentures” means the Company’s 9% Convertible Junior Subordinated Debentures due 2063.
(d)“Acquiring Person” means any Person that is or has become, by itself or together with its Affiliates and Associates, a Beneficial Owner of 5.0% or more of the Common Shares then outstanding, but shall not include:
(i)any Related Person;
(ii)any Grandfathered Person, provided that if the Percentage Stock Ownership of any Person that had qualified as a Grandfathered Person ceases to be at least 5.0%, then such Person shall not be deemed to be an Acquiring Person until such later time (if any) as the Percentage Stock Ownership of such Person is 5.0% or more, and then only if such Person does not qualify (A) as an Exempt Person, (B) for the exception in subsection (iv) of this Section 1(d), (C) as a Grandfathered Person pursuant to subsection (q)(ii) of this Section 1, or (D) in the case of any Person who was a Grandfathered Person pursuant to subsection (q)(i) of this Section 1, as a Grandfathered Person pursuant to subsection (q)(ii) of this Section 1, which shall be applied to such Person as if the Percentage Stock Ownership of such Person at the 2009 Amendment Effective Time had been less than 5.0%;
(iii)any Exempt Person;
(iv)any Person that the Company determines, in its sole discretion, has, at or after the 2009 Amendment Effective Time, by itself or together with its Affiliates and Associates, inadvertently become a Beneficial Owner of 5.0% or more of the Common Shares then outstanding (or has inadvertently failed to continue to qualify as a Grandfathered Person or Exempt Person); provided that such Person promptly enters into, and delivers to the Company, an irrevocable commitment to, divest or cause its Affiliates and Associates to divest promptly after (A) if the Person delivers a representation letter pursuant to clause (i) of Section 1(m) and requests a determination of the Company pursuant to clause (ii) of Section 1(m), then the time, if any, upon which the Company informs the Person of its adverse determination with respect to such a request (with no divestiture being required if the Person is determined to be an Exempt Person), or (B) if the Person does not both deliver a representation letter pursuant to clause (i) of Section 1(m) and request a determination of the Company pursuant to clause (ii) of Section 1(m), then the time of such commitment, and thereafter such Person or its Affiliates and Associates divest to the extent and promptly after the time specified by the foregoing clause (A) or (B) (without exercising or retaining any power, including voting power, with respect to such Common Shares (or other securities the beneficial ownership of which by a Person also results in such Person beneficially owning Common Shares)) sufficient Common Shares (or other securities the beneficial ownership of which by a Person also results in such Person beneficially owning Common Shares) so that such Person’s Percentage Stock Ownership is less than 5.0% (or, in the case of any Person who or which has inadvertently failed to continue to qualify as a Grandfathered Person or Exempt Person, Common Shares (or other securities the beneficial ownership of which by a Person also results in such Person beneficially owning Common Shares) in an amount sufficient to reduce such Person’s beneficial ownership of Common Shares by the number of Common Shares that caused such Person to so fail to qualify as a Grandfathered Person or Exempt Person, as the case may be); provided further that any such Person shall cease to qualify for the exclusion from the definition of “Acquiring Person” contained in this subsection (iv) from and after such time (if any) as the Person, together with its Affiliates and Associates, subsequently becomes a Beneficial Owner of 5.0% or more of the Common Shares then outstanding (or fails to continue to qualify as a Grandfathered Person or Exempt Person), unless the Person independently meets the conditions set forth in this subsection (iv) with respect to the circumstances relating to the Person, together with its Affiliates and Associates, subsequently becoming a Beneficial Owner of 5.0% or more of the Common Shares then outstanding (or failing to continue to qualify as a Grandfathered Person or Exempt Person); and
(v)any Person that has, by itself or together with its Affiliates and Associates, become a Beneficial Owner of 5.0% or more of the Common Shares then outstanding (or has failed to continue to qualify as a Grandfathered Person or Exempt Person) as a result of one or more transactions that are determined to

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

be Exempt Transactions, unless and until such time as such Person or transaction(s) no longer satisfy the terms or conditions, if any, that the Board prescribed in its determination under subsection (n) of this Section 1 with respect to such transaction(s); provided that if the Percentage Stock Ownership of any Person that had qualified for the exemption under this subsection (v) ceases to be at least 5.0%, then such Person shall not be deemed to be an Acquiring Person until such later time (if any) as the Percentage Stock Ownership of such Person is 5.0% or more, and then only if such Person does not qualify (I) as an Exempt Person, (II) for the exception in subsection (iv) of this Section 1(d), (III) as a Grandfathered Person pursuant to subsection (q)(ii) of this Section 1, or (IV) for an additional exception under this subsection (v).
If officers of the Company determine on behalf of the Company that a Person has, at or after the 2009 Amendment Effective Time, by itself or together with its Affiliates and Associates, inadvertently become a Beneficial Owner of 5.0% or more of the Common Shares (or has inadvertently failed to continue to qualify as a Grandfathered Person or Exempt Person) pursuant to subsection (iv) of this Section 1(d), then such officers shall promptly notify the Board of such determination. Notwithstanding the foregoing, a failure to promptly make such a notification shall not impact the effectiveness of such determination.
(e)“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b‑2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date of this Agreement and, to the extent not included within the foregoing provisions of this Section 1(e), shall also include, with respect to any Person, any other Person whose Common Shares are treated, for purposes of Section 382 of the Code and the Treasury Regulations thereunder, as being (i) owned by such first Person (or by a Person or group of Persons to which the Common Shares owned by such first Person are attributed pursuant to Treasury Regulation Section 1.382-2T(h)), or (ii) owned by the same “entity” (as defined in the second sentence of Treasury Regulation Section 1.382-3(a)(1)(i)) as is deemed to own the Common Shares owned by such first Person; provided, however, that a Person shall not be deemed to be an Affiliate or Associate of another Person solely because either or both Persons are or were directors or officers of the Company.
(f)A Person shall be deemed a “Beneficial Owner” of, and shall be deemed to “beneficially own,” any securities:
(i)    which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly;
(ii)    which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right or the obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants, options, or other rights (in each case, other than upon exercise or exchange of the Rights); provided, however, that a Person shall not be deemed a Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange;
(iii)    which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has or shares the right to vote or dispose of, or has “beneficial ownership” (as defined under Rule 13d-3 of the General Rules and Regulations under the Exchange Act) of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or
(iv)    with respect to which any other Person is a Beneficial Owner, if the Person referred to in the introductory clause of this Section 1(f) or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person (or any of such other Person’s Affiliates or Associates) with respect to acquiring, holding, voting or disposing of any securities of the Company;
provided, however, that the preceding provisions of this Section 1(f) shall not be applied to cause a Person to be deemed a “Beneficial Owner” of, or to “beneficially own,” any security (A) solely because such Person has the right to vote such

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report), or (B) if such beneficial ownership arises solely as a result of such Person’s status as a “clearing agency,” as defined in Section 3(a)(23) of the Exchange Act; provided further, that nothing in this Section 1(f) shall cause a Person engaged in business as an underwriter of securities or member of a selling group to be a Beneficial Owner of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in an underwriting syndicate until the expiration of 40 calendar days after the date of such acquisition, or such later date as the directors of the Company may determine in any specific case; provided further, that the transfer of beneficial ownership of Common Shares to any Person without any consideration for such transfer being given by such Person shall not result in such Person becoming a Beneficial Owner of any additional Common Shares until the Person accepts such transfer; provided further, that a Person shall not be deemed to be a “Beneficial Owner” of, or to “beneficially own,” any Common Shares that would be issuable upon conversion of 2063 Debentures as a result of deferred interest, including compounded interest, accrued with respect to 2063 Debentures that are beneficially owned (and not yet converted) by such Person. For the avoidance of doubt, it is understood that the exception in this Section 1(f) in the final proviso of the immediately preceding sentence does not apply to Common Shares attributable to deferred interest on 2063 Debentures that are delivered and beneficially owned on conversion of 2063 Debentures. Notwithstanding anything herein to the contrary, to the extent not within the foregoing provisions of this Section 1(f), a Person shall be deemed a “Beneficial Owner” of, and shall be deemed to “beneficially own” or have “beneficial ownership” of, any securities that are owned by another Person and that are treated, for purposes of Section 382 of the Code and the Treasury Regulations thereunder, as being (x) owned by such first Person (or by a Person or group of Persons to which the securities owned by such first Person are attributed pursuant to Treasury Regulation Section 1.382-2T(h)), or (y) owned by the same “entity” (as defined in the second sentence of Treasury Regulation Section 1.382-3(a)(1)(i)) as is deemed to own the securities owned by such first Person.
(g)“Board” means the Board of Directors of the Company.
(h)“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Wisconsin are authorized or obligated by law or executive order to close.
(i)“close of business” on any given date shall mean 5:00 P.M., Milwaukee, Wisconsin time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Milwaukee, Wisconsin time, on the next succeeding Business Day.
(j)“Common Shares” means the shares of common stock, par value $1.00, of the Company.
(k)“Distribution Date” has the meaning set forth in Section 3(a) hereof.
(l)“Exchange Act” has the meaning set forth in subsection (e) of this Section 1.
(m)“Exempt Person” means any Person (i) who (A) delivers to the Company a letter that, as determined by the Company in its sole discretion, is substantially in the form attached hereto as Exhibit C or (B) is an Affiliate or Associate of another Person who delivers to the Company a letter described in clause (i)(A) and (ii) whose beneficial ownership of 5.0% or more of the outstanding Common Shares would not, as determined (either (1) prior to the time such Person becomes the Beneficial Owner of 5.0% or more of the Common Shares then outstanding or (2) if the Company determines pursuant to Section 1(d)(iv) that such Person (by itself or together with its Affiliates and Associates) had inadvertently become a Beneficial Owner of 5.0% or more of the Common Shares then outstanding, then after the time such Person becomes the Beneficial Owner of 5.0% or more of the Common Shares then outstanding) by the Company in its sole discretion, jeopardize or endanger the availability to the Company of the Tax Benefits; provided that such Person shall not be an Exempt Person unless and until it, or its Affiliate or Associate who delivers a letter described in clause (i), has received written notice of such determination by the Company under this clause (ii); provided further that such Person shall cease to be an Exempt Person from and after the earlier of such time (if any) as (I) in respect of the letter that such Person, or its Affiliate or Associate, delivered pursuant to clause (i), a representation or warranty of such Person, or its Affiliate or Associate, in such letter was not true and correct when made, a representation

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

or warranty of such Person, or its Affiliate or Associate, in such letter that was to remain true and correct after the date of the letter as contemplated therein ceases to remain true and correct or such Person, or its Affiliate or Associate, ceases to comply with a covenant contained in such letter, or (II) such Person becomes the Beneficial Owner of 10% or more of the Common Shares then outstanding, other than by virtue of any increase that is a result of (x) an acquisition of Common Shares by the Company and/or (y) such Person becoming the Beneficial Owner of additional Common Shares due solely to the occurrence of one or more 2063 Debenture Adjustment Events during the period in which the 2063 Debentures are beneficially owned by such Person. Notwithstanding the foregoing, a Grandfathered Person shall not be precluded from becoming an Exempt Person (as defined in the preceding sentence, giving effect to this sentence) prior to the time at which such Grandfathered Person would otherwise become an Acquiring Person.
If any Person that had qualified as an Exempt Person ceases to so qualify, then for purposes of Section 1(d) such Person shall be deemed to have become, as of the time the Person ceased to qualify as an Exempt Person, a Beneficial Owner of the Common Shares that such Person and such Person’s Affiliates and Associates then beneficially own. For the avoidance of doubt, it is understood that the qualifications and exceptions in this Section 1(m) with respect to 2063 Debenture Adjustment Events do not apply to Common Shares attributable to 2063 Debenture Adjustment Events that are delivered and beneficially owned on conversion of 2063 Debentures.
(n)“Exempt Transaction” means any transaction that the Board determines, in its sole discretion and on such terms and conditions as the Board may in its sole discretion prescribe, should have the consequences of an Exempt Transaction under this Agreement.
(o)“Expiration Date” means the earliest of (i) Final Expiration Date; (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”); (iii) the time at which the Rights are exchanged as provided in Section 24 hereof; (iv) the repeal of Section 382 of the Code if the Board determines that this Agreement is no longer necessary for the preservation of the Tax Benefits; and (v) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward.
(p)“Final Expiration Date” means the close of business on March 1, 2020.
(q)“Grandfathered Person” means:
(i)any Person who does not qualify as an “Acquiring Person” (as defined in the Original Rights Agreement) immediately prior to the 2009 Amendment Effective Time and who at the 2009 Amendment Effective Time is a Beneficial Owner of 5.0% or more of the Common Shares outstanding at the 2009 Amendment Effective Time; provided that any such Person shall cease to be a Grandfathered Person from and after such time (if any) as the Person’s Percentage Stock Ownership shall be increased from such Person’s lowest Percentage Stock Ownership at or after the 2009 Amendment Effective Time, other than any increase pursuant to or as a result of (A) an acquisition of Common Shares by the Company and/or (B) such Person becoming the Beneficial Owner of additional Common Shares due solely to (x) such Person beneficially owning 2063 Debentures immediately prior to the 2009 Amendment Effective Time and (y) during the period thereafter in which the 2063 Debentures then beneficially owned continue to be beneficially owned by such Person, the occurrence of one or more 2063 Debenture Adjustment Events; and
(ii)any Person who (x) at the 2009 Amendment Effective Time is not a Beneficial Owner of 5.0% or more of the Common Shares outstanding at the 2009 Amendment Effective Time and (y) if the definition of Acquiring Person did not include an exclusion for any Grandfathered Person, would qualify as an Acquiring Person after the 2009 Amendment Effective Time as a result of (I) an acquisition of Common Shares by the Company and/or (II) such Person becoming the Beneficial Owner of additional Common Shares due solely to the occurrence of one or more 2063 Debenture Adjustment Events during the period in which 2063 Debentures are beneficially owned by such Person; provided that any such Person shall cease to be a Grandfathered Person from and after such time (if any) as the Person’s Percentage Stock Ownership shall be increased from such Person’s lowest Percentage Stock Ownership on or after the date of the first occurrence of any event described in clause (I) or (II), other than any increase pursuant to or as a result of (A) an acquisition of Common Shares by the Company and/or (B) such Person becoming the Beneficial Owner of additional

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

Common Shares due solely to the occurrence of one or more 2063 Debenture Adjustment Events during the period in which 2063 Debentures are beneficially owned by such Person.
If any Person that had qualified as a Grandfathered Person ceases to so qualify, then for purposes of Section 1(d) such Person and such Person’s Affiliates and Associates shall be deemed to have become, as of the time the Person ceased to qualify as a Grandfathered Person, a Beneficial Owner of the Common Shares that such Person and such Person’s Affiliates and Associates then beneficially own. For the avoidance of doubt, it is understood that the qualifications and exceptions in subsections (q)(i) and (ii) of this Section 1 with respect to 2063 Debenture Adjustment Events do not apply to Common Shares attributable to 2063 Debenture Adjustment Events that are delivered and beneficially owned on conversion of 2063 Debentures.
(r)“Percentage Stock Ownership” of a Person means the percentage calculated by dividing (i) the number of Common Shares as to which the Person, together with its Affiliates and Associates, is a Beneficial Owner, divided by (ii) the number of Common Shares then outstanding.
(s)“Person” means any individual, firm, corporation, partnership, trust, association, limited liability company, limited liability partnership, governmental entity, or other entity, or any group of any one or more of the foregoing making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i) and shall include any successor (by merger or otherwise) of any such entity.
(t)“Redemption Date” has the meaning set forth in subsection (o) of this Section 1.
(u)“Related Person” means the Company, any Subsidiary of the Company (in each case including, without limitation, in any fiduciary capacity), any employee benefit plan or compensation arrangement of the Company or any Subsidiary of the Company, or any entity or trustee holding Common Shares to the extent organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such employee benefit plan or compensation arrangement.
(v)“Securities Act” means the Securities Act of 1933, as amended.
(w)“Shares Acquisition Date” means (i) the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed or amended pursuant to Section 13(d) under the Exchange Act, but not a report filed or amended pursuant to Rule 13f-1 of the General Rules and Regulations under the Exchange Act) by the Company or a Person or an Affiliate of the Person that the Person has become an Acquiring Person or (ii) if earlier, the first date the Board concludes that a Person has become an Acquiring Person.
(x)“Subsidiary” of any Person means any other Person of which securities or other ownership interests having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such first Person.
(y)“Tax Benefits” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Code, of the Company or any of its Subsidiaries.
(z)“Treasury Regulation” means a final, proposed or temporary regulation of the U.S. Department of Treasury promulgated under the Code.
Section 2.    Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co‑rights agents as it may deem necessary or desirable.

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

Section 3.    Issue of Right Certificates.
(a)Until the earlier of (i) the tenth day after the Shares Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Company’s Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date that a tender or exchange offer is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act if, upon consummation thereof, the Person publishing, sending or giving such tender or exchange offer would become an Acquiring Person (the earlier of such dates being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates (or, for shares participating in the direct registration system, by notations in the respective book entry accounts for the Common Stock), and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares; provided, however, that if a tender or exchange offer is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender or exchange offer. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first‑class, insured, postage‑prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A hereto (a “Right Certificate”), evidencing one Right for each Common Share of the Company so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.
(b)The Company has prepared a Summary of Rights to Purchase Common Shares, attached as Exhibit B hereto (the “Summary of Rights”), a copy of which is available free of charge from the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof. Until the Distribution Date (or the Expiration Date, if earlier), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.
(c)Certificates for Common Shares that become outstanding (including, without limitation, certificates for reacquired Common Shares referred to in the last sentence of this paragraph (c) and certificates issued on the transfer of Common Shares) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them a legend in substantially the following form (provided, however, that certificates for Common Shares in existence on the date of this Agreement may bear the legend required by the Original Rights Agreement, the 2009 Rights Agreement, the 2012 Rights Agreement or the 2015 Rights Agreement, as applicable):
This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Amended and Restated Rights Agreement between MGIC Investment Corporation and Equiniti Trust Company, dated as of April 26, 2018 and effective as of August 1, 2018, and as such agreement may be amended (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of MGIC Investment Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. MGIC Investment Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or beneficially owned by, an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether beneficially owned by such person or any subsequent holder, shall become null and void.
With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

represented thereby. Similarly, during such time periods, transfers of shares participating in the direct registration system shall also be deemed to be transfers of the associated Rights. In the case of any shares participating in the direct registration system, the Company shall cause the transfer agent for the Common Shares to include on each direct registration account statement with respect thereto issued prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date a notation to the effect that references to Common Shares also includes the associated Rights. To the extent that Common Shares of the Company are not represented by certificates, references in this Agreement to certificates shall be deemed to refer to the notations in the book entry accounts reflecting ownership of such shares. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.
Section 4.    Form of Right Certificates. The Right Certificates (and the forms of election to purchase Common Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any applicable rule or regulation made pursuant thereto or with any applicable rule or regulation of any stock exchange or the Financial Industry Regulatory Authority, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of Common Shares as shall be set forth therein at the purchase price per Common Share set forth therein, but the amount and type of securities purchasable upon exercise of each Right and such purchase price shall be subject to adjustment as provided herein (such purchase price, as so adjusted, the “Purchase Price”).
Section 5.    Countersignature and Registration.
(a)The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or any Vice President either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof, and shall be attested by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent manually or by facsimile and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.
(b)Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.
(c)Notwithstanding any other provisions hereof, the Company and the Rights Agent may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates.
Section 6.    Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.
(a)Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been redeemed or exchanged pursuant to Section 23 or Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

Common Shares as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.
(b)Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.
Section 7.    Exercise of Rights; Purchase Price; Expiration Date of Rights.
(a)Each Right shall be exercisable to purchase one-tenth of one Common Share of the Company, subject to further adjustment as provided herein. The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each Common Share as to which the Rights are exercised, at or prior to the Expiration Date; provided, however, that if the number of Rights exercised would entitle the holder thereof to receive any fraction of a Common Share greater than one-half of a Common Share, then the holder thereof shall not be entitled to exercise such Rights unless such holder concurrently purchases from the Company (and in such event the Company shall sell to such holder), at a price in proportion to the Purchase Price, an additional fraction of a Common Share which, when added to the number of Common Shares to be received upon such exercise, will equal an integral number of Common Shares.
(b)The Purchase Price for each full Common Share pursuant to the exercise of a Right shall initially be $45.00 (equivalent to $4.50 for each one-tenth of one Common Share), shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.
(c)Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Common Shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof, as set forth below, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Common Shares certificates for the number of Common Shares to be purchased and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional Common Shares in accordance with Section 14 hereof, (iii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made by certified check, cashier’s check, bank draft or money order payable to the order of the Company, except that, if so provided by the Board, the payment of the Purchase Price following the occurrence of a Section 11(a)(ii) Event (as hereinafter defined) may be made wholly or in part by delivery of a certificate or certificates (with appropriate stock powers executed in blank attached thereto) evidencing a number of Common Shares equal to the then Purchase Price divided by the closing price (as determined pursuant to Section 11(d) hereof) per Common Share on the Trading Day (as such term is hereinafter defined) immediately preceding the date of such exercise. If the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.
(d)In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14 hereof.
(e)Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to take any action with respect to a registered holder of a Right Certificate upon the occurrence of any purported transfer, assignment or exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate following the form of assignment or election to purchase set forth on the reverse of the Right Certificate surrendered for such transfer, assignment or exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.
Section 8.    Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. Subject to applicable law and regulation, the Rights Agent shall maintain in a retrievable database electronic records of all cancelled or destroyed Right Certificates that have been canceled or destroyed by the Rights Agent. The Rights Agent shall maintain such electronic records or physical records for the time period required by applicable law and regulation. Upon written request of the Company (and at the expense of the Company), the Rights Agent shall provide to the Company or its designee copies of such electronic records or physical records relating to Rights Certificates cancelled or destroyed by the Rights Agent.
Section 9.    Reservation and Availability of Common Shares.
(a)The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Common Shares or any authorized and issued Common Shares held in its treasury the number of Common Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7.
(b)So long as the Common Shares issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all Common Shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.
(c)The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares (except as otherwise provided by any corporation law applicable to the Company).
(d)The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates for the Common Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates for Common Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due.
(e)If the Company determines that registration under the Securities Act is required, the Company shall use commercially reasonable efforts (i) to file, as soon as practicable after the Distribution Date, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company shall also take such action as may be appropriate to ensure compliance with the securities or blue sky laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days, the exercisability of the Rights to prepare and file such registration statement and permit it to become effective or to qualify the rights, the exercise thereof or the issuance of securities upon the exercise thereof under state securities or blue sky laws. The Company shall issue a public announcement upon any such suspension stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement when the suspension is no longer in effect. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable for securities in any jurisdiction if the requisite qualification in such jurisdiction has not been obtained, such exercise is not permitted under applicable law or a registration statement in respect of such securities has not been declared effective.
Section 10.    Common Shares Record Date. Each Person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Shares transfer books of the Company are open.
Section 11.    Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of Common Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
(a)(i)    In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares into a smaller number of Common Shares or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a share exchange, consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).
(ii)    Subject to the following paragraph and Section 24 of this Agreement, in the event any Person shall become an Acquiring Person (a “Section 11(a)(ii) Event”), each holder of a Right shall thereafter

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

have a right to receive, upon exercise thereof at a price equal to ten times the then current Purchase Price per full Common Share multiplied by the number of Common Shares for which a Right is exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, in accordance with the terms of this Agreement, such number of Common Shares as shall equal the result obtained by (x) multiplying ten times the then current Purchase Price per full Common Share by the number of Common Shares for which a Right is exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event and dividing that product by (y) 50% of the then current per share market price of the Common Shares (determined pursuant to Section 11(d)) on the date the Person became an Acquiring Person (such number of shares, the “Adjustment Shares”).
From and after a Section 11(a)(ii) Event, any Rights that are or were beneficially owned by such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 or 6 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be cancelled. The Company shall use all reasonable efforts to ensure that the provisions of this paragraph are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.
(iii)    In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued (and not reserved for issuance for purposes other than upon exercise of the Rights) to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the Purchase Price payable with respect to such Right (such excess, the “Spread”), and (B) with respect to each Right (subject to the second paragraph of Section 11(a)(ii)), make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Shares or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock, if any, which the Board has deemed to have the same value as Common Shares and which, in the written opinion of counsel addressed to such Board, may be issued without violating the representation in the sixth paragraph under the caption “Amendment of Articles of Incorporation to Authorize Preferred Stock” in the Company’s Proxy Statement for its 1998 Annual Meeting of Shareholders (such shares of preferred stock, hereinafter referred to as “common stock equivalents”)), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, if the Company shall not have made adequate provision to substitute for the Adjustment Shares pursuant to clause (B) above within thirty (30) days following the occurrence of a Section 11(a)(ii) Event (the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of any portion of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board shall determine in good faith that it is likely that sufficient additional Common Shares might be authorized for issuance for exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to the last paragraph of Section 11(a)(ii) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current per share market price (as determined pursuant to Section 11(d) hereof) of the Common Shares on the Section 11(a)(ii) Trigger Date and the value of any “common stock equivalent” shall be deemed to have the same value as the Common Shares on such date.
(b)In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price per Common Share (or having a conversion price per share, if a security convertible into Common Shares) less than the then current per share market price of the Common Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights. Common Shares owned by or held for the account of the Company or any Subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
(c)In case the Company shall fix a record date for the making of a distribution to all holders of the Common Shares (including any such distribution made in connection with a share exchange, consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend (it is understood that without creating any implication that an increase of more than such amount would cause a dividend to fail to satisfy such standard, an increase of not to exceed one cent per share, appropriately adjusted to reflect any stock split, stock dividend of similar transaction occurring after the date hereof, shall not cause a dividend not to be a regular quarterly cash dividend) or a dividend payable in Common Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Common Shares (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Common Share and the denominator of which shall be such current per share market price of the Common Shares on such record date; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
(d)For the purpose of any computation hereunder, the “current per share market price” of the Common Shares on any date shall be deemed to be the average of the daily closing prices per Common Share for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however,

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

that in the event that the current per share market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (i) a dividend or distribution on such Common Shares payable in Common Shares or securities convertible into Common Shares, or (ii) any subdivision, combination or reclassification of Common Shares and prior to the expiration of 30 Trading Days after the ex‑dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per Common Share. The closing price for each day shall be the last sale price, regular way, reported at or prior to 4:00 P.M. Eastern time or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, reported at or prior to 4:00 P.M. Eastern time, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price reported at or prior to 4:00 P.M. Eastern time or, if not so quoted, the average of the high bid and low asked prices in the over‑the‑counter market, as reported at or prior to 4:00 P.M. Eastern time by the applicable reporting system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day.
(e)No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten‑thousandth of a share as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.
(f)If, as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in this Section 11 and the provisions of Sections 7, 9, 10 and 14 with respect to the Common Shares shall apply on like terms to any such other shares.
(g)All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
(h)Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Common Shares (calculated to the nearest ten‑thousandth of a Common Share) obtained by (i) multiplying (x) the number of Common Shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
(i)The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten‑thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.
(j)Irrespective of any adjustment or change in the Purchase Price or the number of Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Common Shares which were expressed in the initial Right Certificates issued hereunder.
(k)Before taking any action that would cause an adjustment reducing the Purchase Price below the par value, if any, of the Common Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable (except as otherwise provided by any corporation law applicable to the Company) Common Shares at such adjusted Purchase Price.
(l)In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.
(m)Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Shares, issuance wholly for cash of any Common Shares at less than the current market price, issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares, dividends on Common Shares payable in Common Shares or issuance of rights, options or warrants referred to in Section 11(b), hereafter made by the Company to holders of its Common Shares shall not be taxable to such shareholders.
(n)The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.
Section 12.    Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

with each transfer agent for the Common Shares a copy of such certificate and (c) if such adjustment occurs at any time after the Distribution Date, mail (or, if deemed appropriate by the Board, make available at no charge) a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.
Section 13.    [Reserved]
Section 14.    Fractional Rights and Fractional Shares.
(a)The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over‑the‑counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board shall be used.
(b)The Company shall not be required to issue fractions of Common Shares upon exercise or exchange of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of issuing fractional Common Shares equal to one-half of a Common Share or less upon the exercise of Rights, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. Any exercise of Rights that would entitle the holder thereof to receive any fraction of a Common Share greater than one-half of a Common Share shall be governed by Section 7(a) hereof. In lieu of issuing fractional Common Shares upon the exchange of Rights, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exchanged as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(b), the current market value of a Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.
(c)The holder of a Right by the acceptance of the Right expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).
Section 15.    Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

Section 16.    Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
(a)prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;
(b)after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;
(c)the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and
(d)notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court or competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.
Section 17.    Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or other distributions or be deemed for any purpose the holder of the Common Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.
Section 18.    Concerning the Rights Agent.
(a)The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence or willful misconduct on the part of the Rights Agent (which gross negligence or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.
(b)The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

Section 19.    Merger or Consolidation or Change of Name of Rights Agent.
(a)Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may effect a share exchange or be consolidated, or any Person resulting from any merger, share exchange or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
(b)In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
Section 20.    Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:
(a)The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.
(b)Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.
(c)The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence or willful misconduct (which gross negligence or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction).
(d)The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
(e)The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner,

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

method or amount thereof) provided for in Section 3, 11, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate pursuant to Section 12 describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.
(f)The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
(g)The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.
(h)The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in, or act as the transfer agent for, any of the Rights, Common Shares or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.
(i)The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.
Section 21.    Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 90 days’ notice in writing mailed to the Company and to each transfer agent of the Common Shares by registered or certified mail and, if such resignation occurs after the Distribution Date, to the holders of the Right Certificates by first‑class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 90 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail and, if such removal occurs after the Distribution Date, to the holders of the Right Certificates by first‑class mail. If the Rights Agent and the transfer agent of the Common Shares are the same Person, the appointment of a successor transfer agent for the Common Shares shall without any further action be the appointment of such Person as successor Rights Agent. If the Rights Agent and the transfer agent of the Common Shares are the same Person, notwithstanding the foregoing notice provisions, (a) prior to the Distribution Date, no notice of resignation or removal need be given to holders of the Rights, and (b) a resignation notice from, and a removal notice to, the Rights Agent shall be given upon such number of days’ notice as is specified in the agreement governing the Rights Agent’s services as transfer agent, as such agreement may be amended from time to time. If the Rights Agent and the transfer agent are not the same Person and the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 90 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit such holder’s Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a legal business entity organized and doing business under the laws of the United States or of any other state of the United States, in good standing, which is authorized under such laws to exercise stock transfer

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million, or (b) an Affiliate of a legal business entity described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
Section 22.    Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale by the Company of Common Shares following the Distribution Date and prior to the Expiration Date, the Company (a) will, with respect to Common Shares so issued or sold pursuant to the exercise, exchange or conversion of securities (other than Rights) issued prior to the Distribution Date that are exercisable or exchangeable for, or convertible into, Common Shares and (b) may, in any other case, if deemed necessary, appropriate or desirable by the Board, issue Right Certificates representing an equivalent number of Rights as would have been issued in respect of such Common Shares if they had been issued or sold prior to the Distribution Date, as appropriately adjusted as provided herein as if they had been so issued or sold; provided, however, that (i) no such Right Certificate will be issued if, and to the extent that, in its good faith judgment the Board determines that the issuance of such Right Certificate could have a material adverse tax consequence to the Company or to the Person to whom or which such Right Certificate otherwise would be issued and (ii) no such Right Certificate will be issued if, and to the extent that, appropriate adjustment otherwise has been made in lieu of the issuance thereof.
Section 23.    Redemption.
(a)The Rights may be redeemed by action of the Board pursuant to subsection (b) of this Section 23 and shall not be redeemed in any other manner.
(b)The Board may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights by the Board may be made effective at such time on such basis and with such conditions as the Board in its sole discretion may establish.
(c)Immediately upon the effectiveness of the action of the Board ordering the redemption of the Rights pursuant to subsection (b) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after the effectiveness of the action of the Board ordering the redemption of the Rights pursuant to subsection (b), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.
Section 24.    Exchange.
(a)The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding. The exchange of the Rights by the Board may be made effective as such time, on such basis and with such conditions as the Board in its sole discretion may establish. Prior to effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a trust agreement in such form and with such terms as the Board shall approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by the Trust Agreement (the “Trust”) all of the Common Shares or common stock equivalents, to the extent applicable pursuant to Section 24(c), issuable pursuant to the exchange (and any cash in lieu of fractional shares), and all Persons entitled to receive shares pursuant to the exchange shall be entitled to receive such Common Shares or common stock equivalents (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust and any cash in lieu of fractional shares) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.
(b)Immediately upon the action of the Board ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.
(c)In any exchange pursuant to this Section 24, the Company, at its option, may substitute common stock equivalents (as such term is defined in Section 11(a)(iii) hereof) for some or all of the Common Shares exchangeable for Rights.
(d)In the event that there shall not be sufficient Common Shares or common stock equivalents issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares or common stock equivalents for issuance upon exchange of the Rights.
Section 25.    Notice of Certain Events.
(a)In case the Company shall propose, after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Common Shares or to make any other distribution to the holders of Common Shares (other than a regular quarterly cash dividend, the determination of whether a distribution is a regular quarterly cash dividend to be made by the Board or the appropriate officers of the Company), (ii) to offer to the holders of Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), (iv) to effect any consolidation or merger into or with (other than a merger of a Subsidiary into or with the Company), to effect any share exchange with or to effect any sale

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of Common Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier.
(b)In case a Section 11(a)(ii) Event shall occur, then (i) the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall include a brief summary of the Section 11(a)(ii) Event and the consequences thereof to holders of Rights.
Section 26.    Notices.
(a)Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or registered or certified mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

MGIC Investment Corporation 250 East Kilbourn Avenue Milwaukee, Wisconsin 53202 Attention: Secretary
(b)Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or registered or certified mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Equiniti Trust Company Attn: EQ Shareowner Services Manager of Account Administration 1110 Centre Pointe Curve, Suite 101 Mendota Heights, MN 55120
(c)Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first‑class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.
Section 27.    Supplements and Amendments. Prior to the Distribution Date and subject to the penultimate sentence of this Section 27, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares; provided that the Company may not amend (a) the proviso in the first sentence of Section 36, (b) the definition of Final Termination Date to state a date that is later than March 1, 2020 or (c) this sentence, in each case of clauses (a), (b) or (c) without the approval of the affirmative vote of a majority of the votes of holders of Common Shares cast on such amendment at a meeting of shareholders From and after the Distribution Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, that from and after the Distribution Date this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which reduces the then effective Redemption Price or moves to an earlier date the then effective Final Expiration Date. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.
Section 28.    Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
Section 29.    Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).
Section 30.    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, provided that nothing contained in this Section 30 will affect the ability of the Company under the provisions of Section 27 to supplement or amend this Agreement to replace such invalid, void or unenforceable term, provision, covenant or restriction with a legal, valid and enforceable term, provision, covenant or restriction.
Section 31.    Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Wisconsin and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, except to the extent any provisions govern the rights, duties, liabilities, indemnification or exculpation of the Rights Agent, which provisions shall to such extent be governed by and construed in accordance with the laws of the State of New York.
Section 32.    Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
Section 33.    Descriptive Headings; Interpretation. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. Any reference in this Agreement to a statutory or regulatory provision includes a reference to any successor provision thereof.
Section 34.    Determinations and Actions by the Board and the Company. The Board and the appropriate officers of the Company shall have the power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to interpret the provisions of this Agreement and make all determinations to be made by the Company hereunder or deemed necessary or advisable for the administration of this Agreement. The Board shall have the exclusive power and authority to exercise all rights and powers specifically

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

granted to the Board, including a determination to redeem or not redeem the Rights or to amend the Agreement and any determination as to whether actions of any Person shall be such as to cause such Person to beneficially own Common Shares or to become an Acquiring Person. All such actions, calculations, interpretations and determinations (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board or the officers of the Company, as applicable, in good faith, shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (ii) not subject the Board of the Company to any liability to the holders of the Rights.
Section 35.    Book-Entry. Reference in this Agreement to certificates for Common Shares includes, in the case of uncertificated Common Shares, the balances indicated in the book-entry account system of the transfer agent for the Common Shares, and prior to the Distribution Date, any uncertificated Common Shares shall also evidence the associated Rights. Any legend required to be placed on any certificate for Common Shares may instead be included on any book-entry confirmation or notification to the registered holder of such Common Shares.
Section 36.    Amendment and Restatement. This Agreement amends and restates the 2015 Rights Agreement in its entirety, effective at the close of business on August 1, 2018; provided that the effectiveness of such amendment and restatement shall be subject to the amendment and restatement being approved by a majority of the votes cast on such matter at the Company’s 2018 Annual Meeting of Shareholders, and if such amendment and restatement is not approved by a majority of the votes cast on such matter at the Company’s 2018 Annual Meeting of Shareholders, then this Agreement shall be null and void. For purposes of clarity, notwithstanding the foregoing and without limitation, any amendment effected after July 7, 2009 to the definitions of the terms “Acquiring Person” and “Grandfathered Person” included in the 2009 Rights Agreement does not affect the validity or effectiveness of any (a) exception from the definition of Acquiring Person or (b) qualification as a Grandfathered Person, applicable to any Person prior to such amendment.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

MGIC INVESTMENT CORPORATION
Attest:

By: /s/ Martha Tsuchihashi	By: /s/ Timothy J. Mattke
Title: Assistant Secretary	Title: Executive Vice President and CFO

EQUINITI TRUST COMPANY
Attest:

By: /s/ Becky Paulson	By: /s/ Andrea Severson
Title: Vice President	Title: Officer

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

EXHIBIT A

[Form of Right Certificate]

Certificate No. R‑	_______ Rights

NOT EXERCISABLE AFTER MARCH 1, 2020 (SUBJECT TO EXTENSION) OR EARLIER EXPIRATION OF THE RIGHTS AS PROVIDED IN THE RIGHTS AGREEMENT.

Right Certificate

MGIC INVESTMENT CORPORATION

This certifies that , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of April 26, 2018 and effective as of August 1, 2018, as such agreement may be amended (the “Rights Agreement”), between MGIC Investment Corporation, a Wisconsin corporation (the “Company”), and Equiniti Trust Company, organized under New York law, as successor rights agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Milwaukee, Wisconsin time, on March 1, 2020, subject to extension, or earlier expiration of the Rights as provided under the Rights Agreement, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one-tenth of one fully paid nonassessable (except as otherwise provided by any corporation law applicable to the Company) share of common stock, par value $1.00 (“Common Shares”), of the Company, at a purchase price of $45.00 per Common Share (the “Purchase Price”) (equivalent to $4.50 for each one-tenth of a Common Share), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of Common Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of August 1, 2018, based on the Common Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of Common Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.
This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above- mentioned offices of the Rights Agent
This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.
Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.001 per Right or (ii) may be exchanged in whole or in part for Common Shares. The Board may, at its option, at any time after any Person becomes an Acquiring Person, but prior to

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

such Person’s acquisition of 50% or more of the outstanding Common Shares, exchange the Rights evidenced by this Certificate for Common Shares, at an exchange ratio of one Common Share per Right, subject to adjustment, as provided in the Rights Agreement.
No fractional Common Shares will be issued upon the exercise or exchange of any Right or Rights evidenced hereby, but in lieu thereof and subject to the following sentence a cash payment will be made, as provided in the Rights Agreement. No Rights may be exercised that would entitle the holder to any fraction of a Common Share greater than one-half of a Common Share unless concurrently therewith such holder purchases an additional fraction of a Common Share which, when added to the number of Common Shares to be received upon such exercise, equals an integral number of Common Shares, as provided in the Rights Agreement.
No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.
This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.
WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ____________, ____.

MGIC INVESTMENT CORPORATION
Attest:

By:
Title:

Countersigned:

EQUINITI TRUST COMPANY

By:
Authorized Signature

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED _______________________________ hereby sells, assigns and transfers unto _______________________________________________________
(Please print name and address of transferee)
__________________________________________________ this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:____________, ____

Signature

Signature Medallion Guaranteed:

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

[Form of Reverse Side of Right Certificate -- continued]

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to
exercise the Right Certificate.)

To MGIC INVESTMENT CORPORATION:

The undersigned hereby irrevocably elects to exercise __________________ Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued in the name of:
Please insert social security
or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

(Please print name and address)

Dated:____________, ____

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States.

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

[Form of Reverse Side of Right Certificate -- continued]

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

NOTICE

The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.
In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

EXHIBIT B

MGIC INVESTMENT CORPORATION

SUMMARY OF RIGHTS TO PURCHASE
COMMON SHARES

On July 22, 1999, the Board of Directors (our “Board”) of MGIC Investment Corporation (the “Company”) entered into a rights agreement and declared a dividend of one common share purchase right (a “Right”) for each outstanding share of common stock, $1.00 par value (the “Common Shares”), of the Company. The dividend was payable on August 9, 1999 to the shareholders of record on that date (the “Record Date”). In an effort to protect shareholder value by attempting to diminish the risk that the Company’s ability to use its net operating losses (“NOLs”) to reduce potential future federal income tax obligations may become substantially limited and by deterring certain abusive takeover practices, our Board extended the term of and otherwise amended and restated that rights agreement effective on July 7, 2009, July 25, 2012, and July 23, 2015 (the “2015 Rights Agreement”) and on April 26, 2018 amended and restated the 2015 Rights Agreement effective August 1, 2018, subject to the Company’s shareholders approving such amendment and restatement at the 2018 Annual Meeting of Shareholders, scheduled to be held in July 2018. Until such shareholder approval, the 2015 Rights Agreement remains in effect.
We provide the following summary description of the Amended and Restated Rights Agreement (the “Rights Agreement”) between the Company and Equiniti Trust Company, organized under New York law, as the successor Rights Agent, dated as of April 26, 2018, and effective as of August 1, 2018. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed with the Securities and Exchange Commission as an exhibit to an amendment to a Registration Statement on Form 8‑A dated on or about April 27, 2018. A copy of the Rights Agreement is available free of charge from our Company.
The Rights. The Rights will initially trade with, and will be inseparable from, the Common Shares. The Rights are evidenced only by certificates that represent Common Shares. New Rights will accompany any new Common Shares we issue until the Distribution Date described below or until the Rights are redeemed or the Rights Agreement expires.
Exercise Price. Each Right will allow its holder to purchase from our Company one-tenth of one Common Share for $45.00 per full Common Share (equivalent to $4.50 for each one-tenth of a Common Share), once the Rights become exercisable. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.
Exercisability. The Rights will not be exercisable until the earlier of (1) 10 days after the public announcement, or the Board concluding, that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 5.0% or more of our outstanding Common Shares, subject to certain exceptions, or (2) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an “Acquiring Person.”
We refer to the date when the Rights become exercisable as the “Distribution Date.” Until that date, the certificates for the Common Shares will also evidence the Rights, and any transfer of Common Shares will constitute a transfer of Rights. After that date, the Rights will separate from the Common Shares and be evidenced by book entry credits or by Rights certificates that we will mail to all eligible holders of Common Shares. Any Rights held by an Acquiring Person are void and may not be exercised.
Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $45.00, purchase Common Shares with a market value of $90.00, based on the market price of the Common Shares prior to such acquisition.

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

Expiration. If the Rights Agreement is approved by a majority of the votes of holders of Common Shares cast on such matters at our 2018 Annual Meeting of Shareholders, the Rights will expire on March 1, 2020, subject to extension or earlier expiration of the Rights as provided under the Rights Agreement. If the Rights Agreement is not so approved, the Rights will expire on August 1, 2018, subject to earlier expiration of the Rights as provided under the 2015 Rights Agreement.
Redemption. Our Board may redeem the Rights for $0.001 per Right at any time before any person or group becomes an Acquiring Person. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our Common Shares.
Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding Common Shares, our Board may extinguish the Rights by exchanging one Common Share or an equivalent security for each Right, other than Rights held by the Acquiring Person.
Anti-Dilution Provisions. Our Board may adjust the purchase price of the Common Shares, the number of Common Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Common Shares. No adjustments to the Exercise Price of less than 1% will be made.
Amendments. The terms of the Rights Agreement generally may be amended by our Board without the consent of the holders of the Rights, but the Board may not extend the final termination date or make certain related amendments without the approval of a majority of the votes of holders of our Common Shares cast on such matter at a meeting of shareholders. After a person or group becomes an Acquiring Person, our Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

EXHIBIT C

FORM OF REPRESENTATION AND REQUEST LETTER

This letter is delivered to the Company pursuant to Section 1(m)(i) of the Amended and Restated Rights Agreement (the “Agreement”), dated as of April 26, 2018 and effective as of August 1, 2018, and as amended through the date hereof, by and between MGIC Investment Corporation, a Wisconsin corporation (the “Company”), and the Rights Agent named therein. Capitalized terms used, but not defined, in this letter (and the term “beneficial ownership”) shall have the meanings given them under the Agreement.
By delivery of this letter, [Name] (“Investor”) requests that the Company determine pursuant to Section 1(m)(ii) of the Agreement, based on this letter and any other information that the Company believes relevant (which, upon written request of the Company, Investor must provide if it desires to pursue this request), that beneficial ownership by Investor and its Affiliates and Associates of 5.0% or more of the outstanding Common Shares would not jeopardize or endanger the availability to the Company of the Tax Benefits (such determination, if affirmative, is referred to herein as the “Determination”). The representations, warranties, and covenants of Investor contained in this letter are being provided or made solely in connection with Investor’s request that the Company make the Determination, thereby effectuating the exemption (the “Exemption”) provided in Section 1(m) of the Agreement.
For purposes of this letter, the following terms shall have the meanings indicated:
(i)The “Applicable Period” means the period beginning with and including the date of this letter and ending at the earlier of (A) the time, if any, following the Determination at which the Exemption is no longer in effect, or (B) the time at which the Agreement is no longer effective.
(ii)A specified Person has “Economic Ownership” of shares if such shares are treated, for purposes of Section 382 of the Code and the Treasury Regulations thereunder, as being owned by the specified Person (or by a Person or group of Persons to which the shares owned by the specified Person are attributed pursuant to Treasury Regulation Section 1.382-2T(h)).
(iii)“Fund” means (A) an investment account that is not itself a Person and that is managed or advised by Investor or by an Affiliate or Associate of Investor, and (B) any Affiliate or Associate of Investor that is an investment fund.
(iv)“Investor Group” refers collectively to Investor and its Affiliates and Associates (including ____________________), other than the Funds.

Investor makes the following representations, warranties, and covenants:

1.	The aggregate number of Common Shares and the aggregate principal amount of 2063 Debentures beneficially owned by the Funds and by the Investor Group and Funds, collectively, are as follows:

	Number of Common Shares	Aggregate Principal Amount of 2063 Debentures (a)
Funds
Investor Group and Funds, collectively
[(a) Disclose in a footnote the dates of acquisition of all 2063 Debentures held and the aggregate principal amount acquired on each such date.]

APPENDIX C — AMENDED AND RESTATED RIGHTS AGREEMENT

2.
Investor represents and warrants that the following statements are true and correct at the date of this letter, and that the statements in subparagraphs (b) and (c) below will also be true and correct at all times during the Applicable Period:

(a)	Neither the Investor Group nor any single Fund has Economic Ownership of more than 4.90%(1) of the total outstanding Common Shares.

(b)
With respect to any Common Shares owned by the Investor Group, no member of the Investor Group is acting as a member of a group that both (I) includes any Person other than another member of the Investor Group and (II) is treated as an “entity” under the second sentence of Treasury Regulation Section 1.382-3(a)(1)(i).

(c)
With respect to any Common Shares owned by a Fund, such Fund is not acting as a member of a group that is treated as an “entity” under the second sentence of Treasury Regulation Section 1.382-3(a)(1)(i).

3.
Investor acknowledges, understands and agrees that, at all times during the Applicable Period, neither the Investor Group nor any Fund shall acquire (other than through a stock dividend, rights dividend, stock split or similar transaction effected by the Company) any Common Shares (or any interests in an entity that owns, directly or indirectly, any Common Shares) if, immediately after such acquisition, (i) the Investor Group or such Fund would have Economic Ownership of more than 4.99% of the total then-outstanding Common Shares, or (ii) to Investor’s knowledge, any Person other than (x) a member of the Investor Group or (y) such Fund would have Economic Ownership of more than 4.99% of the total then-outstanding Common Shares (and would not have such level of Economic Ownership but for such acquisition by the Investor Group or such Fund).

Investor acknowledges and agrees that the accuracy of the foregoing representations and warranties and compliance with the foregoing covenants are a condition to the Exemption becoming effective and remaining in effect.
Sincerely,

[Name of Investor]

By: _______________________
Name:
Title:

1
1 In its sole discretion, the Company may accept a higher percentage not greater than 4.99%.

MGIC

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE – www.proxypush.com/mtg
Use the Internet to vote your proxy until 11:59 p.m. (CT) on July 24, 2018.
Scan code below for mobile voting.

PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on July 24, 2018.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

FPO

Please detach here

The Board of Directors Recommends a Vote FOR all of the nominees for Director in Item 1, and FOR Items 2, 3 and 4.

1. Election of directors:

01 Daniel A. Arrigoni	05 Timothy A. Holt	09 Gary A. Poliner
02 Cassandra C. Carr	06 Kenneth M. Jastrow, II	10 Patrick Sinks
03 C. Edward Chaplin	07 Michael E. Lehman	11 Mark M. Zandi
04 Curt S. Culver	08 Melissa B. Lora	

☐ Vote FOR all nominees (except as marked)   ☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Advisory vote to approve our executive compensation ☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below: ☐

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

MGIC INVESTMENT CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

July 25, 2018
2:00 p.m. Central Time

MGIC Investment Corporation
270 East Kilbourn Avenue
Milwaukee, WI 53202

MGIC

Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on July 25, 2018.

By signing on the reverse side, I hereby appoint PATRICK SINKS AND TIMOTHY J. MATTKE, and either one of them, as my proxy and attorney-in-fact, with full power of substitution by the Board of Directors of MGIC Investment Corporation (MGIC), to represent and vote, according to my choices on this proxy card, all shares of Common Stock of MGIC which I am entitled to vote at the Annual Meeting of Shareholders to be held at MGIC Investment Corporation, 270 East Kilbourn Avenue, Milwaukee, Wisconsin, on Wednesday, July 25, 2018, at 2:00 p.m. Central Time, and at any adjournment, and in the discretion of the proxies on any other business properly brought before the meeting.

I acknowledge that I have received MGIC's Notice of Annual Meeting, Proxy Statement and 2017 Annual Report.

Notice to Participants in MGIC's Profit Sharing and Savings Plan: As a participant in the MGIC Profit Sharing and Savings Plan (Plan), you have the right to instruct the Plan Trustee how to vote the shares of MGIC Common Stock allocated to your account. If your voting instructions are received by the Plan Trustee at least three business days before the Annual Meeting, shares held in your account will be voted by the Plan Trustee in accordance with your voting choices. The Plan Trustee may or may not vote the shares for you if your instructions are not received at least three business days before the Annual Meeting date.

See reverse for voting choices and instructions.